BORROWING BASE LOAN AGREEMENT
(Syndicated Revolving Line of Credit)

between

WILSON FAMILY COMMUNITIES, INC.,
a Delaware corporation
8121 Bee Caves Road, Austin, Texas  78746
and
each “BORROWER PARTY” (as defined herein and which is a signatory hereto)

and

RBC CENTURA BANK,
a North Carolina banking corporation
11011 Richmond Avenue, Suite 850, Houston, Texas 77042, Attn: Kenneth Shaw
(as lead arranger, syndication agent and bookrunner)
(and, as a lender and as administrative and collateral agent for all lenders)

with

FRANKLIN BANK SSB,
a Texas state savings bank
(as co-lender)

and

INTERNATIONAL BANK OF COMMERCE, LAREDO, TEXAS,
a Texas state banking association
(as co-lender)

Dated As Of:  June 29, 2007

Master Line of Credit Amount Not to Exceed: $55,000,000.00

i

	4.1	Letter of Credit Advances		27
	4.2	Issuance of Letter of Credit		27
	4.3	Issuance Procedure		27
	4.4	Purpose of Letter of Credit; General Letter of Credit Terms and Conditions		27
	4.5	Reimbursement of Lenders for Payment of Drafts Drawn or Drawn and
		Accepted Under the Letter of Credit		28
	4.6	Reimbursement Obligations		28
	4.7	Nature of Reimbursement Obligations		28

5	DETERMINATION OF ELIGIBLE COLLATERAL			29

	5.1	Determination of Eligible Collateral		29
		5.1.1	Lots; General Term Limitations; Lot Ineligibility	29
			(a) Lots Under Development	29
			(b) Developed Lots	29
			(c) Entitled	30
			(d) Pods	30
		5.1.2	Transfer of Lots for Home Construction	30
		5.1.3	Home Term Limits; Reclassification of Homes	30
			(a) Sold Homes/Spec Homes	30
			(b) Model Homes	30
		5.1.4	Home or Lot Ineligibility	30
		5.1.5	Effect of Limitations	31
	5.2	Borrowing Availability Report		31
		5.2.1	Proposed Borrowing Availability Report	31
		5.2.2	Form of Report and Certificate	32
		5.2.3	Approval of Borrowing Availability Report	32
	5.3	Remargining; Principal Payments		32
		5.3.1	Maximum Outstanding	32
		5.3.2	No Advances	32
		5.3.3	Specific Limitations	32
		5.3.4	Payments	33
	5.4	Adjustment to Eligible Collateral		33
	5.5	Qualification of Lots as Eligible Collateral		33
		5.5.1	No Defaults; Representations and Warranties	33
		5.5.2	Limitations	33
		5.5.3	Located in Approved Subdivision	33
		5.5.4	Construction Contracts	33
		5.5.5	Final Subdivision Map or Plat	33
		5.5.6	Plans and Specifications	33
		5.5.7	Permits	33
		5.5.8	Budget	34
		5.5.9	Construction Schedule	34
		5.5.10	Impositions, Assessments and Charges	34
		5.5.11	Deed of Trust	34
		5.5.12	Title Insurance	34
		5.5.13	Appraisal	34
		5.5.14	Other Items	34
		5.5.15	Other Actions	34
	5.6	Qualification of Homes as Eligible Collateral		34
		5.6.1	No Defaults	34
		5.6.2	Located in an Approved Subdivision	34
		5.6.3	Limitations	34
		5.6.4	Construction Contracts	34

			5.6.5	Home Plans and Specifications	35
			5.6.6	Permits	35
			5.6.7	Construction Costs Schedule	35
			5.6.8	Home Appraisal	35
			5.6.9	Final Subdivision Map or Plat	35
			5.6.10	Approved Sales Contract	35

5.6.11 35

			5.6.12	Deed of Trust	35
			5.6.13	Title Insurance	35
			5.6.14	Other Items	35
			5.6.15	Other Actions	35

6	.	LIMITATIONS ON ADVANCES			35

		6.1	Balancing Requirements		35
		6.2	Loan Limitations		36
		6.3	Borrower's Deposit		37

7	.	MASTER LINE ADVANCES			37

		7.1	Loan Advance Procedure		37
		7.2	Conditions to Initial Advance Under the Master Line		38
		7.3	Conditions to Advances		38
		7.4	Disbursement by Journal Entry or Direct Payment to Third Parties		40
		7.5	Advance Not an Approval		40
		7.6	Time and Place of Advances		40
		7.7	Business Days		40
		7.8	No Third–Party Beneficiaries		41
		7.9	Reallocations of Budget Line Items		41
			7.9.1	Reallocation Among Budget Line Items	41
			7.9.2	Reallocation of Contingency Funds	41
		7.10	Withholding		41
		7.11	Inspections		41
		7.12	First Lien Priority		42

8	.	WARRANTIES AND REPRESENTATIONS			42

		8.1	Plans and Specifications		42
		8.2	Governmental Requirements		42
		8.3	Utility Services		42
		8.4	Access		42
		8.5	No Commencement		43
		8.6	Financial Statements		43
		8.7	Statements		43
		8.8	Disclaimer of Other Financing		43
		8.9	Interstate Land Sales Act		43
		8.10	No Other Lending or Debt		43
		8.11	No Consent		44
		8.12	Investments and Guaranties		44
		8.13	Liabilities; Litigation		44
		8.14	Titles, Etc		44
		8.15	Defaults		44
		8.16	Securities Exchange Act of 1934		44
		8.17	USA Patriot Act Notification		44

9	.	COVENANTS OF BORROWER			45

		7.1	Commencement and Completion		45
			9.1.1	A&D Improvements	45
			9.1.2	Commencement and Continuation of Home Construction	45
			(a) Timely Commencement of Construction		45
			(b) Continuation of Construction		45
			(c) Completion of Construction		45
			(d) Breach of Construction Commencement or Continuation
			Covenants		45
		9.2	No Changes		46
		9.3	Advances		46
		24.1	Right of First Refusal		46
		9.4	Intentionally Omitted		46
		9.5	Surveys		46
		9.6	Defects and Variances		46
		9.7	Inspecting Person		46
		9.8	Personalty and Fixtures		47
		9.9	Compliance With Governmental Requirements		47
		9.10	Compliance With Restrictive Covenants		47
		9.11	Payment of Expenses		47
		9.12	Notices Received		47
		9.13	Advertising by Agent		47
		9.14	Intentionally Omitted		47
		9.15	Certificates of Compliance		47
		9.16	Taxes and Other Liens		48
		9.17	Maintenance		48
		9.18	Further Assurances		48
		9.19	Costs and Expenses		48
		9.20	Insurance		48
		9.21	Right of Inspection		49
		9.22	Notice of Certain Events		49
		9.23	Affiliates		49
		9.24	Notices by Governmental Authority, Fire and Casualty Losses, Etc		49
		13.2	Arbitration Provisions		50
		9.26	Payment of Claims		50
		9.27	Appraisals		51
		9.28	Plans and Specifications; Change Orders		51
		9.29	List of Subcontractors, Etc		51
		9.30	Liens		51
		9.31	Distributions, Payments, Etc., by Borrower		52
		9.32	Sales and Leasebacks		52
		9.33	Nature of Business		52
		9.34	Annexation		52
		9.35	Mergers; Ownership of Borrower		52
		9.36	Minimum Net Worth		53
		9.37	Maximum Debt–to–Equity Ratio		53
		9.38	Minimum Working Capital		53

10	.	EVENTS OF DEFAULT			53

		10.1	Events of Default		53
		10.2	Remedies		53
		10.3	Right of Set–Off		55

11	.	AGENT'S DISCLAIMERS			55

11.1	No Obligation by Agent To Construct	55
11.2	No Obligation by Agent To Operate	55
11.3	No Agency	56

12 .	SPECIAL DEPOSIT	56

13 .	MISCELLANEOUS	57

13.1	Successors and Assigns	57
13.2	Headings	57
13.3	Survival	57
13.4	Applicable Law	57
13.5	Notices	57
13.6	Reliance by Lenders	57
13.7	Intentionally Omitted	57
13.8	Controlling Document	57
13.9	Construction of Agreement	57
13.10	Counterparts	57
13.11	Continuing Lien	58
13.12	Relationship of Borrower to Agent and Lenders	58
13.13	Participations	58
13.14	Assignments	59
13.15	Dissemination of Information	59
13.16	Waiver of Right to Trial by Jury	59
13.17	Notice of Indemnification	60
13.18	Entire Agreement	60

14 .	SPECIAL TERMS AND PROVISIONS	60

14.1	Single–Purpose Entity / Separateness	60

15 .	ANTI-MONEY LAUNDERING AND ANTI-TERRORISM REPRESENTATIONS,
	WARRANTIES AND COVENANTS	60

15.1	AML Representations and Warranties	60
15.2	AML Covenant	61

EXHIBITS

Exhibit "A"		Reserved
Exhibit "B"		Reserved
Exhibit "C"		Additional Terms Schedule
Exhibit "D"		Project Disbursement Schedule
Exhibit "E"		Closing Conditions
Exhibit "F"		Form of Project Loan Sheet
Exhibit "G"		Form of Assignment and Assumption Agreement
Exhibit "H"		Reserved
Exhibit "I"		Form of Borrowing Availability Report

v

BORROWING BASE LOAN AGREEMENT
(Syndicated Revolving Line of Credit)

This BORROWING BASE LOAN AGREEMENT (Syndicated Revolving Line of Credit) ("Agreement"), dated for reference purposes as of the date set forth on the cover page of this Agreement, is made and entered into by and between WILSON FAMILY COMMUNITIES, INC.,  a Delaware corporation, whose address is set forth above (“Wilson”) and/or each additional “Borrower Party” (as defined below and which is a signatory hereto) (Wilson and each and every Borrower Party individually and collectively, as applicable, shall be referred to in the singular as “Borrower”), and RBC CENTURA BANK, a North Carolina banking corporation, whose address is set forth above (individually, as a “Lender,” and as “Agent” for all “Lenders” [all as defined below]), and those certain Lenders listed on the signatures page(s) below.  Borrower, Agent, and Lenders, for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows.

STATEMENT OF LOAN PURPOSE

A.           Borrower has applied to Agent for a master line of credit pursuant to which Lenders may finance the acquisition and/or development of lots within certain subdivisions described herein and the construction of homes thereon by Borrower.

B.           Agent and Lenders are willing to provide such a borrowing base line of credit upon the terms and conditions hereinafter set forth.

1.           DEFINITION OF TERMS.  As used in this Agreement, the following terms shall have the respective meanings indicated below:

1.1                 LINE OF CREDIT DEFINITIONS.

"A&D Budget" shall mean, collectively, those certain budgets for each Project attached to each Project Loan Sheet and incorporated herein by reference, for the construction of A&D Improvements in connection with Lots under Development in each Approved Subdivision approved by Agent.

 "A&D Improvements" shall mean, for each Project added to the Master Line, (i) certain offsite improvements on the Property included in such Project (including without limitation curbs, grading, storm and sanitary sewers, paving, sidewalks, landscaping, hardscaping, sprinklers, electric lines, gas lines, telephone lines, cable television lines, fiber optic lines, pipelines and other utilities) necessary to make such Property suitable for the construction of single family residential homes thereon, and (ii) any common area improvements to be constructed on such Property, and (iii) any other "site improvements" as described under applicable law.

“A&D Lot Allocation” shall mean:

(a)            For each Lot Under Development included as Eligible Property, the Maximum Allowed A&D Lot Allocation for said Lot Under Development reduced by the actual construction costs of the A&D Improvements for said Lot Under Development, as set forth in the applicable A&D Budget;

(b)           For each Developed Lot included as Eligible Property, the Maximum Allowed A&D Lot Allocation for said Developed Lot; and

Page - 1

(c)            For Pods and Entitled Land, the Maximum Allowed A&D Lot Allocation for said Pods and Entitled Land.

“A&D Lot Collateral Value” shall mean:

(a)           For each Lot Under Development included as Eligible Property, the sum of (i) the A&D Lot Allocation for said Lot Under Development plus (ii) the result (but not less than zero) obtained by subtracting the A&D Lot Allocation for such Lot Under Development from the Maximum Allowed A&D Lot Allocation for such Lot Under Development and then multiplying the difference by the Percentage of Completion for the applicable Lot or Lots Under Development;

(b)           For each Developed Lot included as Eligible Property, the A&D Lot Collateral Value for said Developed Lot shall equal the Maximum Allowed A&D Lot Allocation for such Developed Lot; and

(c)           For Entitled Land included as Eligible Property, the A&D Lot Collateral Value for said Entitled Land shall equal the Maximum Allowed A&D Lot Allocation for such Entitled Land; and

(d)           For Pods included as Eligible Property, the A&D Lot Collateral Value for said Pods shall equal the “as if complete” discounted value as shown on the Appraisal, or at Agent’s sole election, the original purchase price of the Land alone.

“A&D Lot Eligibility Date” means, with respect to each Lot, the date such Lot is first included as Eligible Property in a Borrowing Availability Report.

“A&D Lot Maturity Date” shall mean, for each Lot included as Eligible Property, the date on which said Lot shall cease to be Eligible Property and all Advances under the Master Line for said Lot shall cease to be made and shall be due and payable in full, subject to any extension(s) of said date as provided herein, which date is set forth on the Additional Terms Schedule.

“A&D Lot Sub-limit” shall mean the aggregate Maximum Allowed A&D Lot Allocations with respect to Lots (other than Lots that have been reclassified as Homes) included in Eligible Property as set forth in the Additional Terms Schedule.

“Additional Financial Covenants” shall mean those certain financial covenants defined in the Additional Terms Schedule attached hereto and incorporated herein.

“Additional Obligations” shall have the meaning given to such term in Section 13.11 hereof.

“Additional Terms Schedule” shall mean that schedule of additional Master Line terms incorporated herein, which schedule shall be attached as Exhibit “C” hereto.

“Advance” shall mean any disbursement by each Lender, whether by journal entry, deposit to Borrower's account, check to third party or otherwise of any of the proceeds of the Master Line or any insurance proceeds paid to and to be disbursed by Agent and Lenders for any Project included under the Master Line as may be provided in the Loan Documents.

Page - 2

"Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

“Agency Fee" shall have the meaning given to such term in the Fee Letter.

"Agent" shall mean RBC CENTURA BANK, a North Carolina banking corporation, in its capacity as contractual representative of Lenders as the administrative and collateral agent, and not in its individual capacity as a Lender, and any successor Agent.

“Agreement” shall mean this Borrowing Base Loan Agreement (Syndicated Revolving Line of Credit), as the same may from time to time be amended or supplemented by any written agreement between the parties.

"Allocations" shall mean the line items set forth in each applicable Budget for which Advances of the Master Line proceeds will be made, which shall mean (a) for the Lots Under Development, Developed Lots, Pods and Entitled Land, the applicable A&D Lot Allocations, and (b) for all Spec, Model and Presold Homes, the applicable Home Loan Allocations.

“Appraisal” shall mean:

(a)            With respect to the A&D Improvements for Lots included as Eligible Property, an appraisal or evaluation obtained for Agent (at Borrower’s sole cost) of the Property by itself and the Property and the A&D Improvements (as they will exist upon the completion of construction thereof), all in form and substance reasonably satisfactory to Agent;

(b)            With respect to each Lot and Home included as Eligible Property, a current fair–market value appraisal or evaluation obtained for or prepared by Agent (at Borrower's sole cost) of said Lot and Home (as it will exist upon the completion of construction thereof), all in form and substance reasonably satisfactory to Agent;

(c)           With respect to each Entitled Land or Pod included as Eligible Property, a current fair–market value appraisal or evaluation obtained for or prepared by Agent (at Borrower's sole cost) of said Entitled Land or Pod, all in form and substance reasonably satisfactory to Agent; and

(d)            Subject to clause (a) above, with respect to each Project financed hereunder, an appraisal or evaluation obtained for Agent (the cost of which shall be borne by Borrower) or prepared by Agent (at Borrower’s sole cost) of the Property and the Improvements (as they will exist upon the completion of construction thereof).

Each Appraisal shall be prepared in accordance with the Uniform Standards of Professional Appraisal Practice applicable to Federally Related Transactions as set out in Appendix A to the real estate appraisal regulations adopted by the Office of the Comptroller of the Currency pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") (Sub-part C of 12 C.F.R. 34).

Page - 3

            "Appraised Value" shall mean (a) with respect to the Pods and Entitled Land, a current fair–market value for said Property, (b) with respect to the Lots and A&D Improvements, a current fair–market value for the Lots and said A&D Improvements (as they will exist upon the completion of construction thereof), and (c) with respect to each Lot and Home, the current fair–market value for said Lot and Home (as it will exist upon the completion of construction thereof).

"Approved Subdivision" shall mean each and every residential subdivision financed hereunder.

"Approved Sales Contract" shall mean a bona fide, legally binding, enforceable contract for the sale of a Lot and its related Home in the Project to be financed under the Master Line, which contract shall be between Borrower, as seller, and a Non-Related Party, as buyer, with respect to which (a)  an earnest money deposit not less than the Minimum Earnest Money Deposit has been delivered to either an independent escrow agent or to Borrower; and (b) Borrower has undertaken a preliminary screening of the creditworthiness of such buyer and has concluded that such buyer should qualify for a mortgage loan commitment for the financing of the acquisition of the completed Lot and Home or such buyer is otherwise able to perform its obligations under the contract; and (c) the sale price is equal to or greater than the Minimum Sale Price.  Unless prohibited by law, upon request of Agent, Borrower shall furnish to Agent the name, telephone number and loan officer of any mortgage lender issuing a permanent loan covering any Sold Home, and Borrower shall request that said permanent lender cooperate with Agent in providing evidence of loan status of the permanent loan covering any Sold Home.  In addition, upon request of Agent, Borrower shall provide a copy of any loan approval issued by said permanent lender.

“Arranger” shall mean RBC CENTURA BANK, a North Carolina banking corporation.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement in the form of Exhibit ”G”.

"Assignment of Agreements" shall mean that certain Assignment of Agreements, Permits, Licenses and Approvals of even date herewith executed by Borrower (with the executed consents of the Contractor, the Project engineer and the Design Professional for the Project if required by Agent) for the benefit of Lenders.

"Assurance Agreements" shall have the meaning given to such term in Section 13.11 below.

“Borrower” or “Wilson” shall mean WILSON FAMILY COMMUNITIES, INC.,  a Delaware corporation, and each and every Borrower Party that has executed the Loan Documents, including without limitation a Project Loan Sheet

 “BorrowingAvailability” means, at any time with respect to the Master Line, the lesser of (a) the Commitment Amount, or (b) the aggregate Borrowing Availability Value of the Eligible Property, as reflected in the most recent Borrowing Availability Report, less in either case any Remargining Payment required hereunder, but not yet paid.

“Borrowing Availability Report” means a report prepared by Borrower and approved by Agent as provided in this Agreement setting forth the Entitled Land, Lots and Homes then constituting the Eligible Property, the Borrowing Availability Value of the Eligible Property, and certain other information, in the format prescribed by Agent from time to time.

“Borrowing Availability Value” means from time to time, the aggregate total of:

Page - 4

(a)           The Maximum Allowed Home Allocations for all Lots and Homes included as Eligible Property at the time the Maximum Allowed Home Allocations of said Lots and Homes is determined;

(b)           The Maximum Allowed A&D Lot Allocations for all Lots included as Eligible Property at the time the Maximum Allowed A&D Lot Allocation of said Lots is determined; and

(c)           The Maximum Allowed A&D Lot Allocations for all Entitled Land and/or Pods.

“Borrower Party” shall mean any entity (a) that is approved by Agent to be a Borrower hereunder, (b) for which Wilson or an Affiliate of Wilson is the managing general partner, if said Borrower Party is a partnership, or the manager or managing member, if said Borrower Party is a limited liability company, and (c) in which Wilson and/or an Affiliate of Wilson owns one hundred percent (100%) of the legal and economic interests of said entity.  Agent shall approve or disapprove in its sole discretion of any Borrower Party becoming a Borrower hereunder (i) based on Agent’s receipt, review and approval of all financial and other information requested by Agent in its discretion concerning such Borrower Party, and (ii) subject to the terms and conditions set forth in the Project Loan Sheet for the applicable Project.  In connection with any Project included under the Master Line in which a Borrower Party becomes a “Borrower” as provided herein, said Borrower Party and Wilson shall execute a Project Loan Sheet agreeing to be bound by this Agreement and all other Loan Documents required by Agent in connection with the applicable Project.

“Borrower's Deposit” shall mean such cash amounts as Agent may deem necessary for Borrower to deposit with it in accordance with the provisions of this Agreement.

“Budget” shall mean the A&D Budget for the Lots Under Development to be improved and the Construction Costs Schedule for the Homes to be constructed.

“Business Day” shall mean any day other than a Saturday, Sunday or legal holiday observed by the Federal Reserve Bank of Dallas, Texas (Houston Branch).

“Calendar Month” shall mean any one (1) of the twelve (12) calendar months of the year.  With respect to any payment or obligation that is due or required to be performed within a specified number of Calendar Months, then such payment or obligation shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced; provided, however, that with respect to any obligation that was incurred or commenced on the 29th, 30th or 31st day of any Calendar Month, and if the Calendar Month in which such payment or obligation would otherwise become due does not have a numerically corresponding date, such obligation shall become due on the first day of the next succeeding Calendar Month.

“CC&Rs” shall mean, for any Project to be financed under the Master Line, any covenants, conditions, restrictions, maintenance agreements and/or reciprocal easement agreements affecting such Project or the Property included in such Project.  For purposes of this Agreement, all CC&Rs for each and every Project funded under the Master Line shall be referred to individually and collectively in the singular.

"Change Order" shall mean a change order evidencing and instructing a change to the applicable Plans and Specifications for the A&D Improvements and/or the Homes in the Project.

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"Closing Costs" shall mean the usual and customary costs of the closing of a Home sale transaction as approved by Agent (including without limitation recording costs, tax prorations, title insurance premiums, escrow fees and charges, costs and fees related to the purchaser's acquisition loan, brokerage commissions and fees and other similar costs approved by Agent), which costs shall be approved by Agent in its reasonable discretion.

"Closing Conditions" shall mean collectively (a)  the conditions set forth in Exhibit "E", (b)  the conditions for disbursement of the initial Advance for any approved Project as set forth in Section 7.1 of this Agreement, (c) the Title Company's issuance of the Title Commitment for the Master Line, and (d) Borrower's delivery to Agent of the Loan Documents.

"Closing Date" shall mean the date upon which the Deed of Trust relating to such Project is recorded in the Official Records of the County in which such Project is located.

“Co-Lending Agreement” shall mean an Intercreditor Agreement to be executed by Agent and each Lender hereunder in form and content required by Agent.

“Collateral” means the property, interests in property, and rights to property securing any or all Obligations from time to time.

“Collateral Value” means from time to time, the aggregate total of:

(a)           The Home Collateral Values for all Homes included as Eligible Property at the time the Collateral Value of said Homes is determined; and

(b)           The A&D Lot Collateral Values for all Lots, Entitled Land and/or Pods included as Eligible Property at the time the Collateral Value of said Lots is determined.

“Commitment” shall mean, for each Lender, the amount set forth opposite its signature on this Agreement or on its respective Assignment and Assumption Agreement, as the same may be reduced from time to time by Borrower pursuant to this Agreement, or by further assignment by such Lender pursuant to the terms hereof.

“Commitment Amount” shall mean the aggregate Commitments of all Lenders, which amount shall not exceed as of the Closing Date Fifty-Five Million Dollars ($55,000,000.00), and which amount may be reduced or increased from time to time pursuant to this Agreement; provided, however, that the Commitment Amount shall be reduced during the Term-Out Period as provided hereinbelow.

“Commitment Fee” shall mean that certain non-refundable facility fee in the amount set forth in the Fee Letter to be paid by Borrower as set forth in the Fee Letter.

“Commitment Percentage” or “Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing the Commitment of such Lender (excluding the Swingline Exposure) by full amount of the Master Line (excluding the Swingline Exposure), plus, in the case of Swingline Lender, the Swingline Exposure.  The Lenders acknowledge that the percentages and amounts may be adjusted from time to time after the Closing Date pursuant to the terms contained herein.

"Completion Date" shall mean for each Home included as Eligible Property, the Home Completion Date.

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"Compliance Certificate" shall mean that certain certificate executed by Borrower and delivered to Agent as of the closing of the Master Line in the form required by Agent.

"Construction Contract" shall mean any and all contracts and agreements entered into between Borrower and Contractor pertaining to the development, construction and completion of the Improvements.

"Construction Costs Schedule" shall mean that certain schedule showing, for each Home to be constructed in the Project, the budgeted construction costs for each such Home and other costs and expenses incident thereto, all as approved by Agent.

“Contractor” shall mean any person or entity with whom Borrower contracts for the development, construction and completion of the Improvements or any portion thereof.

"Contract Price" shall mean the purchase price for the sale of a Lot and Home in the Project, as set out in an Approved Sales Contract, which price shall not be less than the Minimum Sale Price.

“County” shall mean, with respect to any Project to be financed under the Master Line the county in which such Project is located.

“Debt” shall mean any and all notes, guaranties and other evidence of indebtedness (fixed or contingent), accounts payable, contingent liabilities, lease obligations, to the extent same are considered liabilities in accordance with GAAP, and any and all other obligations treated as liabilities in accordance with GAAP.

"Debt–to–Equity Ratio" shall mean the ratio of (a) liabilities (excluding contingent liabilities and less any other subordinated debt included as equity in the definition of Net Worth) to (b) Net Worth.

“Deed of Trust” shall mean, for each Project to be financed under the Master Line, a Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing pursuant to which Borrower encumbers a Project to secure the Obligations in a form reasonably required by Agent.  For purposes of this Agreement, all such deeds of trust securing any and all notes executed hereunder shall be referred to individually and collectively in the singular as the “Deed of Trust.”

(a)           Upon the entry of each Project into the Master Line, a separate Deed of Trust shall encumber all of the Lots in such Project.

(b)            If required by Agent, all Lots in a Project shall be subject to a recorded Final Map, and Agent shall have no obligation to make any Advances for any Project included in the Master Line unless and until it receives evidence satisfactory to Agent in its discretion of the recording of such Final Map.  Borrower’s failure to acquire free and clear title, subject to those exceptions and encumbrances approved by Agent, to all of the Property for a Project as provided herein shall constitute an Event of Default hereunder.

(c)           As Lots in a Project are added to the Collateral, the applicable Deed of Trust shall be amended to secure such Lots in the form reasonably required by Agent, and Borrower shall pay all costs and expenses incurred by Agent and Lenders in connection with encumbering all of said Lots with the Deed of Trust, including without limitation the payment of title insurance and endorsement costs, closing and recording fees, legal fees and all other related charges.

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(d)           All Lots encumbered by a Deed of Trust for a Project, as it may be amended from time to time, shall be covered by a Title Policy as described below.  All references to each Deed of Trust shall refer to said Deed of Trust as it may be amended from time to time.

"Default" shall mean the occurrence of an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

"Delinquent Lender" shall mean: (a) any Lender that has failed to fund an Advance within one (1) business day after such funding is required pursuant to this Agreement; or (b) any Lender that has (i) breached any other term or condition of this Agreement or (ii) failed to make any other payment to Agent (whether such payment is a reimbursement for costs, expenses or attorneys' fees, an indemnity payment, the repayment of erroneously paid funds, a portion of any set-off to be turned over to Agent or otherwise) when such payment is due and payable under this Agreement or any other Loan Document, if such breach or failure has not been cured or paid within twenty (20) days after notice thereof from Agent to such Lender.

"Design Professional" shall mean the design professional set forth in the Additional Terms Schedule hereto, together with any other person or entity with whom Borrower contracts for the providing of planning, design, architectural, engineering or other similar services relating to the Improvements, if any.

“Design Services Contract” shall mean all contracts and agreements entered into between Borrower and each Design Professional pertaining to the design, development, and construction of the Improvements, if any.

“Developed Lots” means those certain Lots in a Project for which all A&D Improvements have been constructed and completed and said Lots are in condition for the construction of Homes thereon.

"Disclosure Certificate" shall mean that certain certificate executed by Borrower and delivered to Agent as of the closing of the Master Line made hereunder and from time to time as may be required by Agent in the form required by Agent.

"Draw Request Form" shall mean the form for submission by Borrower to Agent as a condition precedent for an Advance , in the form as may be approved by Agent.

“Eligible Property” means Entitled Land, Pods, Homes and/or Lots that meet the requirements of this Agreement for financing under the Master Line and calculation of the Borrowing Availability.  No Raw Land shall be included as Eligible Property.

“Entitled Land” means Raw Land with respect to which all of the following is correct:

(a)           Borrower has received a vested zoning classification that is consistent with Borrower’s actual and proposed use of such Raw Land;

(b)           A preliminary subdivision plat or tentative map has been completed and has been approved by all applicable Governmental Authorities; and

(c)           Agent has confirmed to its satisfaction that there are adequate utility capacities (water, sanitary sewer, storm drainage, electricity, natural gas and telephone) to provide service to said Raw Land as fully developed and that such capacities are reserved for said Raw Land on terms that are acceptable to the Agent, and other matters that Agent deems to be appropriate with respect to the intended development of the Raw Land.

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“Equity” shall have the meaning used in accordance with GAAP.

"Event of Default" shall mean any happening or occurrence described in the Deed of Trust.

"Excepted Lien" shall mean Liens:

(a)           for ad valorem taxes, assessments, or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action;

(b)           in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations;

(c)           vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other similar Liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any Property in respect of obligations permitted under the terms of this Agreement which are:

(i)           in all cases subordinate to the Liens created by the Deed of Trust, and

(ii)           not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Borrower in accordance with the procedures and requirements set forth in Section 9.26 of this Agreement; and

(d)           customary Liens in the Approved Subdivision, including customary restrictive covenants and utility easements, which do not and will not unreasonably interfere with the construction, operation, maintenance and sale of Homes; and

(e)           Liens shown in the Title Commitment and approved by Agent as of the Closing Date.

"Excess Costs" shall have the meaning given to such term in the Project Disbursement Schedule.

"Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Houston, Texas time) on such day on such transactions received by Agent from three (3) Federal funds brokers of recognized standing selected by Agent in its sole discretion.

“Fee Letter” shall mean that certain Loan Fee Agreement of even date herewith between Borrower and Agent with respect to certain loan fees and other amounts payable to Agent and to be retained in full by Agent, except to the extent Agent from time to time elects to enter into one or more separate agreements with a Lender or other Person to allocate any of the fees described in the Fee Letter.

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“Final Map" shall mean the final tract map, parcel map or subdivision plat for the Property and, if required by Agent, said map shall have been duly recorded prior to the recordation of the Deed of Trust in the Official Records of the County.

"Financing Statement" shall mean that certain financing statement or financing statements (on a Standard Form UCC–1 or otherwise) delivered by Borrower to Agent in connection with the Loan Documents.

"First Right of Refusal" shall mean Lender shall have the first right of refusal for (a) providing the financing for all Collateral for the Master Line, and (b) providing financing for any and all other Property owned and developed by Borrower.

"Force Majeure Event" shall mean acts of God or the elements, including, but not limited to, fire, flood, windstorm, hailstorm, earthquake, lightning, acts of war, riot or civil insurrection, strikes, labor disputes, delays in delivery of material and disruption of shipping (to the extent such strikes, labor disputes, delays in delivery of material and disruption of shipping affect not only Borrower but also similarly situated real estate owners and/or contractors in the vicinity of the Property, or are otherwise not the result of an intentional or grossly negligent act or failure to act by Borrower); provided, however, that inclement weather shall be considered a Force Majeure Event only to the extent it is significantly more severe than typical for the location and time of year in which such inclement weather occurred.

“Future Project” shall mean each Project for which approval for inclusion as Eligible Property has been obtained after the initial Closing Date, subject to the approval conditions set forth herein.

"GAAP" shall mean the generally accepted accounting principles consistently applied throughout the periods covered by the applicable financial statements.

"Geographic Limitation":  Such term shall have the meaning set forth in the Additional Terms Schedule.

"Governmental Authority" shall mean the United States of America, the State of Delaware, the state, county, city and political subdivisions in which any Property of Borrower is located or which exercises jurisdiction over any such Property, and any agency, department, commission, board, bureau, homeowners association, utility district, flood control district, improvement district, or similar district, court, grand jury or instrumentality or any of them which exercises jurisdiction over any such Property.

"Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement (including but not limited to any of the foregoing which relate to zoning and planning standards or controls, environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

"Guarantor" shall mean WILSON HOLDINGS INC., a Nevada corporation.

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"Guaranty" shall mean that certain Continuing Guaranty Agreement dated as of the date hereof executed by Guarantor for the benefit of Agent and Lenders, pursuant to which, among other things, Guarantor has guaranteed (a) the timely repayment of all loans made hereunder, and (b) the lien–free completion of the construction of all Improvements constructed for all Projects financed hereunder pursuant to this Agreement and the applicable Plans and Specifications.  By execution of this Agreement, Borrower approves of the form and content of the Guaranty and agrees to abide by its provisions, to the extent same apply to Borrower.

"Home" shall mean a single–family residential structure and related amenities for the Project.

“Home Collateral Value” means a valuation of each Home based upon the Home’s stage of construction.  The Home Collateral Value for a particular Home equals the sum of (a) the A&D Lot Allocation for the Lot on which such Home is to be constructed plus (b) the result obtained by subtracting the A&D Lot Allocation for the Lot from the Home Loan Allocation for the Home and then multiplying the difference by the Percentage of Completion for the Home.

"Home Completion Date" shall mean, for any Home to be constructed in the Project and financed under the Master Line, one hundred eighty (180) days (or such other time period as may be permitted by Agent in its reasonable discretion) from Home Eligibility Date relating to such Home; provided, however, such date may be extended at Agent's sole discretion for conditions beyond the control of Borrower, including, without limitation, as a result of a Force Majeure Event (but no such extension as a result of one (1) or more Force Majeure Event(s) shall extend such date in the aggregate more than ninety (90) days, but in no event beyond the Home Initial Due Date for said Home).

“Home Eligibility Date” means, with respect to each Home and Lot included as Eligible Property, the date on which that Home is first included in Eligible Property as a Home pursuant to this Agreement, as reflected on the Borrowing Availability Report, and regardless of whether periods exist during which such Home is not included as Eligible Property.

“HomeInitial Due Date” shall mean, for each Home and Lot included as Eligible Property, the date on which said Home and Lot shall cease to be Eligible Property, which date is set forth on the Additional Terms Schedule.

“Home Loan Allocation” shall mean, for each Home and Lot included as Eligible Property, the maximum amount which is allocated for said Lot and Home being financed thereunder, in the maximum sum set forth in the Additional Terms Schedule.

“Home Release Price”:  For each Home and Lot included as Eligible Property, such term shall have the meaning given to such term in the Additional Terms Schedule.

“Improvements” shall mean, collectively and individually, (a) the A&D Improvements, (b) the Model Homes, (c) the production Homes, and (d) such other related facilities and appurtenances to be constructed on the Property, all of which are to comprise the Project and the Approved Subdivision.

“Indebtedness” shall mean, for the Advances to be made hereunder, any and all amounts owing or to be owing by Borrower or Guarantor to Agent and Lenders in connection with the Note or any other Loan Documents, including this Agreement, and all other liabilities of Borrower to Agent and Lenders from time to time existing.

"Indemnity Agreement" shall mean that certain agreement executed by Borrower and Guarantor for the benefit of Agent and Lenders relating to certain environmental and other matters for each Project to be financed hereunder.

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"Inspecting Person" shall mean a third party designated by Agent from time to time who may inspect the Improvements from time to time for the benefit of Agent and Lenders.

"Interim Advance" shall mean any Advance of Master Line proceeds after the initial Advance under the Master Line is made.

 “Interest Rate”  shall have the meaning given to such term in the Note.

"Inventory Status Report" shall mean, for each and every Project to be financed hereunder, a monthly report with respect to the Lots or other property acquired and the completion status of each residence under construction by Borrower (or by any additional reporting person) (whether or not financed by Lenders), properly completed by Borrower and such other party and in form and substance reasonably satisfactory to Agent.

"Land" or "Property" shall mean any real property or any interest therein owned by Borrower.

"Lender" shall mean any one (1), and "Lenders" shall mean more than one (1), of those Persons who have become a party to this Agreement as a co-lender, their respective successors and assigns, each having executed an assignment and assumption agreement, and each said party’s successors and assigns, in order to become a co-lender under this Agreement.

“Lending Installation” shall mean, with respect to a Lender or Agent, any office, branch, subsidiary or affiliate of such Lender or Agent that is selected by such Lender or Agent pursuant to this Agreement.

“Lien” shall mean, for any Project to be financed under the Master Line, any interest in Property that is the subject of such Project securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.  For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

"Loan Deficiency" shall have the meaning given to such term under Section 6.2 below.

"Loan Documents" shall mean the Note, the Deed of Trust, this Agreement, the Security Agreement, the Assignment of Agreements, the Financing Statement, the Indemnity Agreement, the Guaranty and any and all other documents now or hereafter executed by Borrower, or any other person or party in connection with the Master Line, the indebtedness evidenced by the Note, and/or the covenants contained in this Agreement.

“Lot” shall mean each lot which is on Entitled Land as shown on the duly recorded subdivision plat of the subject Land, or applicable portion thereof, with the location and configuration of each such lot and of the subdivision plat being reasonably acceptable to Agent, which Lot may be either a Developed Lot or a Lot Under Development.

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“Lot Under Development” shall mean a Lot which is not a Developed Lot, which may include lots which comprise Entitled Land and/or Pods.

“Master Line” shall mean the master revolving line of credit facility, which includes the Letter of Credit Line and the Swingline.

“Master Line Termination Date” shall have the meaning given to such term in the Additional Terms Schedule attached hereto, which date shall be the date after which:

(a)           no new Advance under the Master Line will be made by Lenders; and

(b)           no new Letters of Credit will be issued by any Letter of Credit Provider.

“Master Line Maturity Date” shall have the meaning given to such term in the Additional Terms Schedulel.

"Material Adverse Effect" shall mean, as to any Person, any material and adverse effect on (a) the assets, liabilities, financial condition, business or operations of said Person taken as a whole, from those reflected in the financial statements or from the facts represented or warranted in this Agreement or any other Loan Document, or (b) the ability of said Person taken as a whole, to carry out its business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or meet said Person's obligations under the Note, this Agreement, or the other Loan Documents on a timely basis, as determined by Agent in its sole discretion.

“Maximum Allowed A&D Lot Allocation” shall mean for each Lot and all Entitled Land and/or Pods included as Eligible Property, such term shall have the meaning given to such term in the Additional Terms Schedule.

"Minimum Earnest Money Deposit" shall have the meaning given to such term in the Additional Terms Schedule.

"Minimum Sale Price" shall be a sale price for a Lot and Home not less than the sum of (i) the Home Release Price plus (ii) the Closing Costs to be paid by Borrower in connection with the sale of said Home and Lot.

"Model Home" shall mean any Home owned by Borrower which, when fully completed, shall be used as a model for display to prospective purchasers of Homes built by Borrower in the Approved Subdivision.

“Net Sales Proceeds” shall mean, for each Home and Lot sold in an Approved Subdivision to be financed under the Master Line, the Contract Price less the Closing Costs to be paid by Borrower in connection with the sale of said Home and Lot.

"Net Worth" shall mean "tangible net worth," as such term is used in accordance with GAAP, except that in computing Net Worth (a) any intangible assets (i.e., goodwill) shall be excluded, (b) any notes or obligations either receivable from Affiliates (other than those specifically approved by Agent in writing) or which are deemed by Agent to be inadequately secured shall be given no value as assets, (c) any "step-up" in value of assets that results from a transaction with an Affiliate or between Affiliates, or recognition of a gain or profit from a sale or contribution of an asset to an Affiliate or a transaction between Affiliates will not be recognized unless Agent specifically approves, and (d) any subordinate debt approved by Lender, shall be included, all as determined on a consolidated basis.

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"Non–Related Party" shall mean a person or entity that is not a partner, member or other owner of Borrower, nor an officer of, or parent or subsidiary corporation of, any of Borrower's partners, members or owners or Affiliate, or a person or entity otherwise controlled, directly or indirectly, by Borrower or any of Borrower's partners, members or owners or Affiliate, or a parent or subsidiary corporation of any of Borrower's partners, members or owners or Affiliate.

"Note" shall mean, individually and collectively, those certain promissory notes which are  executed by Borrower and payable to each Lender, together with any and all additional promissory notes executed after the date hereof (which note(s) shall be in form and substance substantially similar to the notes executed as of the date herewith) in favor of other Persons that become Lenders in accordance with the terms hereof, in each case, evidencing Borrower’s indebtedness hereunder, as amended, modified, extended, renewed or supplemented from time to time, and in the aggregate principal amount equal to the Commitment Amount.

"Obligations" shall mean any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower or Guarantor, or any other person or party to the Loan Documents to Agent and Lenders, the trustee of the Deed of Trust, or others as set forth in (a) the Loan Documents, (b) any other deed, lease, sublease, or other form of conveyance, or (c) any other agreement pursuant to which Borrower is granted a possessory interest in the Land.

“Outstanding Loan Borrowings” means the average daily aggregate amount of the outstanding and unpaid Advances under the Master Line (including any Swingline Exposure) for a specified period of time.

"Organizational Documents" shall mean, for any Person which is not an individual, those documents which have been executed and/or filed or recorded in connection with (a) the formation of said entity and the maintenance of the good standing of such entity in each jurisdiction in which said entity is lawfully doing business, and (b) the ownership, management and operation of the business affairs of said entity.

"Partial A&D Release Price" shall mean the sum set forth in the Additional Terms Schedule (as such amount may be changed pursuant to Section 6.1 hereof) to be paid by Borrower to Agent (a) for a partial release of a Developed Lot either from the lien of the Deed of Trust of a portion of the Land and the Improvements related thereto if Agent has not converted said finished Lot into a Home to be included as Eligible Property as provided herein, or (b) to convert the Lot into a Home to be included as Eligible Property (which will not include a release from the lien of the Deed of Trust that secures the Master Line).  If the Partial A&D Release Price is being paid in connection with the partial release of any Lot and the conveyance of the Lot to any Person, accrued interest shall also be paid thereon.

“Pay–Off Date” shall have the meaning given to such term in Section 13.11 below.

“Percentage of Completion” means (a) for any Home included as Eligible Property, the current percentage of construction completed as reflected in each Borrowing Availability Report based upon the stages of construction set forth in Exhibit ”D”, and (b) for any Lot or groups of Lots, included as Eligible Property, the current percentage of completion of A&D Improvements in the applicable Approved Subdivision as reasonably determined by Agent based on its review of the current Borrowing Availability Report and inspections of the Collateral made pursuant to this Agreement.

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“Permitted Expenses” shall mean, for any fiscal year of Borrower for a Project financed under the Master Line, all costs and expenses incurred by Borrower for such Project duringsuch year in the ordinary course of Borrower's business, including but not limited to (a) payroll, (b) business income, and other taxes and real and personal property taxes and assessments, and fees and expenses, (c) insurance premiums, (d) all other costs and expenses, including capital expenditures and overhead allocations approved by Agent, required to be made by Borrower in the ordinary course of business, and (e) payments during such fiscal year into reserve funds and accounts for future costs, expenses and payments referred to in clauses (a)–(d) above, in accordance with prudent business practices.  Permitted Expenses shall in no event include any dividends or any other payments or distributions of any nature to any member, stockholder, venturer or partner, and/or any intercompany advances or loans by Borrower to any Affiliate.

“Person” shall mean any individual, limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

"Plans and Specifications" shall mean the plans and specifications for the development and construction of the A&D Improvements and/or the Homes, as applicable and as included as part of the Project, prepared by Borrower or the Design Professional and approved by Agent, by all applicable Governmental Authorities, by any party to a purchase or construction contract with a right of approval, all amendments and modifications thereof approved in writing by the same, and all other design or engineering work, test reports, surveys, shop drawings and related items.

"Pod" shall mean a tract of Entitled Land for which Borrower has incurred or will incur through the funding of Advances both soft and hard master infrastructure costs (including without limitation engineering, utility formation, offsite improvement, spinal paving and other similar costs) which develop such infrastructure for said Property so that future development phases will only need phase specific improvements in order to be converted to Developed Lots.

"Production Home" shall mean a Home that is either a Sold Home or a Spec Home (but shall not include a Model Home).

“Project” shall mean, collectively, the Land, any Improvements and all other real and personal property comprising a residential subdivision owned and to be developed by any Borrower.

“Project Approval Requirements” shall mean, for each Project to be financed hereunder, the general conditions and requirements that Borrower must satisfy in order to enter a Project into the Master Line, which conditions and requirements are set forth in Section 5.5 (for entry of Lots) and/or Section 5.6 (for the entry of Homes) and the Additional Terms Schedule.

“Project Loan Amount” shall mean the maximum Allocations for any Project included as Eligible Property included under the Master Line as shown on the Project Loan Sheet.

“Project Loan Sheet” shall mean each term sheet for any Project for which Borrower is seeking admission as an Approved Subdivision under the Master Line.  For purposes of this Agreement, all such term sheets shall be referred to individually and collectively in the singular.  The form of Project Loan Sheet to be used for each Project Loan made hereunder shall be in the form attached hereto as Exhibit “F”.

 “Project Disbursement Schedule” shall mean that certain schedule attached hereto as Exhibit “D”.

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"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including without limitation the Land and the Improvements.  Only Entitled Land, and no Raw Land, shall be included as Eligible Property in the Master Line.

“Raw Land” means unimproved land owned and held by Borrower for development into subdivisions which is not yet Entitled Land.

“Release Price” shall have the meaning given to such term in the Additional Terms Schedule.

“Remaining Property” shall have the meaning given to such term in Section 13.11 hereof.

"Renewal Fee" shall mean that certain non-refundable facility fee in the amount set forth in the Fee Letter to be paid by Borrower to Agent on the Master Line Termination Date if the Master Line is renewed or extended as provided herein.

“Required Lenders” shall mean Lenders having, in the aggregate, at least sixty percent (60%) of the total Commitments, but no fewer than two (2) Lenders to the extent there are more than two (2) Lenders or, if all of the Commitments have been terminated, Lenders holding, in the aggregate, at least sixty percent (60%) of the unpaid Advances under the Master Line, but no fewer than two (2) Lenders to the extent there are more than two (2) Lenders.

“Security Agreement” shall mean all security agreements, whether contained in the Deed of Trust, a separate security agreement or otherwise creating a security interest in all personal property and fixtures of Borrower (including replacements, substitutions and after–acquired property) now or hereafter located in or upon the Land or Improvements, or used or intended to be used in the operation thereof, to secure the Master Line.

"Sold Home" shall mean a Home with respect to which a Non–Related Party has executed a valid and enforceable Approved Sales Contract for the purchase thereof and any Home reserved under the reservation program of Borrower for the Approved Subdivision (which program has been reviewed and approved by Agent), provided that upon the rescission or cancellation of any such contract for any reason, the Home shall be a Spec Home.

"Spec Home" shall mean a Home that is not a Sold Home (and shall not include a Model Home).

“Special Account” shall mean an account established by Borrower at a federally insured bank of Borrower's choice into which all Advances made directly to Borrower will be deposited.

"Special Deposit" shall have the meaning given to such term in Section 12 hereof.

"Spec or Model Subdivision Limitation" shall have the meaning set forth in the Additional Terms Schedule.

"Subordinate Debt" shall mean individually and collectively that certain secured or unsecured subordinate debt that has been or will be reviewed and approved by Agent in its sole discretion for Borrower and/or any Project.  Agent shall be provided with any and all documents evidencing and relating to said Subordinate Debt (collectively "Subordinate Debt Documents") prior to granting its approval of such debt.  Borrower and the holder of the Subordinate Debt ("Subordinate Lender") shall execute a subordination agreement ("Subordination Agreement") as may be required by Agent in its discretion (a) subordinating all rights, title, interest and charges relating to or arising in favor of Subordinate Lender under such subordinate debt to the rights, title, interest, lien or charge in favor of Agent or Lenders under the Loan Documents, and (b) subordinating all payment and other obligations of Subordinate Lender under such subordinate debt to the payment of the Indebtedness and other Obligations of Borrower under the Master Line (such rights under subsections (a) and (b) of this provision collectively shall be referred to as the "Subordinate Debt Holder Rights").

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"Swingline" shall mean that certain revolving line of credit up to a maximum sum of Five Million Dollars ($5,000,000.00).

"Swingline Advance" shall mean a short-term maturity loan made by Swingline Lender as an advance under the Master Line.

"Swingline Advance Maturity Date" shall mean a date five (5) business days after the advance of a Swingline Advance.

"Swingline Commitment" shall mean, with respect to Swingline Lender, the commitment of Swingline Lender to make Swingline Advances hereunder in an aggregate amount not to exceed Five Million Dollars ($5,000,000.00).

"Swingline Exposure" shall mean, at any time, the aggregate principal amount of all Swingline Advances outstanding at such time.

"Swingline Lender" shall mean RBC CENTURA BANK, a North Carolina banking corporation, in its capacity as Swingline Lender.

"Title Commitment" shall mean the Title Company's unconditional commitment prior to the Closing Date to issue the Title Insurance.

"Title Company" shall mean the Title Company (and its issuing agent, if applicable) issuing the Title Insurance, which shall be acceptable to Agent in its sole and absolute discretion.

"Title Insurance" shall mean one or more title insurance commitments, binders or policies, as Agent may require, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if and as required by Agent, in the maximum amount of the Master Line insuring or committing to insure that the Deed of Trust constitutes a valid first lien covering the Land and Improvements subject only to those exceptions which Agent may approve.

“Tentative Map” shall mean a tentative tract map or preliminary plat map for each Property proposed to be included in Eligible Property, which shall have received tentative or preliminary approval by all Governmental Authorities having jurisdiction and which map shall be in form and content reasonably acceptable to Agent in its discretion.

“Term-Out Period” shall mean that certain twelve (12) Calendar Month period between the Master Line Termination Date and the Master Line Maturity Date.

“Type of Home” shall mean each of the various types or styles of homes being constructed by Borrower, the Plans and Specifications of which have been approved by Agent, in its reasonable judgment, and shall be referenced as between Agent and Borrower by a name or number to be agreed upon that describes each such Type of Home.

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“Unanimous Lenders” shall mean Lenders having, in the aggregate, one hundred percent (100%) of the total Commitments under the Master Line.

“Working Capital” shall mean (A) Wilson’s total assets (cash or cash equivalents plus all inventory) less (B) the sum of Wilson’s trade payables plus accounts receivable from officers and stockholders plus investments in and due from related or affiliated entities, all as determined in compliance with GAAP.

1.2                           LETTER OF CREDIT DEFINITIONS.  “Letter of Credit” shall mean any irrevocable standby letter of credit to be issued by a Letter of Credit Provider under the Letter of Credit Line.

“Letter of Credit Advance” shall mean each and every Advance to be made by Lenders pro rata based on Lenders’ respective Commitment Percentages if there is any draw upon any Letter of Credit issued pursuant to this Agreement; each Letter of Credit Advance may be immediately repaid by Borrower upon the making of such Advance or may be converted to a Letter of Credit Loan, as provided in Section 4.5 below.

“Letter of Credit Fee” means that certain fee due and payable by Borrower on each Letter of Credit issued hereunder, which fee shall be calculated at the rate of one percent (1.00%) per annum on the face amount of the Letter of Credit plus a ten (10) basis point administrative fee payable to the Letter of Credit Provider, and said fees shall be payable as a condition to the issuance of each Letter of Credit and on each twelve-month anniversary of the issuance date of said Letter of Credit, if said Letter of Credit is to be extended beyond a twelve-month term as provided herein.

“Letter of Credit Line” shall mean that certain revolving sublimit within the Master Line in an amount up to a maximum sum of Ten Million Dollars ($10,000,000.00), which line of credit shall be extended by Lenders for the purposes of issuance of one (1) or more Letter(s) of Credit.  Notwithstanding any provision of this Agreement to the contrary, in no event shall the sum of the Advances under the Master Line made or committed and not yet disbursed for (i) the aggregate Maximum Allowed Lot Allocations, (ii) the Maximum Allowed Letter of Credit Line Allocations, and (iii) the aggregate Home Loan Allocations exceed the lesser of the Commitment Amount or the Borrowing Availability

“Letter of Credit Loan” shall mean each and every Letter of Credit Advance not repaid by Borrower at or about the time of any draw upon a Letter of Credit issued pursuant to this Agreement, which Letter of Credit Loan shall be repaid within twelve (12) Calendar Months after the making of same (“Letter of Credit Loan Maturity Date”) and shall bear interest at the Interest Rate; provided, however, in any event all Letter of Credit Loans shall be repaid on the Master Line Maturity Date.

“Letter of Credit Obligations” shall mean, collectively and individually, all of Borrower's obligations in connection with the issuance of each Letter of Credit to repay any Advances under the Letter of Credit, including without limitation the Letter of Credit Advances, Letter of Credit Loans and/or any Reimbursement Amount.

“Letter of Credit Provider” shall mean RBC CENTURA BANK, a North Carolina banking corporation, or any Lender or Affiliate of such Lender so designated by Agent, which Lender or Affiliate accepts such designation.

“Letter of Credit Request” means each and every request by Borrower for the issuance of a Letter of Credit hereunder, which request shall be in the form required by Letter of Credit Provider.

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“Letter of Credit Termination Date” shall mean the termination date of each Letter of Credit, as set forth in the Letter of Credit Request, which shall not be later than the earlier of (a) twelve (12) Calendar Months from the date of issuance of the Letter of Credit or (b) ten (10) days prior to the Master Line Maturity Date.

“Maximum Allowed Letter of Credit Line Allocations” shall mean the sum of (a) aggregate amount of the undrawn face amounts of all outstanding Letters of Credit plus (b) the amount drawn under Letters of Credit for which the Letter of Credit Provider and Lenders, or any one (1) or more of them, have not yet received payment or reimbursement.

2.           COMMITMENT AMOUNT; ELIGIBLE PROPERTY.

2.1                 Commitment Amount; Maximum Aggregate Allocations.  Subject to the terms and conditions of this Agreement, Lenders agree to make Advances under the Master Line and/or issue Letters of Credit (up to but not in excess of the maximum amount of the Letter of Credit Line) from time to time until the Master Line Maturity Date up to the maximum amount of the lesser of (a) the Commitment Amount or (b) the Borrowing Availability.

2.1.1           Optional Increase to Commitment Amount.

(a) Subject to the limitations set forth in this Section, during the period beginning on the Effective Date and ending six months prior to the Master Line Termination Date, if no Default or Event of Default then exists, Borrower may from time to time request in writing that the Commitment Amount be increased to an aggregate amount that is not greater than One Hundred Million Dollars ($100,000,000.00) (“Maximum Aggregate Commitment”). Any such increase shall be accomplished by (i) the addition of one or more new Lenders who qualify as eligible assignees (“Eligible Assignee”) hereunder that are reasonably acceptable to Agent (each, a “New Bank”) or (ii) one or more of the existing Lenders increasing its Commitment in accordance with the provisions of this Section.  Each such increase shall be effective, if at all, prior to the Master Line Termination Date.

(b) Any request under this Section shall be submitted by Borrower to Agent, shall specify the proposed effective date and amount of such increase and be accompanied by  a certificate signed by an authorized officer of Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase. Agent shall prepare and circulate to Borrower and Lenders a new schedule of each Lender’s Commitment after each increase in the Commitment Amount.

(c) No Lender shall be obligated to increase the amount of its Commitment, nor shall any Lender have the right to do so unless designated by Borrower.

(d) Each New Bank designated by Borrower and reasonably acceptable to Agent shall become an additional party hereto as a New Bank concurrently with the effectiveness of the proposed increase in the Commitment Amount upon its execution of an instrument of joinder to this Agreement which is in form and substance acceptable to the Agent and which, in any event, contains the representations, warranties, indemnities and other promises applicable to each Lender under this Agreement.

(e) Subject to the foregoing, any increase to the Commitment Amount requested under this Section shall be effective as of the effective date proposed by Borrower (but prior to the Master Line Termination Date) and shall be in the principal amount equal to the lesser of the amount of the requested increase or the sum of (i) the amount that consenting Lenders have agreed to assume as increases to the amount of their respective Commitments plus (ii) the amount that any New Banks have agreed to be the amount of their respective Commitments.

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(f) Concurrently with the effectiveness of any increase to the Commitment Amount under this Section, (i) the participation interest of each Lender in each outstanding Letter of Credit shall be adjusted, and (ii) each New Bank and each existing Lender which has increased its Commitment shall make additional Advances available to Agent in the amount required to result in the aggregate outstanding Advances of each Lender being equal to its pro rata share of the Commitment Amount, as so increased.

(g) Notwithstanding any other provision of this Agreement, Borrower has no right to increase the Commitment Amount under this Section, except in multiples of $10,000,000.00, or in the remaining amount necessary to reach the Maximum Aggregate Commitment hereunder.

(h) In no event shall Borrower have any right to increase the Commitment Amount under this Section until Borrower has: (i) paid any fees to Agent with respect to the increased Commitment Amount; and (ii) received the consent of each Lender.

2.2                           Maximum Aggregate Allocation Disbursement Limitations.  In connection with the disbursement limitations described herein, Borrower acknowledges and agrees that:

2.2.1           Although Agent’s approval on behalf of Lenders of the inclusion of Lots and/or Homes as Eligible Property under the Master Line may result at any given time in total Lots and Homes included as Eligible Property having maximum aggregate Allocations in excess of the Commitment Amount, such approval by Agent on behalf of Lenders shall not be deemed or construed as an increase in the Commitment Amount and/or the Borrowing Availability in excess of the current then-current maximum sum.

2.2.2           Borrower shall not be entitled to request, nor shall Lender be required to make, an Advance if the making of such Advance would result in the Outstanding Loan Borrowings under the Master Line to be in excess of the lesser of the Commitment Amount or the Borrowing Availability.  If, upon the funding of a Letter of Credit Advance, the sum of the Outstanding Loan Borrowings plus the Letter of Credit Advance exceeds the lesser of (i) the Commitment Amount or (ii) the Borrowing Availability, Borrower will be required to pay the amount of such excess on or before five (5) days after written notice from Agent to Borrower.

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2.3                           Agreement to Lend and Borrow; Ratable Loans.  Subject to the terms, provisions and conditions contained in this Agreement and in reliance upon the representations and warranties set forth herein, each of Lenders severally (and not jointly) agrees to lend to Borrower an amount not to exceed such Lender’s Commitment.  Each Advance under the Master Line hereunder shall consist of Advances made from the several Lenders ratably in proportion to their respective Commitment Percentages.

2.4                           Commitment and Agency Fees.  Borrower shall pay the applicable Commitment Fee to Agent on the date hereof and on each Closing Date as each Project is entered into the Master Line as provided herein.  In addition, Borrower shall pay the applicable Agency Fees to Agent as provided in the Fee Letter.  All such Commitment and Agency Fees are deemed fully earned and nonrefundable when paid.

2.5                           Determination of Eligible Property.  Eligible Property will be determined by Agent from time to time as set forth in Sections 2.6-2.7.  The Eligible Property will consist of Lots and Homes which are available for calculation of the Borrowing Availability under the Master Line, as determined from time to time in accordance with this Agreement and subject to the limitations set forth in this Section 2.5.

2.6                      Lot Term Limitations.  Lots shall be included in the Eligible Property for the periods set forth in Section 5.1.1 below.

(a)

2.7                 Home Term Limitations.  Homes (and the underlying Lots) shall be included in the Eligible Property for the periods set forth in Sections 5.1.2-5.1.4 below.

2.8                 Intentionally omitted.

2.9                           Remargining; Principal Payments; Term-Out Payments.

2.9.1           Maximum Outstanding.  Anything in the Loan Documents to the contrary notwithstanding, the total Outstanding Loan Borrowings shall not at any time exceed the lesser of the Commitment Amount or the Borrowing Availability.

2.9.2           No Advances.  Borrower shall not be entitled to any Advances if the effect thereof would be to cause the test in Section 2.9.1 to be violated.

2.9.3           Payments.  If for any reason (a) a payment is required in order to comply with the provisions of Section(s) 2.9.1 and/or 2.9.2 above, or (b) at any time the Outstanding Loan Borrowings exceed the Borrowing Availability (including, without limitation, by reason of Commitment Amount reductions, exclusion of Eligible Property, adjustments to the Eligible Property or Borrowing Availability Value, or otherwise), Borrower shall be obligated to make a payment equal to the amount of such excess (“Remargining Payment”).

2.9.4           Repayment During the Term-Out Period.  During the Term-Out Period, Borrower shall make quarterly payments to reduce the Outstanding Loan Borrowings in an amount equal to one-fourth (1/4th) of the then-outstanding principal balance of the Master Line as of the Master Line Termination Date (“Required Principal Payment”), which quarterly Required Principal Payments shall be due and payable during the Term-Out Period on October 1, January 1, April 1 and the Master Line Maturity Date.  During the Term-Out Period, the maximum Commitment Amount shall be reduced by twenty-five percent (25%) of the full sum of the Commitment Amount upon the payment by Borrower of each Required Principal Payment.

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2.10                 Adjustment to Eligible Property.  Any Lot or Home deemed ineligible to be Eligible Property after inclusion as Eligible Property, and the Borrowing Availability Value of such ineligible Lot or Home shall be immediately and automatically eliminated from the calculation of the Borrowing Availability.

3.           THE MASTER LINE.

3.1                           Master Line Commitment.  Lenders severally, but not jointly, hereby agree to make Advances under the Master Line in accordance with their respective Commitments to Borrower under one (1) or more Advances up to, but not in excess of, the Commitment Amount, and Borrower hereby agrees to borrow such sums from Lenders, all upon and subject to the terms and provisions of this Agreement, such sums to be evidenced by the Note and any Project Loan Sheet executed in connection with any Approved Subdivision financed hereunder.

3.1.1           Non-Receipt of Funds by Agent.  Unless any Lender notifies Agent prior to the date on which it is scheduled to make any payment required under the Loan Documents to Agent of the proceeds of the Master Line that it does not intend to make such payment, Agent may assume that such payment has been made.  Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender, as the case may be, has not in fact made such payment to Agent, the Borrower shall, on demand by Agent, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the Interest Rate applicable to the Master Line.

3.1.2           Lending Installations.  Each Lender may book its Advances under the Master Line at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Advances made by each Lender hereunder, and any Note issued to each Lender hereunder, shall be deemed held by such Lender for the benefit of any such Lending Installation.  The initial Lending Installation of each Lender shall be the Lending Installation listed on the signature pages hereof or on the applicable assignment and assumption agreement.  Each Lender may, by written notice to Agent and Borrower, designate replacement or additional Lending Installations through which Advances under the Master Line will be made by it and for whose account payments are to be made.

3.1.3           Alternate Lending Installations.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Advances under the Master Line to reduce any liability of Borrower to such Lender under the Note, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to Borrower (with a copy to Agent) as to the amount due, if any, under the Note.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Borrower of such written statement.  The obligations of the Borrower under this Section shall survive payment of the Obligations and termination of this Agreement.

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3.1.4           Affected Lender.  If Borrower is required pursuant to the Note to make any additional payment to any Lender (any such Lender being called an “Affected Lender”), Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that:

(A)           No Event of Default (or no event which, upon the giving of notice or the lapse of time, or both, shall constitute an Event of Default) shall have occurred and be continuing at the time of such replacement; and

(B)           Concurrently with such replacement --

(i)           Another bank or other entity which is reasonably satisfactory to Borrower and Agent shall agree, as of such date, to (A) purchase for cash the Advances and other Obligations due to Affected Lender pursuant to an Assignment and Assumption Agreement and the Co-Lending Agreement, (B) become a Lender for all purposes under this Agreement, (C) assume all of the obligations of Affected Lender under this Agreement as of such date, and (D) comply with the requirements of this Agreement applicable to assignments, and

(ii)           Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by Borrower hereunder to and including the date of replacement, including payments due to such Affected Lender under the Note (excluding any payment received by such Affected Lender under subsection (B)(i)(A) above), and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under the Note had the Advances of such Affected Lender been prepaid on such date rather than sold to the replacement Lender (excluding any payment received by such Affected Lender under subsection (B)(i)(A) above).

3.2                           Master Line is a Revolving Line of Credit.

3.2.1           The Master Line shall constitute a revolving line of credit.  From the date of this Agreement through the Master Line Maturity Date, each Lender will make Advances to Borrower under the Master Line from time to time on any Business Day in such amounts as Borrower may request up to the maximum amount which may be outstanding at any time as hereinafter stated, and the Master Line may be drawn, repaid and drawn again through individual Advances in repetition, subject to the limitations herein.

3.2.2           Upon the Master Line Termination Date, no new Lots and/or Homes will be included within Eligible Property.  All sums due and owing under the Master Line shall be paid in full on or prior to the Master Line Maturity Date.

3.2.3           Notwithstanding any other provision of this Agreement to the contrary, at no time shall Agent be permitted to include Lots and/or Homes as Eligible Property which would result in the sum of the A&D Lot Sub-limit and the aggregate Home Loan Allocations for all said Lots and Homes, as applicable, entered as Eligible Property at any one time to exceed the then-maximum Commitment Amount.

3.3                 Interest.  Borrower's liability for repayment of the interest on the Advances under the Master Line shall be limited to and calculated with respect to the proceeds of the Master Line actually disbursed pursuant to the terms of this Agreement and only from the date or dates of such Advances under the Master Line.

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3.4                 Purpose of Master Line Advances.  Borrower shall use the Advances under the Master Line only for the purposes set forth in the A&D Budget and Construction Costs Schedule, as applicable.

3.5                 Limitation on Master Line Advances.  No Advance (whether interim or final) under the Master Line shall be made unless all conditions precedent to such Advance have been satisfied.  Borrower shall be limited to two (2) Advances under the Master Line per Calendar Month; provided, however, that Agent may, in its sole discretion, but without any obligation to do so, allow more than two (2) Advances under the Master Line in any Calendar Month.

3.6                 Commitment Fees.  On each A&D Lot Eligibility Date for Lots in a Project included hereunder, Borrower agrees to pay the applicable Commitment Fees with respect to said Lots.  Likewise, on each Home Eligibility Date for Lots and Homes in a Project to be included hereunder, Borrower agrees to pay the applicable Commitment Fees with respect to said Lots and Homes (less any Commitment Fees already paid for said Lots upon the inclusion of such Lots in the Eligible Property).  All said fees shall be fully earned and non–refundable regardless of whether the full sum of the Master Line is disbursed with respect to said Lots and/or Homes or the outstanding sum of all Advances under the Master Line with respect to said Lots and/or Homes are paid prior to the applicable A&D Lot Maturity Date(s) and/or Home Initial Due Date(s), as applicable.

3.7                 Timing of Master Line Advances.  Borrower may request Interim Advances under the Master Line during any given Calendar Month by submitting to Agent one (1) or more Draw Request Forms at least five (5) Business Days prior to the date each such Advance is requested to be funded.  Agent shall not be required to fund any Interim Advance sooner than five (5) days after the last Advance under the Master Line has been disbursed.  No Advances shall be made under the Master Line after the Master Line Maturity Date.  Each Draw Request Form shall be made at the office of Agent.  No Advance under the Master Line shall be made unless all conditions precedent to such Advance have been satisfied.

3.8                 Voluntary Prepayments.  Borrower may at its option prepay the principal amount of the Master Line outstanding thereunder at any time in whole or from time to time in part without premium or penalty. Upon any voluntary prepayment of the principal amount of the Master Line or any portion thereof, accrued interest on the principal amount prepaid to the date of prepayment shall be paid concurrent with such principal prepayment.

3.9                 Partial Release.

3.9.1           Payments as the Result of Lot Sales; No Release From Deed of Trust.  Except as provided below for Lots being included as Eligible Property for the construction of Homes thereon, upon the close of escrow of the sale of Lot(s) to a Non-Related Party, Agent agrees (provided that no Default or Event of Default has occurred and is continuing) to release individual Lots from the Lien of the Deed of Trust upon payment by Borrower to Agent of the Partial A&D Release Price and all other amounts due under this and other any agreements between the parties. Upon the close of escrow of the sale of Lots to a Non-Related Party and payment by Borrower of the Partial A&D Release Price and any additional sums as provided in this Section 3.9.1, Agent will prepare and execute a partial release of said Lien and a UCC–3 partial release (if applicable) in the form required by Agent.  Notwithstanding anything to the contrary contained in this Agreement or the Loan Documents, there shall not be any partial releases of Lots from the Deed of Trust upon payment of the Partial A&D Release Price for said Lot (a) if the Lot is to be included as Eligible Property for the construction of a Home, and (b) until the completed Home and the associated Lot are sold to a Non–Related Party pursuant to an Approved Sales Contract.

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3.9.2           Payments as the Result of Home Sales. Provided that no Default or Event of Default has occurred and is continuing under the Master Line, Agent agrees to release individual Lots and the Homes from the Deed of Trust upon the close of escrow of the sale of a completed Home to a Non-Related Party pursuant to an Approved Sales Contract and payment by Borrower to Agent of the Home Release Price and all other amounts due under this Agreement. Upon payment by Borrower of the Home Release Price and any additional sums as provided in the Loan Documents, Agent will prepare and execute a partial release of Lien under the Deed of Trust and a UCC–3 partial release (if applicable) in the form required by Agent.

3.9.3           Partial Release Expenses.  Borrower shall pay all costs and expenses reasonably incurred by Agent arising in connection with any partial release of any Lot and Home from the Lien of the Deed of Trust, including (but not limited to) the reasonable legal fees of Agent's counsel, all title insurance premiums arising as a result of endorsements reasonably required by Agent in connection with such partial release and all other costs reasonably incurred by Agent in connection with the execution and delivery of the partial release of said Lot.

3.9.4           Acceptance of Reconveyance.  If Agent accepts any payment or issues any partial reconveyance, it shall not affect Borrower's obligation to repay all amounts which are owing under the Loan Documents or any portion of the Property secured by the Deed of Trust which is not reconveyed.  If Agent does not require satisfaction of all of the conditions described above before releasing one or more Lots, that alone shall not be a waiver of such conditions, and Agent reserves the right to require their satisfaction in full before releasing any further Lots from the Deed of Trust or before making any further Advances under the Master Line.

3.9.5           Application of Release Prices.  All sums so paid for reconveyances under the Master Line shall be applied to principal next due under the Master Line.  To the extent mandatory or voluntary payments are made to reduce the amount of indebtedness represented by the Note, and no partial reconveyance is requested hereunder at the time of such payments, the amount of such payments shall not constitute a credit to Borrower against the Release Price specified herein, for future reconveyances should requests therefor be made.

3.9.6           No Interference With Ingress/Egress.  No portion of any Property shall be released from the Deed of Trust which will prevent the means of ingress and egress to the portions of said Property not yet released unless there is provided an easement for access to the unreleased property or the property to be released contains streets or roads dedicated to the public use which would allow access to the portions of said Property not yet released.

3.9.7           Adjustment to Borrowing Base.  Any Lot and/or Home released shall no longer be Eligible Property and the Collateral Value of Eligible Property shall be immediately and automatically adjusted to reflect such release.  Even though an item of Collateral is not included as Eligible Property, all conditions precedent to release will continue to apply (including payment of any required sale proceeds and release prices).  Collateral not eligible to be released pursuant to this Section 3.9 will be released only in the sole and absolute discretion of Agent and only upon such terms and conditions and for payment of a release price as is determined from time to time by Agent in its sole and absolute discretion.

3.10                 General Provisions for the Sale of Homes.

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3.10.1                      Sale Requirements.  For purposes of this Agreement, a sale of a Home is considered to occur only if an Approved Sales Contract is executed which meets the requirements of this Agreement.  For purposes of this Agreement, a sale is considered to close, or close of escrow occurs, only when title to the Home passes to the buyer and Borrower receives full payment in cash of all Net Sale Proceeds of the sale.  Borrower may enter into sales of Homes in the ordinary course of business with bona fide third–party buyers without Agent's prior written consent if an Approved Sales Contract which conforms to the requirements of this Agreement is executed.  Notwithstanding any other provision of this Agreement to the contrary, Agent shall have no obligation to release any Lot and Home from the Lien of the Deed of Trust unless and until Borrower is in compliance with the sale requirements set forth in this Section 3.10.1 in connection with the sale and release of said Lot and Home.

3.10.2                      Default.  If a Default has occurred and is continuing, Agent may make written demand on Borrower to submit all future Approved Sales Contracts together in each instance with all accompanying financial statements and other information that Borrower may have pertaining to the prospective buyer for Agent's approval prior to execution.  Borrower shall immediately comply with any such demand by Agent so long as such Default is continuing.

3.10.3                      Buyer Financing.  Borrower acknowledges that neither Agent nor any Lenders have, by this Agreement, committed to provide any financing to or for any buyers of any individual Lots and/or Homes.

3.10.4                      No Release of Model Homes.  Notwithstanding the foregoing, any Model Homes (and any adjoining Lots used as the parking area for the Model Homes complex) shall not be eligible for partial release under the Deed of Trust as long as said Model Homes are being used for marketing the remaining Spec Homes in the Approved Subdivision or if, in Agent's judgment, said Model Homes and parking area are reasonably necessary for marketing the remaining Spec Homes.

3.11                 Swingline Advances.

3.11.1                      Swingline Commitment.  Subject to the terms and conditions set forth herein, Swingline Lender may, but shall not be obligated to, make Swingline Advances to Borrower from time to time on any Business Day during the period from the date hereof until the date ten (10) Business Days prior to the Master Line Maturity Date, and Borrower hereby agrees to borrow such sums under said Swingline from Swingline Lender, subject to the terms and provisions of this Agreement and the Loan Agreement; provided, however, in no event shall (i) the Swingline Exposure exceed the Swingline Commitment, or (ii) the Swingline Lender make a Swingline Advance that would cause the outstanding amount of its Note to exceed its Commitment.

3.11.2                      Swingline Advance Disbursement.  Swingline Lender shall not be obligated to make any disbursements under the Swingline but may, in its sole and absolute discretion, make Swingline Advances in the event that Borrower has submitted a Draw Request Form to Agent under the Master Line, and Agent requests that Swingline Lender fund the amounts set forth in the Draw Request Form as a Swingline Advance prior to receipt of each Commitment Percentage of the amount set forth in said Draw Request Form.  Each Swingline Advance shall be an advance under the Master Line.  Upon receipt of each Lender's Commitment Percentage of the amounts set forth in the Draw Request Form, Agent will forward such amounts to Swingline Lender by promptly crediting or otherwise transferring the amounts so received, in like funds, to Swingline Lender for the purpose of repaying the Swingline Advance.  Notwithstanding the foregoing, Swingline Lender shall not be required to make a Swingline Advance if any Lender shall be a Delinquent Lender.

3.11.3                      Swingline Advance Evidenced by the Note; Interest and Repayment .  Each Swingline Advance shall be an advance under the Master Line. Each Swingline Advance shall be evidenced by the Note held by Swingline Lender and shall be secured by the Deed of Trust.  Each Swingline Advance (or portion thereof) shall accrue interest at the “Applicable Interest Rate” (as defined in the Note) and be payable as provided in the Note.  All principal due and owing under each Swingline Advance shall be paid in full on or before the applicable Swingline Advance Maturity Date for said Swingline Advance.

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4.           LETTER OF CREDIT LINE.

4.1                 Letter of Credit Advances. Borrower shall be entitled to receive Letter of Credit Advances upon Borrower’s compliance with the terms, conditions and procedures set forth in this Article 4.

4.2                 Issuance of Letter of Credit.  Subject to the terms and conditions of this Agreement and each Letter of Credit Request, and subject to the policies, procedures, and requirements of Letter of Credit Provider in effect from time to time for the issuance of any letter of credit (including without limitation payment of letter of credit fees), Letter of Credit Provider, acting for and on behalf of all Lenders, shall issue on or before the Master Line Termination Date one (1) or more Letter(s) of Credit upon request by and for the account of the Borrower, provided that Borrower has delivered to Agent and Letter of Credit Provider:

(a)           A completed and executed Letter of Credit Request, and

(b)           Payment of the required Letter of Credit Fee;

and provided further that (i) the Letter of Credit shall not be required to be issued for a term expiring later than ten (10) days prior to the Master Line Maturity Date, (ii) the Letter of Credit shall not be required to be issued for an amount in excess of the Letter of Credit Line, (iii) the amount of the Letter of Credit, together with the undrawn face amount of all existing Letters of Credit previously issued hereunder, shall not in the aggregate exceed the Letter of Credit Line, and (iv) in any event, the date that is the last date for payment of a draft drawn under the Letter of Credit shall be before ten (10) days prior to the Master Line Maturity Date.

4.3                 Issuance Procedure. To obtain a Letter of Credit, Borrower shall complete and execute a Letter of Credit Request and submit it to the letter of credit department of Letter of Credit Provider.  Upon receipt of a completed and executed Letter of Credit Request, Letter of Credit Provider will process the application in accordance with the policies, procedures, and requirements of Letter of Credit Provider then in effect (including without limitation the policies, procedures and requirements applicable to the form of the Letter of Credit).  If the application meets the requirements of Letter of Credit Provider and is within the policies of Letter of Credit Provider then in effect, Letter of Credit Provider, acting for and on behalf of Lenders, will issue the requested Letter of Credit.  Each Lender shall be liable under each Letter of Credit issued hereunder and for any Letter of Credit Advances and/or Letter of Credit Loans ratably in accordance with each Lender’s respective Commitment Percentage.

4.4                 Purpose of Letter of Credit; General Letter of Credit Terms and Conditions.

4.4.1           Each Letter of Credit shall be issued to provide a good faith deposit in connection with any Project, support for unfunded Project costs or any other purpose approved by Letter of Credit Provider, acting for and on behalf of Lenders, in connection with the acquisition and/or development and marketing of a Project.  Upon occurrence of an Event of Default and so long such Event of Default continues, Letter of Credit Provider, in its sole and absolute discretion and without notice, may refuse to renew or extend the commitment to issue the Letter of Credit, and may exercise any and all remedies provided for in the Loan Documents, including without limitation advancing the full sum of any issued and outstanding Letter of Credit into an account held by Agent, which funds shall be Letter of Credit Advances hereunder and which funds shall be held by Agent in said account unless and until a draw is made by the beneficiary of any such Letter of Credit.

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4.4.2           The Letter of Credit shall be drawn under the conditions set forth in each Letter of Credit issued hereunder.

4.5                 Reimbursement of Lenders for Payment of Drafts Drawn Under the Letter of Credit.  The obligation of Borrower to reimburse Lenders for payment by Lenders, based on their respective Commitment Percentages of all of Letter of Credit Advances under the Letters of Credit shall be as provided in the Letter of Credit Request and in this Agreement.  Agent, acting for and on behalf of Letter of Credit Provider and Lenders, will notify Borrower of payment by Lenders of a Letter of Credit Advance under the Letter of Credit and of the respective Reimbursement Obligations and will give Borrower five (5) Business Days notice that the Reimbursement Obligations shall be due and payable in full.  If Borrower does not pay any such Reimbursement Obligations with said five (5) Business Day period, then said obligations shall convert to a Letter of Credit Loan payable on the applicable Letter of Credit Loan Maturity Date.  Borrower shall also pay to Lender interest at the Interest Rate on the Letter of Credit Loans from and including the date Lender pays the Letter of Credit Advance at the Interest Rate until said Letter of Credit Loans and such interest are paid in full.  A Letter of Credit Advance shall be made to repay Lender for any funds disbursed in connection with a draft drawn under any Letter of Credit, at which time said Advance shall be used to calculate the Borrowing Availability or, if said advance shall result in the Borrowing Availability having a negative balance, then Borrower shall make any Remargining Payment required hereunder.

4.6                 Reimbursement Obligations.  Borrower’s obligations under this Article 4 and the Letter of Credit Request to reimburse Lender with respect to a drawing under a Letter of Credit (such obligations are collectively referred to as the “Reimbursement Obligations”) are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have or have had against Lenders or any beneficiary of the Letter of Credit, including any defense based upon the occurrence of any Event of Default, any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any payment by Letter of Credit Provider to conform to the terms of said Letter of Credit (if, in Letter of Credit Provider’s good faith opinion, such payment is determined to be appropriate) or any nonapplication or misapplication of the Letter of Credit or the proceeds of such payment, or the legality, validity, form, regularity or enforceability of the Letter of Credit; provided, however, that nothing herein will adversely affect the right of Borrower to commence a proceeding against Letter of Credit Provider for any wrongful payment under the Letter of Credit made by Letter of Credit Provider as the result of acts or omissions constituting gross negligence or willful misconduct on the part of Letter of Credit Provider.

4.7                 Nature of Reimbursement Obligations.  Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by any Person to whom a Letter of Credit is issued.  Letter of Credit Provider (except to the extent of its own gross negligence or willful misconduct) will not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of the Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, or any drawing(s) thereunder, even if such document or drawing should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (c) failure of any Person to comply fully with the conditions required in order to demand payment under the Letter of Credit; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or (e) any loss or delay in the transmission or otherwise of any document or draft required by or from any Person in order to make a disbursement under the Letter of Credit or the proceeds thereof.  None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Letter of Credit Provider.  In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent in good faith will be binding on Borrower and, except for gross negligence or willful misconduct, will not put Letter of Credit Provider under any resulting liability to Borrower.

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4.8                 Annual Fees.  On each twelve-month anniversary of the date of the issuance of any Letter of Credit that is outstanding on such anniversary date, Borrower shall pay to Agent the Letter of Credit Fee with respect to such Letter of Credit.

5.           DETERMINATION OF ELIGIBLE COLLATERAL.

5.1                 Determination of Eligible Property.  Eligible Property will be determined by Lender from time to time as set forth in this Section 5.1.  The Eligible Property will consist of Lots and Homes which are available for calculation of the Borrowing Availability, as determined from time to time in accordance with this Agreement and subject to the limitations set forth in this Section 5.1.  Lots and Homes which are encumbered by a Deed of Trust hereunder, but which cease to be included as Eligible Property prior to the sale of any such Lot or Home, shall remain as Collateral and shall not be released from the lien of said Deed of Trust.  Notwithstanding any other provision of this Agreement to the contrary, at no time shall Agent be permitted to include Lots and/or Homes as Eligible Property which would result in the sum of the A&D Lot Sub-limit and the aggregate Home Loan Allocations for all said Lots and Homes, as applicable, entered as Eligible Property at any one time to exceed the then-maximum Commitment Amount.

5.1.1           Lots; General Term Limitations; Lot Ineligibility.

(a)           Lots Under Development.  Each Lot Under Development shall be included in Eligible Property for the period commencing on the A&D Lot Eligibility Date and ending on the applicable A&D Lot Maturity Date for each said Lot.  After the expiration of the applicable A&D Lot Maturity Date, such Lot shall continue to be included as Collateral for the Master Line, unless released as provided for herein, but shall be excluded from Eligible Property.

(b)           Developed Lots.  Each Developed Lot shall be included in Eligible Property for the period commencing on the A&D Lot Eligibility Date and ending on the applicable A&D Lot Maturity Date for each said Lot.  After the expiration of the final A&D Lot Maturity Date, such Lot shall continue to be included as Collateral for the Master Line, unless released as provided for herein, but shall be excluded from Eligible Property.

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(c)           Entitled Land.  Each Lot included in Entitled Land shall be included in Eligible Property for the period commencing on the A&D Lot Eligibility Date and ending on the applicable A&D Lot Maturity Date for each said Lot.  After the expiration of the final A&D Lot Maturity Date, such Lot shall be excluded from Eligible Property; provided, however, that upon the conversion of any Lot that is Entitled Land to either a Developed Lot or a Lot Under Development, such converted Lot shall be included in Eligible Property for an additional period commencing on the A&D Lot Eligibility Date and ending on the applicable A&D Lot Maturity Date for each said Developed Lot or Lot Under Development.

(d)           Pods.  Each Lot included in any Pod shall be included in Eligible Property for the period commencing on the A&D Lot Eligibility Date and ending on the applicable A&D Lot Maturity Date for each said Lot. After the expiration of the final A&D Lot Maturity Date, such Lot(s) in a Pod shall be excluded from Eligible Property.

5.1.2           Transfer of Lots for Home Construction.  Borrower may transfer a Lot for Home construction upon inclusion of the Lot in the Home cost component of a Borrowing Availability Report, identifying the specific Lot that is being converted, with such converted Lot thereafter to be classified as a Model Home, Spec Home or a Sold Home, as appropriate, and to be subject to the provisions of this Agreement relating to Homes; provided, however, that before any Lot is included in Eligible Property as a Home, the conditions set forth herein must have been satisfied with respect to each such Lot.  Effective upon such a transfer, there will be deducted from the Collateral Value that portion of the Collateral Value allocated to the Lot and the Lot will continue in the Eligible Property as a Home having an initial Home Collateral Value equal to the A&D Lot Allocation applicable to such Lot on which such Home is to be constructed. Upon the conversion of any Lot to either a Model, Spec or Sold Home, such converted Home and Lot shall be included in Eligible Property for an additional period commencing on the Home Eligibility Date and ending on the applicable Home Initial Due Date for each said Model, Spec or Sold Home as set forth in Section 5.1.3 below.

5.1.3           Home Term Limits; Reclassification of Homes.

(a)           Sold Homes/Spec Homes.  Each Spec or Sold Home and Lot shall be included in Eligible Property for the period commencing on the applicable Home Eligibility Date and ending on the applicable Home Initial Due Date for each said Spec or Sold Home and Lot, unless Agent, in its sole and absolute discretion, elects to extend said Home Initial Due Date.  After the expiration of the applicable Home Initial Due Date (unless extended by Agent in its sole and absolute discretion), such Spec or Sold Home and Lot shall continue to be included as Collateral, unless released as provided for herein, but shall be excluded from Eligible Property.

(b)           Model Homes.  Each Model Home and Lot shall be included in Eligible Property for the period commencing on the applicable Home Eligibility Date and ending on the applicable Home Initial Due Date for each said Model Home and Lot, unless Agent, in its sole and absolute discretion, elects to extend said Home Initial Due Date.  After the expiration of the applicable Home Initial Due Date unless extended by Agent in its sole and absolute discretion), such Model Home and Lot shall continue to be included as Collateral, unless released as provided for herein, but shall be excluded from Eligible Property.

5.1.4           Home or Lot Ineligibility.  Homes and/or Lots will no longer be Eligible Property upon (a) sale and release in compliance with the provisions of this Agreement, (b) upon expiration of the maximum term in accordance with the provisions of this Section 5.1, or (c) upon such Homes and/or Lots becoming ineligible, as the case may be.  However, a Home and/or Lot that is no longer Eligible Property because of expiration of the term during which such Home and/or Lot was entitled to be Eligible Property or because of its becoming ineligible pursuant to any provision of this Agreement will nevertheless remain part of the Collateral until released as permitted by this Agreement.

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5.1.5           Effect of Limitations.  If any of the limitations on Eligible Property, Collateral Value, Borrowing Availability, or outstanding Advances set forth in this Section 5.1 or elsewhere in this Agreement are exceeded, Agent may at its option either delete Homes and/or Lots from Eligible Property until such requirements are met, adjust the applicable Home Collateral Values and Lot Collateral Values in order that such requirements are not exceeded, or require Borrower to make a Remargining Payment pursuant hereto.

5.2           Borrowing Availability Report.

5.2.1           Proposed Borrowing Availability Report.  On or before the fifteenth (15th) day of each Calendar Month, Borrower will separately prepare and submit to Agent a proposed Borrowing Availability Report , including each Lot and Home to be included in Eligible Property, which report shall include, among other things that Lender may require from time to time, the following:

(a)           the name of the Approved Subdivision;

(b)           the Lot number as indicated on the recorded plat of the Approved Subdivision;

(c)           if applicable, whether the Lot is Entitled Land and/or included in a Pod, a Developed Lot or a Lot Under Development;

(d)           if applicable, the Home plan type;

(e)           if applicable, whether the Home is a Sold Home, a Spec Home, a Model Home, or ineligible Property;

(f)           the applicable Budget for the Lot and/or Home;

(g)           the Percent of Completion of each Lot and Home;

(h)           the listing price of the Home or the amount of the Approved Sales Contract, as applicable;

(i)           the date of the first Advance against the Lot and/or Home in Eligible Property and the applicable A&D Lot Eligibility Date and/or Home Eligibility Date for each applicable Lot and/or Home;

(j)           the A&D Lot Collateral Value, the applicable A&D Lot Allocation and the Maximum Allowed Lot Allocation for each Lot;

(k)           the Home Collateral Value, the Home Loan Allocation and the Maximum Allowed Home Allocation for each Home;

(l)           the status of construction of the A&D Improvements in Approved Subdivisions, a detailed breakdown of the costs of the various phases of construction of the A&D Improvements showing the amounts expended to date for such construction, the Maximum Allowed A&D Lot Allocation for the Lots, and an itemized estimate of the amount necessary to complete construction of the A&D Improvements in their entirety; and

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(m)           Borrower’s certification that the Lots and Homes included in the Eligible Property do not violate the covenants contained in Section 1.1 of the Additional Terms Schedule.

5.2.2           Form of Report and Certificate.  The proposed Borrowing Availability Report will be in written form and on computer disk formatted to Lender’s specifications as set forth in Exhibit “I”.

5.2.3           Approval of Borrowing Availability Report.  Each proposed Borrowing Availability Report shall be subject to approval and adjustment by Agent in its reasonable discretion based upon:

(a)           Agent's review of such report;

(b)           Agent's inspections made pursuant to Section 7.11 (as such inspections may result in any adjustments to reflect any variance between the Borrowing Availability Report and the results of such inspections by Agent); and

(c)           such other information as Agent may reasonably require in order to verify the Eligible Property, the Borrowing Availability, and all other items relating thereto.

The Borrowing Availability Report will also take into account the sale of Lots and/or Homes and all other adjustments and limitations permitted or required by this Agreement.  Each determination by Agent of the Eligible Property, the Borrowing Availability, and the amount of each Advance under the Master Line (and all other amounts and items entering into such determinations), will be final, conclusive and binding upon Borrower.  Agent will approve or reject each Borrowing Availability Report within five (5) Business Days of receipt of the proposed Borrowing Availability Report and, if rejected, Borrower shall make such revisions and adjustments to the proposed Borrowing Availability Report as Lender may reasonably request.

5.3                 Remargining; Principal Payments.

5.3.1           Maximum Outstanding.  Anything in the Loan Documents to the contrary notwithstanding, the total Outstanding Loan Borrowings shall not at any time exceed the Borrowing Availability.

5.3.2           No Advances.  Borrower shall not be entitled to any Advances under the Master Line if the effect thereof would be to cause the test in Section 5.3.1 to be violated.

5.3.3           Specific Limitations.  Lenders shall have no obligation to make Advances for any Lot or Home or include as Eligible Property any Lot and/or Home if the effect of such action would cause the violation of:

(i)           The A&D Lot Sub-Limit;

(ii)           The Spec or Model Subdivision Limitation;

(iii)           The Geographic Limitation; or

(iv)           The Borrowing Availability.

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5.3.4           Payments.  If for any reason (a) a payment is required in order to comply with the provisions of Section(s) 5.3.1, 5.3.2 and/or 5.3.3 above, or (b) at any time the Outstanding Loan Borrowings exceed the Borrowing Availability (including, without limitation, by reason of Commitment Amount reductions, changes in Appraised Values, exclusion of Eligible Property, adjustments to the Eligible Property or Collateral Value, or otherwise), Borrower shall be obligated to make a Remargining Payment.

5.4                 Adjustment to Eligible Property.  Any Collateral deemed ineligible to be Eligible Property after inclusion in Eligible Property, and the Collateral Value of such ineligible Collateral shall be immediately and automatically eliminated from the calculation of the Borrowing Availability.  Even though an item of Collateral is not included as Eligible Property, all conditions precedent to release from such Collateral from the Lien of the Deed of Trust will continue to apply (including payment of any required release prices, if applicable).

5.5                 Qualification of Lots as Eligible Property.  Borrower may include and maintain Lots (whether Lots Under Development or Developed Lots) as Eligible Property only if the following conditions precedent are satisfied, at all times that such Lots are included in Eligible Property:

5.5.1           No Defaults; Representations and Warranties.  No Event of Default shall have occurred and be continuing and all of the representations and warranties in this Agreement and the other Loan Documents shall be true and correct in all material respects.

5.5.2           Limitations.  After giving effect to the addition of such Lots to Eligible Property, the provisions of this Agreement are not violated.

5.5.3           Located in Approved Subdivision.  The Improved Lots are located in the Approved Subdivision.

5.5.4           Construction Contracts.  If requested by Agent, Borrower shall have provided Agent an executed contract for construction of the A&D Improvements between Borrower and the licensed contractor(s) retained by Borrower to construct the A&D Improvements.  Also, if requested by Agent, Borrower shall have provided to Agent a copy of each construction subcontract, architectural agreement, engineering agreement, and other agreements, documents, and instruments relating to construction of the A&D Improvements together with assignments of such contracts and agreements to the extent required by Agent.  The contract price in each such agreement, document, and instrument must be within the budgeted amount in the applicable A&D Budget.  Such contracts and agreements shall be in form and content reasonably satisfactory to Agent.

5.5.5           Final Subdivision Map or Plat.  If not previously provided, Borrower shall have delivered to Agent the Final Map.

5.5.6           Plans and Specifications.  If requested by Agent, Borrower shall have provided Agent and Agent shall have approved the final Plans and Specifications for the A&D Improvements.

5.5.7           Permits.  If requested by Agent, Borrower shall have provided evidence that Borrower has obtained all approvals and permits necessary to permit the construction of the A&D Improvements and the construction and sale of Homes in the Approved Subdivision, provided that Borrower may not have obtained all of the Approvals and Permits necessary for construction of the A&D Improvements or the construction and sale of Home to the extent such approvals and permits are not yet necessary and Borrower has not requested Advances to pay the costs of Improvements for which Approvals and Permits have not been obtained.

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5.5.8           Budget.  If requested by Agent, Borrower shall have provided Agent a final A&D Budget for Lots Under Development.

5.5.9           Construction Schedule.  If requested by Agent, Borrower shall have provided Agent the construction schedule for the completion of the A&D Improvements.

5.5.10         Assessments and Charges.  If requested by Agent, Borrower shall have provided, and Agent shall have approved, evidence that all water, sewer, and other charges assessed against the Lots which are then due and payable have been paid in the amount required.

5.5.11         Deed of Trust.  If the Lots have not previously been encumbered pursuant to a Deed of Trust, Borrower shall have provided to Agent a first lien Deed of Trust, subject only to Permitted Exceptions, duly executed, acknowledged, delivered and recorded.

5.5.12         Title Insurance.  If the Lots have not previously been encumbered pursuant to a Deed of Trust, Borrower shall have provided to Agent Title Insurance in form satisfactory to Agent.

5.5.13         Appraisal.  Agent shall have received, reviewed and approved an Appraisal of the Lots in question in accordance with the terms of this Agreement.

5.5.14         Other Items.  Borrower shall have provided Agent such other agreements, documents, and instruments as Agent may reasonably require.

5.5.15         Other Actions.  Borrower shall have performed such other actions as Agent may reasonably require.

5.6      Qualification of Homes as Eligible Property.  Borrower may include and maintain a Home in Eligible Property only if the following deliveries have been approved by Agent and if the following conditions precedent are satisfied, at all times that such Home is included in Eligible Property:

5.6.1           No Defaults.  No Event of Default or Default shall have occurred and be continuing.

5.6.2           Located in an Approved Subdivision.  Such Home is located on a Lot that is legally described as a Lot on a final subdivision plat or map, or subdivision filing and is in an Approved Subdivision.

5.6.3           Limitations.  After giving effect to the addition of such Home to Eligible Property, the provisions of this Agreement shall not be violated.

5.6.4           Construction Contracts.  If requested by Agent, Borrower shall have provided and Agent shall have approved copies of all executed contracts between Borrower and the licensed contractors retained by Borrower to construct the Home.  Also, if requested by Agent, Borrower shall have provided to Agent a copy of each construction subcontract, architectural agreement, engineering agreement, and other agreements, documents and instruments relating to construction of the Home, together with assignments of such contracts and agreements to the extent required by Agent.  The contract price in each such agreement, document and instrument must be within the budgeted amount in the applicable Construction Costs Schedule.  Such contracts and agreements shall be in form and content reasonably satisfactory to Agent.

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5.6.5           Home Plans and Specifications.  If requested by Agent, Borrower shall have provided and Agent shall have approved Plans and Specifications for the type of Home in question.

5.6.6           Permits.  If requested by Agent, Borrower shall have provided, and Agent shall have approved, evidence that Borrower has obtained all Approvals and Permits necessary to permit the construction and sale of the Home, including, without limitation, all applicable public reports, architectural committee approvals, and any other approvals required under the CC&Rs.

5.6.7           Construction Costs Schedule.  Borrower shall have provided and Agent shall have approved Construction Costs Schedule for the type of Home in question.

5.6.8           Home Appraisal.  Agent shall have approved the Appraisal for the type of Home.  The Appraised Value for the type of Home shall have been approved by Agent.

5.6.9           Final Subdivision Map or Plat.  Borrower shall have delivered to Agent the Final Map for the Home and Lot.

5.6.10        Approved Sales Contract.  If such Home is a Sold Home and if requested by Agent, Borrower shall have provided and Agent shall have approved a copy of the fully executed Approved Sales Contract for such Home.

5.6.11        Assessments and Charges.  If requested by Agent, Borrower shall have provided and Agent shall have approved evidence that all water, sewer, and other charges assessed against the Home which are then due and payable have been paid in the amount required.

5.6.12        Deed of Trust.  If the Lot on which the Home is to be constructed has not previously been encumbered by a Deed of Trust, Borrower shall have provided a first lien Deed of Trust, subject only to Permitted Exceptions, duly executed, acknowledged, delivered and recorded.

5.6.13        Title Insurance.  If the Home has not previously been encumbered pursuant to a Deed of Trust, Borrower shall have provided and Agent shall have approved the Title Insurance for said Lot and Home, in form satisfactory to Agent.

5.6.14        Other Items.  Borrower has provided to Agent such other agreements, documents, and instruments as Agent may reasonably require.

5.6.15        Other Actions.  Borrower has performed such other actions as Agent may reasonably require.

6.           LIMITATIONS ON ADVANCES.

6.1                 Balancing Requirements.  Notwithstanding any other provisions of this Agreement, if:

(a)           Borrower fails to pay: (i) any charges for labor or material or other items that may result in a claim or lien against any part of the Property included as Eligible Property (regardless of whether any portion thereof has been released from the lien of the Deed of Trust), or (ii) any taxes on any part of said Property before they are delinquent (except in the instance where Borrower contests such charges or taxes as authorized in the Deed of Trust), or (iii) any other charges, expenses or claims required to be paid pursuant to the Master Line;

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(b)           if any mechanic's lien or other claims are filed against any portion of the Property included as Eligible Property (regardless of whether any portion thereof has been released from the lien of the Deed of Trust), which lien or claim has not been bonded as provided in Section 9.26 of this Agreement;

(c)           Borrower makes any distribution or pays any dividend or other sums to any owner, partner or member of Borrower, or makes any intercompany advance or loan to any Affiliate of Borrower, as prohibited herein and in violation of any covenant in any of the Loan Documents;

(d)           Borrower fails to comply at all times with the covenants set out in the Loan Documents with respect to Borrower's maintaining its Net Worth or Debt–to–Equity Ratio at any specified level; or

(e)           Borrower otherwise defaults under any term or provision of this Agreement or any other Loan Documents (the deficiencies described in clauses (a) through (e) of this provision being hereinafter collectively referred to as the "Trailing Construction Costs");

then, at its option, Agent may require, as a condition to Borrower's right to obtain a partial release of any portion of the Property, and in addition to the payment to Agent of the applicable Release Price, that Borrower pay to Agent either: (A) an amount in cash equal to the gross proceeds from the sale of the Lot(s) and/or Home(s) being released in the Project minus such Release Price and such reasonable costs and expenses incurred in connection with such sale as are approved by Agent in its sole discretion, or (B) such greater amount as Agent may determine in its sole and absolute discretion, to be necessary to pay any such lien and such Trailing Construction Costs.  Any excess amounts paid to Agent over and above the applicable Release Price may be used or disbursed by Agent under the Master Line in such manner as Agent may determine in payment of any charge, claim, lien or expense related to any Lot or Home under the Master Line, or to apply against any amounts then due to Agent under the terms of any of the Loan Documents, or to create or increase Borrower's Deposit, all as Agent determines to be appropriate in its sole discretion.

6.2                 Master Line Advance Limitations.   Agent shall not be required to disburse any amount under the Master Line, as applicable, which, in Agent's reasonable opinion, will either (a) reduce the total undisbursed Commitment Amount below the amount necessary to pay for the balance of the work, labor and materials necessary to fully complete construction of the applicable Improvements and the payment of all costs in connection therewith, or (b) reduce the undisbursed amount of Allocations under the applicable Budget below the amount which Agent, in Agent's reasonable opinion, deems sufficient to pay in full the costs to which such amount is allocated (the deficiencies described in clauses (a) and (b) of this sentence being hereinafter collectively referred to as a "Loan Deficiency").

6.2.1           Borrower hereby agrees that if Agent determines that a Loan Deficiency exists, Borrower shall, upon ten (10) Business Days' written notice from Agent, either:

(a)           deposit with Agent pursuant to Section 6.3 below the amount that Agent, in its reasonable opinion, deems necessary to cure said Loan Deficiency, or

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(b)           furnish Agent with paid invoices, bills and receipts indicating that Borrower has paid, from Borrower's own funds, the costs of balancing said loan and curing the Loan Deficiency thereunder.

6.2.2           All amounts deposited by Borrower pursuant to this Section 6.2 shall be disbursed in accordance with the terms of this Agreement for the payment of the cost of construction of the Improvements for the Project prior to any further disbursement of any applicable loan funds.  Notwithstanding anything to the contrary set forth in this section, in determining whether a Loan Deficiency exists, Agent, at its option, may determine what sums are available by reallocating between specific Allocations, and Agent may also review the amount of any holdback before requesting that any sum be paid by Borrower under this section.

6.3                 Borrower's Deposit.  If at any time Agent shall in its reasonable discretion deems that:

(a)           Any Loan Deficiency exists,

(b)           Trailing Constructions Costs for the Project are unpaid,

(c)           Excess Costs for the Project are unpaid,

(d)           the undisbursed proceeds of the Master Line, as applicable, are insufficient to meet the costs of completing construction of any Improvements under the Project financed by said Master Line, or

(e)           Borrower has failed or is unable to pay the costs of insurance, ad valorem taxes and other normal costs of the Project,

Agent may refuse to make any additional Advances to Borrower until Borrower shall have deposited with Agent sufficient additional funds ("Borrower's Deposit") to cover the deficiency which Agent deems to exist in connection with said Master Line.  Such Borrower's Deposit will be disbursed by Agent to Borrower pursuant to the terms and conditions hereof as if they constituted a portion of the Master Line being made hereunder.  Borrower agrees upon ten (10) days' written demand by Agent to deposit with Agent such Borrower's Deposit.  Unless required by Governmental Requirements, Agent shall not be required to pay interest on Borrower's Deposit.

7.           MASTER LINE ADVANCES.

7.1                 Master Line Advance Procedure.  Advances may be made by Lenders at the written request of the Person or Persons designated by Borrower from time to time a Draw Request Form and an updated Borrowing Availability Report.  Subject to the terms and conditions of this Agreement (including those hereinafter set forth), such Person or Persons are hereby authorized by Borrower to direct the disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Lenders, and Lenders have had a reasonable time to act upon such notice.  Lenders have no duty to monitor for Borrower, or to report to any such Person, the use of proceeds of Advances.  Subject to the satisfaction of all applicable terms and conditions, with respect to:

7.1.1           each Draw Request Form submitted on or before 5:00 p.m. (Houston Time) on any Business Day, Lender will make the requested Advance on or before Noon on the fifth (5th) Business Day; and

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7.1.2           a Draw Request Form received by Lender after 5:00 p.m. (Houston Time) on any Business Day, Lender will make the requested advance on or before Noon on the sixth (6th) Business Day thereafter.

7.2           Conditions to Initial Advance Under the Master Line.  The obligation of Agent to make the initial Advance under the Master Line is subject to the prior or simultaneous occurrence of each of the following conditions:

7.2.1           Agent shall have received from Borrower all of the Loan Documents duly executed by Borrower and Guarantor.

7.2.2           Agent shall have received evidence from Borrower of Borrower's satisfaction of the Closing Conditions set forth in Exhibit "E" applicable to the Master Line.

7.2.3           Agent shall have received the Title Commitment, at the sole expense of Borrower.

7.2.4           As applicable, Agent shall have received payment of any and all commitment fees due and payable.

7.3                 Conditions to Advances.  The obligation of Agent to make any Advance under the Master Line, shall be subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions.  It is expressly provided that Agent may, in its sole and absolute discretion waive, delay or postpone the satisfaction of any of the following conditions either as to any specific Advance or as to all Advances; provided, however, that Agent's agreement to waive, delay or postpone the satisfaction of any condition shall not prejudice Agent's right to thereafter reinstate such condition or conditions as to any subsequent Advance. Agent may impose additional requirements as conditions to its consent to waive, delay or postpone satisfaction of any of the following conditions as Agent may, in its sole discretion, deem appropriate or prudent at the time.

7.3.1           The Loan Documents shall be and remain outstanding and enforceable in accordance with their terms.

7.3.2           The representations and warranties made by Borrower in this Agreement and in all other Loan Documents shall be true and correct as of the date of each Advance; and, if requested by Agent, Borrower shall give to Agent a certificate to that effect.

7.3.3           The covenants made by Borrower and Guarantor in this Agreement and in all other Loan Documents shall have been fully complied with, except to the extent such compliance may be limited by the passage of time or the completion of construction of the applicable Improvements under the Master Line.

7.3.4           Agent shall not have received or been served with a stop notice, whether or not accompanied by a bond as may be provided for under applicable law, which has not been released, withdrawn or for which Borrower has not furnished any bond that may be provided for under applicable law satisfactory to Agent to indemnify Lenders from all material loss, cost or expense with respect to such lien or stop notice, nor shall Agent have received any notice of any proceedings, whether administrative, judicial or otherwise, against the Borrower or the Property that could reasonably be expected to have a Material Adverse Effect.

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7.3.5           If requested by Agent and avaible under applicable law, Borrower shall furnish Agent (at Borrower's cost and expense) a CLTA Form 122 endorsement (or any available equivalent acceptable to Agent) under the Title Insurance for the Deed of Trust.

7.3.6           If requested by Agent, Agent shall have received satisfactory evidence of bonding with respect to the obligations of each contractor and any subcontractors, and Agent shall  have received a performance bond and a labor and material payment bond, both naming Agent and Lenders as co–obligee, in a penal sum equal to the amount of the construction contract and/or subcontract and containing such other provisions as may be required by Agent.  All bonds required hereby for the Project shall be issued by a surety company duly licensed and authorized to do business in the State in which the Property is located and otherwise acceptable to Agent.  Agent shall have received evidence satisfactory to it that such bonds with respect to the construction contract and/or subcontract have been properly recorded in the Office of the County Recorder of the county.  The bonding requirements set forth herein shall in no way affect or alter any of the other liabilities and responsibilities of Borrower, including without limitation the duty to provide a lien–free Project.

7.3.7           Agent shall have received a Draw Request Form for such Advance, completed, executed and sworn to by Borrower.

7.3.8           If required by Agent, each Draw Request Form shall be accompanied by (a) a "Conditional Waiver and Release Upon Progress Payment" or a "Conditional Waiver and Release Upon Final Payment", as appropriate, in the prescribed statutory form and approved by Agent, executed by each architect, subcontractor, supplier and materialman to be paid pursuant to such Draw Request Form and covering all labor, services, equipment and materials to be paid thereunder, and (b) an "Unconditional Waiver and Release Upon Progress Payment" or an "Unconditional Waiver and Release Upon Final Payment", as appropriate, in the prescribed statutory form and approved by Agent, executed by each architect, subcontractor, supplier and materialman intended to be paid from the immediately preceding Draw Request Form, covering all labor, services, equipment and materials performed or supplied by such subcontractor or materialman, as appropriate.  If requested by Agent, Borrower shall also submit copies of statements, bills or invoices from any contractors, subcontractors, laborers or materialmen, as Agent may require, to verify the accuracy of the Draw Request Form.  If the applicable Budget reflects a line item or category for general and administrative expenses, project management or supervision fees, or other amounts to be funded to Borrower or an Affiliate, and which amounts are not supported by invoices or other instruments reflecting an obligation or payment to a third party, Borrower shall furnish to Agent a separate written request specifically requesting the funding of the requested amount out of the appropriate line item or budget category, and said items will be disbursed monthly or on another periodic basis as reflected in the Budget.  Unless specifically approved by Agent in writing, no advance of general and administrative expenses, project management or supervision fees or similar amounts, whether established as a monthly allowance or reimbursement of expenses on an item by item basis, will be allowed or made with respect to periods preceding the date of execution of the Loan Documents and the recording of the Deed of Trust.

7.3.9           There shall exist no Default or Event of Default.

7.3.10         The Improvements for the Project shall not have been materially injured, damaged or destroyed by fire or other casualty, nor shall any material part of the Project be subject to condemnation proceedings or negotiations for sale in lieu thereof.

7.3.11         All work typically done at the stage of construction when the Advance is requested for the Project shall have been done, and all materials, supplies, chattels and fixtures typically furnished or installed at such stage of construction shall have been furnished or installed.

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7.3.12         All personal property not yet incorporated into the Improvements for the Project, but which is to be paid for out of such Advance, must then be located upon the Land for said Project, secured in a method acceptable to Agent, and Agent shall have received evidence thereof.

7.3.13         Borrower shall have complied with all requirements of the Inspecting Person and all Governmental Authorities for the Project, and Agent shall have received (in form and content satisfactory to Agent) an inspection report prepared by the Inspecting Person with respect to the requested Advance.

7.3.14         Prior to any initial Advance for any Lot included in the Eligible Property, each such Lot shall have been pre-sold under an Approved Sales Contract.

7.4                 Disbursement by Journal Entry or Direct Payment to Third Parties.  Agent and Lenders may, in Agent's discretion, upon the occurrence of a Default, or an Event of Default, disburse Master Line proceeds by journal entry to pay interest and financing costs for the Master Line and to pay any other amounts payable by Borrower to Agent (including any Partial A&D Release Price that is payable upon the conversion of a Lot to a Home) or for any other purpose set out in the applicable Budget, and Agent may disburse Master Line proceeds directly to third parties to pay costs or expenses required to be paid by Borrower in connection with the construction of Improvements financed under the applicable loan or for any other purpose set forth in the applicable Budget.  Master Line proceeds disbursed by Agent by journal entry to pay interest or financing costs, and Master Line proceeds disbursed directly by Agent to third parties to pay costs or expenses required to be paid by Borrower shall constitute Advances to Borrower.

7.5                 Advance Not An Approval.  The making of any Advance or part thereof under the Master Line shall not be deemed an approval or acceptance by Agent of the work theretofore done for the Project.  Agent shall have no obligation to make any Advance or part thereof under the Master Line after the happening of any Event of Default, but shall have the right and option so to do; provided, however, that if Agent elects to make any such Advance, no such Advance shall be deemed to be either a waiver of the right to demand payment of the Master Line, or any part thereof, or an obligation to make any other Advance under the Master Line.

7.6                 Time and Place of Advances.  Except as set forth in this Agreement, all Advances under the Master Line are to be made by direct deposit into the Special Account.  In the event Borrower shall part with or be in any manner whatever deprived of Borrower's interests in and to the Land made hereunder, Agent may, at Agent's option but without any obligation to do so, continue to make Advances under the Master Line, and subject to all of the terms and conditions of the Loan Documents, to such person or persons as may succeed to Borrower's title and interest and all sums so disbursed shall be deemed Advances under the Master Line and secured by the Deed of Trust and all other liens or security interests securing the Master Line.

7.7                 Business Days.  If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of the Note and this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

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7.8                 No Third–Party Beneficiaries.  The benefits of this Agreement shall not inure to any third party, nor shall this Agreement be construed to make or render Agent or Lenders liable to any materialmen, subcontractors, contractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction of any Improvements for the Project or for debts or claims accruing to any such persons or entities against Borrower.  Agent or Lenders shall not be liable for the manner in which any Advances under the Master Line may be applied by Borrower, any Contractor and any of Borrower's other contractors or subcontractors.  Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Agent or Lenders, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than Borrower.  Without limiting the generality of the foregoing, Advances made to any contractor, subcontractor or supplier of labor or materials, pursuant to any requests for Advances, whether or not such request is required to be approved by Borrower, shall not be deemed a recognition by Agent or Lenders of a third–party beneficiary status of any such person or entity.

7.9                 Reallocations of Budget Line Items.  All changes in the Allocations in any Budget, as applicable, are subject to the limitations set forth in the Project Disbursement Schedule attached hereto as Exhibit “D”.

7.9.1           Reallocation Among Budget Line Items.  Agent reserves the right, at its option, to disburse Advances requested for any of the Allocations in the applicable Budget for such other purposes, or in such different proportions, relating to the Project as Agent may deem necessary or advisable.  Borrower shall not be entitled to require that Agent reallocate funds among the Allocations in any Budget.

7.9.2           Reallocation of Contingency Funds.  Any amount allocated in any Budget for "contingencies" or other non–specific purposes may, in Agent's discretion, be disbursed by Agent to pay future contingent costs and expenses as Agent shall approve.  Under no circumstances shall Borrower have the right to require Agent to disburse any amounts so allocated.  Agent may impose such requirements and conditions as it deems prudent and necessary should it elect to disburse all or any portion of the amounts so allocated.

7.10           Withholding.  Agent may (a) withhold from any Advance, or (b) on account of subsequently discovered evidence, withhold from a later Advance, or (c) require Borrower to repay to Agent the whole or any part of any earlier Advance such sum as may be necessary to protect Agent from loss on account of (i) defective work not remedied or requirements of this Agreement not performed, (ii) liens filed or reasonable evidence indicating probable filing of liens, (iii) failure of Borrower to make payments to subcontractors for material or labor, or (iv) a reasonable doubt that the construction can be completed or the purpose of each Allocation set forth in the applicable Budget can be accomplished from the balance of the Master Line then undisbursed.  When all such grounds are removed, payment shall be made of any amount so withheld because of them.

7.11            Inspections.  Borrower shall submit to Agent a Draw Request Form when funding is requested under the Master Line.  Agent will inspect the Improvements for which a Draw Request Form has been received for purposes of evaluating the status of construction and expenses incurred, of determining whether work has been performed in accordance with the applicable Plans and Specifications and the Loan Documents, and of determining that construction and expenses are progressing within the applicable Budget.  Based upon the inspection by Agent and Agent's evaluation, Agent shall, subject to satisfaction of all conditions precedent with respect thereto, fund said Draw Request Form for the Improvements financed under the applicable Project for which a Draw Request Form has been received.

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7.12                 First-Lien Priority.  In addition to any and all rights of Agent and obligations of Borrower hereunder, Borrower acknowledges and agrees that:

7.12.1                      All Master Line proceeds to be disbursed for the construction of the Improvements shall be applied solely for the payment of claims of lien claimants, and Borrower shall have no right to be paid any Master Line proceeds to be applied for any other use or purpose unless and until Borrower has provided Agent with evidence satisfactory to Agent in its reasonable discretion that all such claims have been paid in full or that the time for the recording of such claims has expired with no liens pursuant to such claims having been recorded; and

7.12.2                      Agent shall be permitted to take any actions or require Borrower to comply with any requirements reasonably determined by Agent to be necessary to protect the first-lien priority of the Deed of Trust, including without limitation:

(a)           disbursing Master Line proceeds directly to Contractor and/or any subcontractors;

(b)           requiring lien waivers from all lien claimants who have performed work, provided services or furnished labor, equipment or materials in connection with the construction of the Improvements as a condition to disbursing any Advances to or for the benefit of any said party; and/or

(c)           instituting additional disbursement controls to make certain that loan funds are disbursed in accordance with applicable legal requirements.

8.           WARRANTIES AND REPRESENTATIONS.  Borrower hereby unconditionally warrants and represents to Agent and Lenders, as of the date hereof and at all times during the term of the Agreement, as follows:

8.1                 Plans and Specifications.  The respective Plans and Specifications for the A&D Improvements and for the Homes are in compliance with all Governmental Requirements and, to the extent required by Governmental Requirements or any effective restrictive covenant, have been approved by each Governmental Authority and/or by the beneficiaries of any such restrictive covenant affecting the Project.

8.2                 Governmental Requirements.  No violation of any Governmental Requirements exists or will exist with respect to the Project and Borrower is not, nor will it be, in default with respect to any Governmental Requirements, in each case except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

8.3                 Utility Services.  Unless the A&D Improvements include the extension of utility services and provision of utility capacities to serve the Project to the property line(s) of the Land, all utility services of sufficient size and capacity necessary for the construction of the Improvements and the use thereof for their intended purposes are available at the property line(s) of the Land for connection to the Improvements, including potable water, storm and sanitary sewer, gas, electric and telephone facilities.

8.4                 Access.  All roads (except for roads, streets and alleys within the Project) necessary for the full utilization of the Improvements for their intended purposes have been completed and have been dedicated to the public use and accepted by the appropriate Governmental Authority.

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8.5                 No Commencement.  Except as disclosed to Agent and the Title Company in writing, as of the date of this Agreement, no steps to commence construction on the Land, including steps to clear or otherwise prepare the Land for construction thereon or the delivery of material for use in construction of the Improvements, have been taken, nor has any contract or other agreement for construction thereon been entered into, for furnishing materials for such construction or for any other purpose, the performance of which by the other party thereto would give rise to a lien on the Land.

8.6                 Financial Statements.  Each financial statement of Borrower and Guarantor delivered heretofore, concurrently herewith or hereafter to Agent was and will be prepared in conformity with GAAP, or other good accounting principles approved by Agent, applied on a basis consistent with that of previous statements and fairly present in all material respects the financial condition of Borrower and Guarantor (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no material adverse change in either Borrower's and Guarantor’s financial condition subsequent to the date of the most recent financial statement of Borrower and Guarantor delivered to Agent.

8.7                 Statements.  No certificate, statement, report or other information other than “Projections” (as defined below) delivered heretofore, concurrently herewith or hereafter by Borrower to Agent in connection herewith, or in connection with any transaction contemplated hereby, contains any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading, and same were true, complete and accurate as of the date thereof.  All financial projections concerning Borrower and Guarantor that have been or are hereafter available to Agent and Lenders (“Projections”) have been or, in the case of Projections made available after the date hereof, will be prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower and Guarantor and that no assurance can be given that such Projections will be realized)
8.8                 Disclaimer of Other Financing.  Borrower acknowledges and agrees that Agent has not made any commitments, either express or implied, to extend the term of the Master Line (unless otherwise expressly set forth herein) past its stated maturity date or to provide Borrower with any other financing other than the Master Line described in this Agreement.

8.9                 Interstate Land Sales Act.  Borrower's development of the Project and the sale or lease of the Project by Borrower are exempt from the registration and any requirements of the Interstate Land Sales Full Disclosure Act and the regulations promulgated thereunder.

8.10                 No Other Lending or Debt.  Except as disclosed to Agent in writing, and approved by Agent, or except as set forth in the Budget, there shall be no third–party debt on the Property or in Borrower, other than trade debt and Excepted Liens, and Borrower shall not make loans or advances of its funds or Master Line funds to any third party or to any Affiliate or any distributions or return of capital or investment to any member or shareholder of Borrower if such distribution or return of capital or investment would result in the violation of any covenant contained in this Agreement.

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8.11                 No Consent.  Except as disclosed in the Disclosure Certificate, Borrower's execution, delivery and performance of the Note and the Loan Documents, including this Agreement, to which Borrower is a party do not require the consent or approval of any owner, member, venturer, partner, or of any stockholder of or partner in any of the owners, members, venturers or partners, or of any other Person which has not been obtained, including but not limited to any Governmental Authority, except where the failure to obtain such consent or approval would not have a Material Adverse Effect.

8.12                 Investments and Guaranties.  At the date of this Agreement, Borrower has not made material investments in, advances to or guaranties of the obligations of any Person, except as reflected in the Financial Statements or disclosed to the Agent in the Disclosure Certificate and except as otherwise permitted by this Agreement.

8.13                 Liabilities; Litigation.  Except for liabilities incurred in the normal course of business, Borrower has no material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements or as disclosed to the Agent in the Disclosure Certificate. As of the date of this Agreement there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower which (a) challenges the validity of this Agreement, the Note or any of the other Loan Documents or (b) involves the possibility of any judgment or liability not fully covered by insurance, and which could reasonably be expected to have a Material Adverse Effect.

8.14                 Titles, Etc.  Borrower has good title to its respective material (individually or in the aggregate) Property, free and clear of all Liens except (a) Liens referred to in the Financial Statements, (b) Liens and minor irregularities in title which do not interfere with the occupation, use, or enjoyment by Borrower of any of the Property in the normal course of business as presently conducted or impair the value thereof for such business, except where such interference or impairment could not reasonably be expected to have a Material Adverse Effect, (c) Liens disclosed to the Agent in the Disclosure Certificate or the Title Commitment, (d) Liens otherwise permitted or contemplated by this Agreement or the other Loan Documents, or (e) Excepted Liens.

8.15                 Defaults.  Borrower is not in material default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a material default under any material loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of Borrower, or under any material agreement or other instrument to which Borrower is a party or by which Borrower is bound if such default could reasonably be expected to have a Material Adverse Effect.  No Default hereunder has occurred and is continuing.

8.16                 Securities Exchange Act of 1934.  None of Advances will be used directly or indirectly to fund a personal loan to or for the benefit of a director or executive officer of a Borrower.

8.17                 USA Patriot Act Notification.  Borrower agrees to provide evidence of the identity of Borrower that Agent may request from time to time to permit Agent to verify the identity of Borrower or to otherwise comply with applicable governmental laws and regulations, including without limitation Section 326 of the USA Patriot Act of 2001, 31 U.S.C. 5318.

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9.           COVENANTS OF BORROWER.  Borrower hereby unconditionally covenants and agrees with Agent and Lenders, until the Indebtedness shall have been paid in full, the Commitments shall have terminated and all Letters of Credit shall have expired or terminated or fully collateralized with cash deposited with the Letter of Credit Issuer, as follows:

9.1                 Commencement and Completion.  Except as disclosed in writing by Borrower to Agent (and in all events only if the Title Insurance insures the same in a manner satisfactory to Agent), prior to the recordation of the Deed of Trust, no construction contract shall have been recorded with respect to each Lot to be covered thereby, no work of any kind (including but not limited to the destruction or removal of any existing improvements, site work, clearing, grubbing, draining, or fencing of each such Lot by Borrower or its agents) shall have commenced or shall have been performed on any such Lot, no equipment or material shall have been delivered to or upon any such Lot for any purpose whatsoever, no contract (or memorandum or affidavit thereof) for the supplying of labor, materials or services for the construction of the improvements thereto shall have been recorded by any Person in the mechanic's lien or other appropriate records in the county where any such Lot is located, and no specially fabricated materials or equipment shall have been ordered or received.

9.1.1           A&D Improvements.  Borrower will cause the construction of the A&D Improvements to be completed free and clear of Liens or claims for Liens for material supplied and for labor services performed in connection with the construction of the A&D Improvements,  other than Excepted Liens.

9.1.2           Commencement and Continuation of Home Construction.  Borrower will comply at all times with the following covenants regarding the commencement and continuation of construction.

(a)           Timely Commencement of Construction.  Construction shall be commenced within thirty (30) days after the Home Eligibility Date, except in the event of any one or more Force Majeure Event, in which event, within ninety (90) days after said Home Eligibility Date.

(b)           Continuation of Construction.  Borrower shall not cease construction of any Home for more than fifteen (15) days without the consent of Agent for any cause not a Force Majeure Event (or for any period up to, in the aggregate, ninety (90) consecutive days as a result of one or more Force Majeure Events).

(c)           Completion of Construction.  Construction of each Home shall be fully completed and ready for occupancy not later than the Home Completion Date.  Borrower shall secure the issuance of a permanent certificate of occupancy or its equivalent by the requisite Governmental Authority on or before such Home Completion Date.

(d)           Breach of Construction Commencement or Continuation Covenants.  In the event Borrower fails to commence construction of improvements on any Lot within the time period specified in this Section 9.1.2 or ceases construction for a period in excess of the limitations provided herein, said event shall constitute a breach of the covenant contained in this Section 9.1.2 unless Agent otherwise agrees in writing  or the same is resulting from one or more Force Majeure Event, in which case said delay shall not be for more than ninety (90) consecutive days.

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9.2                 No Changes.  Except as provided in Section 9.28 below, Borrower will not amend, alter or change (pursuant to change order, amendment or otherwise) the Plans and Specifications unless the same shall have been approved in advance in writing by Agent, and by all applicable Governmental Authorities.

9.3                 Advances.  Borrower will receive the Advances and will hold same as a trust fund for the purpose of paying the cost of construction of the Improvements and related non–construction costs related to the Project as provided for herein.  Borrower will apply all Advances for payment of costs of labor, material, and services supplied for the acquisition and development of the Land and/or the construction of the Improvements and such other costs and expenses incident thereto and will not use any part thereof for any other purpose.

9.4                 First Right of Refusal.  Borrower agrees to give Lender the First Right of Refusal to provide financing through the Master Line for all Collateral and other Property owned and developed by Borrower and/or its Affiliates.  Borrower may choose alternative financing options only after Agent has determined not to include any Future Project into the Master Line under the terms hereof or has failed to present to Borrower a commercially reasonable proposal for financing within thirty (30) days after request to do so.

9.5                 Surveys.  Prior to the inclusion of a Project under the Master Line and/or following the occurrence of any Default related to any Project currently financed under the Master Line, Borrower will furnish Agent, from time to time at the request of Agent and at Borrower's expense a survey prepared by a registered engineer or surveyor reasonably acceptable to Agent, showing the location of the Improvements, and certifying that same are entirely within the property lines of the Land, do not encroach upon any easement, setback or building line, are placed in accordance with the Plans and Specifications, all Governmental Requirements and all restrictive covenants affecting the Land and/or Improvements, and showing no state of facts objectionable to Agent.  All surveys shall be in form and substance and from a registered public surveyor reasonably acceptable to Agent.

9.6                 Defects and Variances.  Borrower will, upon demand of Agent and at Borrower's sole expense, correct any structural defect in the Improvements or any variance from the Plans and Specifications not approved in writing by Agent.

9.7                 Inspecting Person.  Borrower will pay the fees and expenses reasonably incurred by, and cooperate with, the Inspecting Person and will cause the Design Professional, the Contractor, each contractor and subcontractor and the employees of each of them to cooperate with the Inspecting Person and, upon request, will furnish the Inspecting Person whatever the Inspecting Person may consider necessary or useful in connection with the performance of the Inspecting Person's duties.  Without limiting the generality of the foregoing, Borrower shall furnish or cause to be furnished such items as working details, Plans and Specifications and details thereof, samples of materials, licenses, permits, certificates of public authorities, zoning ordinances, building codes and copies of the contracts between such person and Borrower (if applicable).  Borrower will permit Agent, the Inspecting Person and their representative to enter the Project during normal business hours and upon reasonable prior notice for the purposes of inspecting same.  Borrower acknowledges that the duties of the Inspecting Person run solely to Agent and that the Inspecting Person shall have no obligations or responsibilities whatsoever to Borrower, Contractor, the Design Professional, or to any of Borrower's or Contractor's agents, employees, contractors or subcontractors.

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9.8                 Personalty and Fixtures.  Borrower will deliver to Agent, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien of the Deed of Trust or to the security interest of the Security Agreement.

9.9                 Compliance With Governmental Requirements.   Borrower will comply promptly with all Governmental Requirements.

9.10                 Compliance With Restrictive Covenants.  Borrower will comply with all restrictive covenants, if any, affecting the Project.  Construction of the Improvements will be performed in a good and workmanlike manner, within the perimeter boundaries of the Land and within all applicable building and setback lines in accordance with all Governmental Requirements and the Plans and Specifications.

9.11                 Payment of Expenses.  Borrower shall pay or reimburse to Agent and Lenders all costs and expenses relating to the Project and for which an Advance is made, including (without limitation), title insurance and examination charges, survey costs, insurance premiums, filing and recording fees, and other expenses payable to third parties incurred by Agent or Lenders in connection with the consummation of the transactions contemplated by this Agreement.

9.12                 Notices Received.  Borrower will promptly deliver to Agent a true and correct copy of all notices received by Borrower from any person or entity with respect to Borrower, the Project, or any or all of them, which in any material way relates to or affects the Master Line or the Project.

9.13                 Advertising by Agent.  If required by Agent, Borrower agrees that during the term of the Master Line, Borrower shall erect and thereafter shall maintain on the Project one or more advertising signs furnished by Agent indicating that the financing for the Project has been furnished by Agent.

9.14                 Intentionally Omitted.

9.15                 Certificates of Compliance.  If requested by Agent, Borrower will furnish or cause to be furnished to Agent within five (5) days after a request therefor, a certificate signed by the principal financial officer of Borrower stating that:

(a)           a review of the activities of Borrower has been made under his supervision with a view to determining whether Borrower has fulfilled all of its obligations under this Agreement, the other Loan Documents and the Note;

(b)           stating that Borrower has fulfilled its obligations under such instruments and that all representations made herein continue to be true and correct in all material respects (or specifying the nature of any change), or if there shall be a Default or Event of Default, specifying the nature and status thereof and Borrower's proposed response thereto;

(c)           demonstrating in reasonable detail compliance (including but not limited to showing all calculations) as at the end of such fiscal year, and with such other provisions hereof as Agent may reasonably request; and

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(d)           containing or accompanied by such financial or other details, information and material as Agent may reasonably request to evidence such compliance.

9.16                 Taxes and Other Liens.  Borrower will pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon Borrower or upon the income or the Property of Borrower as well as all material claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of the Property of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Borrower, and if Borrower shall have set up reserves therefor adequate under GAAP.

9.17                 Maintenance.  Borrower will maintain its limited liability company, joint venture, partnership, corporate or other entity, as the case may be, existence, rights and franchises.

9.18                 Further Assurances.  Borrower will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Loan Documents, including this Agreement.  Borrower at its expense will promptly execute and deliver to Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Loan Documents, or more fully to state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

9.19                 Costs and Expenses.  Borrower will reimburse Agent for all expenses of Agent, including attorneys' fees, reasonably incurred in connection with the preparation, execution, delivery, administration and performance of the Loan Documents.  Borrower will also pay all reasonable invoices presented by Agent and all reasonable out–of–pocket expenses of Agent in connection with the administration of this Agreement and the other Loan Documents including, but not limited to, fees charged by Agent or its independent or internal inspectors, reasonable attorneys' fees, appraisal fees, recording fees, survey costs, title endorsement premiums and premiums for the Title Insurance.  Borrower will, upon request, promptly reimburse Agent for all amounts reasonably expended, advanced or incurred by Agent or Lender to satisfy any obligation of Borrower under this Agreement or any other Loan Document, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Agent in connection with any such matters, together with interest at the post–maturity rate specified in the Note on each such amount from the date of written demand or request by Agent for reimbursement until the date of reimbursement to Agent.

9.20                 Insurance.  Borrower now maintains and will continue to maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such liabilities, casualties, risks and contingencies and in such types and amounts as reasonably required by Agent and is commercially available.  All such insurance to be written in form and with companies reasonably approved by Agent with loss made payable to Agent and/or its successors and assigns, without contribution, and Borrower shall have delivered the corresponding certificates of insurance to Agent with evidence of payment of premiums thereon.  No such policy shall be canceled, endorsed or amended to any extent unless the issuer thereof shall have first given Agent at least thirty (30) days' prior written notice.  Upon reasonable request of Agent, Borrower will furnish or cause to be furnished to Agent from time to time (a) a summary of the insurance coverage of Borrower in form and substance satisfactory to Agent and if requested will furnish Agent copies of the applicable policies and (b) a copy of any completion status report provided by Borrower to any insurance company.  In the case of any fire, accident or other casualty causing loss or damage to any Property of Borrower securing the payment of the Indebtedness, the proceeds of such policies shall be used either (i) to repair or replace such damaged Property, or (ii) to prepay the Indebtedness, such election to be made by Agent.

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9.21                 Right of Inspection.  During normal business hours and upon reasonable advance notice (except in the case of an emergency as reasonably determined by Agent), Borrower will permit any officer, employee or agent of Agent or Agent to visit and inspect any of the Property of Borrower, and examine Borrower's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower with Borrower's officers, accountants and auditors.

9.22                 Notice of Certain Events.  Borrower shall promptly notify Agent if Borrower obtains knowledge of the occurrence of:

(a)           any event which constitutes a Default, together with a detailed statement by a responsible officer of Borrower of the steps being taken to cure the effect of such Default; or

(b)           the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of indebtedness of Borrower or of any security (as defined in the Securities Act of 1933, as amended) of Borrower with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; or

(c)            any legal, judicial or regulatory proceedings affecting Borrower or any of the Property of Borrower and involving an amount in controversy equal to One Million Dollars ($1,000,000.00) or more individually; or

(d)           any dispute between Borrower and any Governmental Authority or any other Person which, if adversely determined, would have a Material Adverse Effect; or

(e)           any event or condition having a Material Adverse Effect.

9.23                 Affiliates.  All transactions between Borrower and any Affiliate of Borrower shall be arms length transactions undertaken in good faith and in the ordinary course of business, unless approved by Agent in its reasonable discretion, but the foregoing shall not limit or prohibit payments by the Affiliates to Borrower.

9.24                 Notices by Governmental Authority, Fire and Casualty Losses, Etc.  Borrower will timely comply with and promptly furnish to Agent true and complete copies of any official notice or claim by any Governmental Authority pertaining to any Lot mortgaged to Agent or any Home to be constructed thereon.  Borrower will promptly notify Agent of any fire or casualty or any notice of taking or eminent domain action or proceeding affecting any such Lot or Home.  In the event any such Lot or Home is taken in an eminent domain action or proceeding, the condemnation proceeds resulting from such action or proceeding shall be paid to Agent to be applied as a prepayment of the Indebtedness.

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9.25                 Arbitration Provisions.

9.25.1                      Agent, Lenders and Borrower agree that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, the Note any of the other Loan Documents or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA").  Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Agent's address having an AAA regional office, or at any other place selected by mutual agreement of the parties.

9.25.2                      No act to take or dispose of any collateral and/or other security for the Master Line shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement.  This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies.  Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment.  Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party.

9.25.3                      Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction.  Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction.  The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes.  The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

9.26                 Payment of Claims.  Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with all Lots mortgaged to Agent and the construction of the Homes thereon.  A discharge of the Deed of Trust and taking of a new deed of trust in substitution thereof shall not release or diminish this obligation.  Notwithstanding anything to the contrary contained in this Agreement, Borrower may contest:

(a)           the validity or amount of any claim of any contractor, consultant, architect, or other Person providing labor, materials, or services with respect to any Lot mortgaged to Agent or the construction of the Home thereon,

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(b)           any tax or special assessment levied by any Governmental Authority, or

(c)           the enforcement of or compliance with any Governmental Requirements,

and any such contest on the part of Borrower shall not be a Default hereunder provided that during the pendency of any such contest Borrower shall furnish to Agent and the Title Insurer an indemnity bond with a corporate surety satisfactory to Agent and the Title Insurer or other security acceptable to them in an amount equal to one hundred fifty percent (150%) of such claim or tax, and provided further that Borrower shall pay any amount finally adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon before such judgment creates a Lien on such Lot or the Home to be constructed thereon.

9.27                 Appraisals.  Borrower shall allow Agent's appraiser access to its Property and records and shall cooperate in any other reasonable manner in allowing such Appraisal to be prepared and completed on a timely basis.

9.28                 Plans and Specifications; Change Orders.  Borrower will construct all of the Improvements in substantial compliance with the Plans and Specifications.  Any change or changes to the Plans and Specifications for any of the Improvements resulting in a decrease in the construction costs of such Improvements or which exceed in the aggregate five percent (5%) of the total construction costs of such Improvements shall be disclosed to Agent by providing Agent with all change orders instructing and evidencing such changes.  Agent’s approval shall not be required for any change or changes to the Plans and Specifications for any of the Improvements which does not exceed in the aggregate five percent (5%) of the total construction costs of such Improvements.

9.29                 List of Subcontractors, Etc.   Borrower will, if requested by Agent, make available to Agent or its representatives, lists identifying all contractors, subcontractors, engineers, architects, materialmen and suppliers of labor or materials in connection with the construction of the Improvements (said parties being hereinafter referred to as "suppliers" and counterparts and/or conditional assignments of any and all construction contracts, bills of sale, invoices, statements, conveyances, receipted vouchers or agreements of any nature under which Borrower claims title to any materials or supplies used or to be used in the construction of the Improvements.  Borrower will, if requested by Agent, provide detailed information in connection with such lists and suppliers including but not limited to an itemization of:

(a)           the stage of construction during which each supplier supplied labor and/or materials,

(b)           Borrower's account number with each such supplier,

(c)           the telephone number, mailing address and physical address of each such supplier, and

(d)           such other information as Agent may reasonable request to verify Borrower's payment and credit history with respect to such suppliers.

9.30                 Liens.  Borrower will not create, incur, assume or permit to exist any Lien on any of its Property subject to the Deed of Trust, except:

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(a)           Liens securing the payment of any Indebtedness and Obligations;

(b)           Liens securing the payment of any Subordinate Debt approved by Agent hereunder;

(c)           Excepted Liens; and

(d)           Liens disclosed in the Disclosure Certificate and approved by Agent.

Provided, however, that any Lien that is not included in subsections (a) through (d) above will not trigger a Default hereunder if Borrower is contesting said Lien as provided in Section 9.26 above.

9.31                 Distributions, Payments, Etc., by Borrower.  Borrower will not make distributions, returns of capital, payments of fees or salary or other payments of any nature whatsoever, which are not payments for Permitted Expenses if such payments or distributions would cause Borrower to breach any of the covenants contained in this Agreement, including, but not limited to, the covenants contained in Section 9.36–9.38 hereof.  In the event such distribution, return of capital, payment of fees or salaries or other payments result in a violation of the other covenants contained in this Agreement (including, but not limited to, those covenants specified in Section 9.36–9.38 hereof), Borrower shall cause such funds to be repaid in order to cure any such breach of the other covenants of the Agreement.  If such payment or distribution results in a violation of any covenant contained in this Agreement, the making of such payment or distribution shall constitute an Event of Default under this Agreement.

9.32                 Sales and Leasebacks.  Except for transactions related to the sale and leaseback of Model Homes that are approved by Agent in writing (which approval may require the assignment of Borrower’s interests under the lease and such other agreements as Agent may require in its sole discretion) Borrower will not enter into any arrangement, directly or indirectly, with any Person whereby Borrower shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby Borrower shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which Borrower intends to use for substantially the same purpose or purposes as the Property sold or transferred.

9.33                 Nature of Business.  Except as disclosed to Agent in writing prior to the Closing Date and approved by Agent, Borrower will not engage in any business other than the home building business or in the acquisition of real property and the development of such property into Lots for the purpose of the construction of Homes thereon primarily by Borrower and its Affiliates.

9.34                 Annexation.  Borrower will not execute or file any subdivision plat, tentative map, final map, or lot-line adjustment or effect the annexation of all or part of any such Lot to any city or other political unit without the prior written consent of Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

9.35                 Mergers; Ownership of Borrower.  Borrower will not merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its Property (whether now owned or hereafter acquired) to any Person. Borrower will not permit any Affiliate to take any of the actions set forth in the preceding sentence if such action would have a Material Adverse Effect on Borrower.  Without limiting the terms and provisions of the Deed of Trust, Borrower will not permit or suffer to exist any transaction or circumstance whereby the Person or Persons who manage and control Borrower as of the date of execution of this Agreement shall cease to manage and control Borrower.  The term "control" as utilized herein means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of Borrower, whether through the ownership, by contract, or otherwise. The death, incapacity or disability of any individual who owns or controls Borrower (whether such ownership or control is through such individual’s direct ownership or control of the Borrower, or through such individual’s ownership or control of one or more intermediary entities) shall be considered to be a change of ownership or control of the affected entity in violation of this Section 9.35.

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9.36                 Minimum Net Worth.  Borrower will not permit (at any time) its Net Worth to be less than the amount set forth in the Additional Terms Schedule.

9.37                 Maximum Debt–to–Equity Ratio.  Borrower will not permit (at any time) its Debt–to–Equity Ratio to be greater than the amount set forth in the Additional Terms Schedule.

9.38                 Minimum Working Capital.  Borrower will not permit (at any time) its Working Capital to be less than the amount set forth in the Additional Terms Schedule.

9.39                 Subordinate Debt.  As a condition to Lender's approval of any Subordinate Debt, Borrower and Subordinate Lender shall execute and deliver to Lender the Subordination Agreement required hereunder.  Notwithstanding any provision herein to the contrary, Borrower and Agent may agree to close the Master Line prior to the approval and entry of any Projects herein and the execution and delivery to Lender of any Subordination Agreement(s) relating to any Subordinate Debt approved by Agent as provided; provided however, until such time as Borrower has satisfied the “Deferred Funding Conditions” (as defined below), Agent and Lenders shall not be obligated to enter any Project(s) into the Master Line and/or disburse any Advances to Borrower.  As used herein, the term “Deferred Funding Conditions” shall mean the satisfaction of the following conditions: (i) Borrower’s satisfaction of the applicable Project Approval Requirements for entry of the Project into the Master Line, and (ii) either (a) the subordination of the Subordinate Debt to the lien of the Deed of Trust and the obligations of Borrower hereunder pursuant to a Subordination Agreement acceptable to Lender, or (b) Agent’s confirmation that any Subordinate Debt is subordinated to Borrower’s obligations hereunder pursuant to the terms of the Subordinate Debt Documents, which subordination shall be confirmed in writing by Borrower to Lender’s reasonable satisfaction.

10.           EVENTS OF DEFAULT.

10.1                 Events of Default.  The term "Event of Default" as used herein, shall mean the occurrence or happening, at any time and from time to time, of any “Event of Default” set forth in the Deed of Trust for each Project included hereunder.

10.2                 Remedies.  Upon the happening of an Event of Default, Agent may exercise any or all of the following remedies, and the exercise of any one or more of such remedies shall not preclude the simultaneous or subsequent exercise of any other remedy for the Project:

10.2.1                      Agent may enter into possession of the Project and perform any and all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications.  All amounts so expended by Agent shall be deemed to have been disbursed to Borrower as Advances and secured by the Deed of Trust.  For this purpose, Borrower hereby constitutes and appoints (which appointment is coupled with an interest and is therefore irrevocable) Agent as Borrower's true and lawful attorney–in–fact, with full power of substitution to complete the Improvements in the name of Borrower, and hereby empowers Agent, acting as Borrower's attorney–in–fact, as follows:

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(a)           to use any funds of Borrower, including any balance which may be held in escrow, any Borrower's Deposit and any funds which may remain unadvanced hereunder, for the purpose of completing the Improvements in the manner called for by the Plans and Specifications;

(b)           to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in the manner contemplated by the Plans and Specifications;

(c)           to continue all or any existing construction contracts or subcontracts;

(d)           to employ such contractors, subcontractors, agents, design professionals and inspectors as shall be required for said purposes;

(e)           to pay, settle or compromise all existing bills and claims which are or may be liens against the Project, or may be necessary or desirable for the completion of the work or the clearing of title;

(f)           to execute all the applications and certificates in the name of Borrower which may be required by any construction contract; and

(g)           to do any and every act with respect to the construction of the Improvements which Borrower could do in Borrower's own behalf.

10.2.2                      Agent, acting as Borrower's attorney–in–fact, shall also have power to prosecute and defend all actions or proceedings in connection with the Project and to take such action and require such performance as is deemed necessary.  In addition, if Agent shall advance any funds or honor any letter of credit which it may have issued, on behalf of Borrower, to any Governmental Authority to assure completion of the Improvements, Borrower shall pay to Agent all amounts advanced by Agent or honored by Agent under such letters of credit, together with interest on such amount at the rates provided in the Note, when requested by Agent.  The obligations of Borrower pursuant to this section are continuing obligations of Borrower notwithstanding that Borrower may have paid the Note in full at the time such obligations may arise;

10.2.3                      Agent may elect to increase the Partial A&D Release Price and/or the Home Release Price and utilize the increase in any said release price over and above the full sum of said release price stated in the Additional Terms Schedule to:(i) hold as a part of Borrower's Deposit, (ii) pay any amounts, fees, charges, costs or expenses due to Agent under the terms of any of the Loan Documents, (iii) pay against the outstanding principal and/or accrued interest balance of the Note, or (iv) create a special impound deposit which Agent may use to pay any lien, charge, cost, expense or claim against any of the Project that Borrower was required to pay pursuant to any other provisions of any of the Loan Documents; or

10.2.4                      Agent may exercise any other rights or remedies available to it under all other Loan Documents.

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10.3                 Right of Set–Off.  Upon the failure of Borrower to make full and timely payment of the interest on the Advances under the Master Line and/or any fees specified herein or in the Deed of Trust, Agent is hereby authorized at any time and from time to time, without notice to Borrower (such notice being expressly waived by Borrower notwithstanding any provision to the contrary stated in any of the Loan Documents), to make an Advance under the Master Line made pursuant to this Agreement on behalf of Borrower or adjust the amount of or withhold or apply all or any portion of any Advance under the Master Line to accomplish the payment of the amount then due.   Agent agrees promptly to notify Borrower after any such set–off, Advance, adjustment or application under the Master Line, provided that the failure to give such notice shall not affect the validity of such set–off, Advance, adjustment or application under the Master Line.  If Agent elects to make such an Advance for the purposes of paying interest on the Master Line or any other amount then payable hereunder, such Advance may be made out of any applicable Budget category elected by Agent in its sole discretion, or out of the portion of the Master Line that has been allocated to any Lot or Home, as Agent may elect.  The rights of Agent under this section are in addition to all other rights and remedies which Agent may have, including but not limited to the right to require Borrower to make a Borrower's Deposit or to repay the amount of any such Advance made by Agent.

11.           AGENT'S DISCLAIMERS.

11.1                 No Obligation by Agent To Construct.  Agent has no liability or obligation whatsoever or howsoever in connection with the Project financed by the Master Line made hereunder or the development, construction or completion thereof or work performed thereon, and has no obligation except to disburse the Master Line proceeds for said Project as herein agreed.  Neither Agent nor Lenders are obligated to inspect the Improvements for the Project, nor are Agent or Lenders liable, and under no circumstances whatsoever shall Agent or Lender be or become liable, for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure that said Project, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower to Agent or Lenders nor to any other person, firm or entity without limitation.  Nothing, including without limitation any disbursement of proceeds of the Master Line made hereunder or Borrower's Deposit nor acceptance of any document or instrument, shall be construed as such a representation or warranty, express or implied, on Agent or a Lender's part.

11.2                 No Obligation by Agent To Operate.  Any term or condition of any of the Loan Documents to the contrary notwithstanding, neither Agent nor Lenders shall have, and by their execution and acceptance of this Agreement they hereby expressly disclaim, any obligation or responsibility for the management, conduct or operation of the business and affairs of Borrower.  Any term or condition of the Loan Documents which permits Agent and/or Lenders to disburse funds under the Master Line made hereunder, whether from the proceeds of the Master Line, Borrower's Deposit or otherwise, or to take or refrain from taking any action with respect to Borrower, any Project or any other collateral for repayment of the Master Line, shall be deemed to be solely to permit Agent and/or Lenders to audit and review the management, operation and conduct of the business and affairs of Borrower, and to maintain and preserve the security given by Borrower to Agent and Lenders for the Master Line, and may not be relied upon by any other person.  Further, neither Agent nor Lenders shall have assumed and by their execution and acceptance of this Agreement they hereby expressly disclaim any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower and no term or condition of the Loan Documents, shall be construed otherwise.  Borrower hereby expressly acknowledges that no term or condition of the Loan Documents shall be construed so as to deem the relationship between Borrower, Agent and Lenders to be other than that of borrower, guarantor, agent and lender, and Borrower shall at all times represent that the relationship between Borrower, Agent and Lenders is solely that of borrower, guarantor, agent and lender.

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11.3                 No Agency.  Nothing herein shall be construed as making or constituting Agent or Lenders as the agent of Borrower in making payments pursuant to any construction contracts or subcontracts entered into by Borrower for construction of any Improvements in connection with any Project financed by the Master Line made hereunder or otherwise.  The purpose of all requirements of Agent hereunder is solely to allow Agent to check and require documentation (including, but not limited to, lien waivers) sufficient to protect Agent and Lenders and the Master Line contemplated hereby.  Borrower shall have no right to rely on any procedures required by Agent, Borrower hereby acknowledging that Borrower has sole responsibility for constructing the Improvements for each such Project and paying for work done in accordance therewith and that Borrower has solely, on Borrower's own behalf, selected or approved each contractor, each subcontractor and each materialman for each such Project, Agent and Lenders having no responsibility for any such persons or entities or for the quality of their materials or workmanship.

12.           SPECIAL DEPOSIT.  If, at any time Borrower seeks to obtain a partial release of any of the Property, no unpaid balance of the Advances then exists but Additional Obligations are then outstanding or all of the Advances to be made under said Master Line have not yet been made, then, notwithstanding anything contained to the contrary herein or in any other of the Loan Documents, Borrower shall be entitled to obtain such partial releases in accordance herewith provided any remaining balance of the Net Sales Proceeds following payment to Agent of the Partial A&D Release Price and/or Release Price, as applicable, is delivered to Agent as a special deposit ("Special Deposit") to be held by Agent as additional collateral for the Indebtedness.  To the extent of any Advances thereafter made under the Master Line, Agent may apply any sums held as a Special Deposit to reduce the principal balance then outstanding under the Master Line.  Such Special Deposit will be disbursed by Agent to Borrower pursuant to the terms and conditions hereof as if they constituted a portion of the Master Line being made hereunder.  Unless required by Governmental Requirements, Agent shall not be required to pay interest on the Special Deposit.

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13.           MISCELLANEOUS.

13.1                 Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Agent, Lenders, and their respective heirs, legal representatives, successors and assigns; provided, however, that Borrower may not assign any rights or obligations under this Agreement without the prior written consent of Agent.

13.2                 Headings.  The section, and subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define or be used in construing the text of such sections or subsections.

13.3                 Survival.  The provisions hereof shall survive the execution of all instruments herein mentioned, shall continue in full force and effect until the Master Line has been paid in full and shall not be affected by any investigation made by any party.

13.4                 Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROJECT IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

13.5                 Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed properly given if given in accordance with the notice requirements set forth in the Deed of Trust.

13.6                 Reliance by Lenders.  Lenders are relying and are entitled to rely upon each and all of the provisions of this Agreement.  Accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

13.7                 Intentionally Omitted.

13.8                 Controlling Document.  In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.

13.9                 Construction of Agreement.  All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.  All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term, whether such is singular or plural in nature, as the context may suggest or require.

13.10                 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

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13.11                 Continuing Lien.  In addition to the Indebtedness and the Obligations under the Master Line, the indebtedness and performance of obligations secured by the liens and security interests granted in the Loan Documents include all indebtedness and all obligations of whatever kind or character arising under the Master Line and/or the Loan Documents, whether now owing, hereafter arising or hereafter to be performed in connection with the construction of the Improvements, whether fixed or contingent, and including, without limitation: (i) those described in Sections 9.11 and 9.19 hereof, (ii) all indebtedness and obligations arising under any agreements ("Assurance Agreements") between Borrower or Agent and the Governmental Authority having jurisdiction over any of the Project to assure the Governmental Authority that the Improvements will be constructed in accordance with the Plans and Specifications and to the satisfaction of any Governmental Authority, (iii) all indebtedness and obligations arising under any set aside letter or letters issued by Lenders with respect to the amount of the Master Line available for certain construction costs of the Improvements, and/or (iv) any letters of credit issued on Borrower's behalf by Lenders and/or their Affiliates (collectively "Additional Obligations").  If, at the time the outstanding Advances under the Master Line is fully paid, the Commitments are terminated and any outstanding Letters of Credit have been terminated or fully cash collateralized as provided herein ("Pay–Off Date"), any of the Additional Obligations (other than any such obligations for which no claim has been made) remain to be paid or are subject to performance by Borrower, Lenders or Lenders' Affiliates, Lenders shall not, notwithstanding anything contained to the contrary in any of the Loan Documents, be obligated to release that portion of a Project remaining subject to the Deed of Trust given in connection with the Master Line made for said Project ("Remaining Property") as of the Pay–Off Date and the Remaining Property shall continue to secure the payment and performance of the Additional Obligations then remaining subject to the Deed of Trust as of the Pay–Off Date.

13.12                 Relationship of Borrower to Agent and Lenders.  Borrower acknowledges that Agent, for itself and Lenders, has the sole and exclusive authority to perform this Agreement and each of the other Loan Documents on behalf of itself, Lenders and any participants.  Borrower will have no obligation to deal directly with any of the parties to this Agreement other than Agent with respect to the rights, benefits and Obligations of Borrower under this Agreement or any of the other Loan Documents.  Borrower will direct all requests for approvals and consents from, and determinations to be made by, Agent or Lenders to Agent. All communications by Lenders to Borrower in connection with the Master Line shall be made through Agent.  With respect to matters under the Loan Documents for which approval, consent, or determination of Agent or Lenders is required, Borrower’s request will:  (a) be given in the form of a written request to Agent; (b) be accompanied by a reasonably detailed description of the matter as to which such determination, approval or consent is requested; (c) include, to the extent not previously provided to Agent, all written materials required to be provided by the Loan Documents and as may be reasonably requested by Agent; and (d) include such other information as Agent may reasonably deem appropriate.  In the event that this provision conflicts with any other provision hereunder, this provision shall control.

13.13                 Participations.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, and without cost to Borrower, at any time sell to one or more banks or other entities (“Participant” or “Participants”) participating interests in the Obligations owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, (a) such Lender’s obligations under the Loan Documents shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) such Lender shall remain the owner of its Commitment and its portion of the Obligations and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, (d) all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests and (e) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

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13.14                 Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, and without cost to Borrower, at any time assign to one or more banks or other entities (“Purchaser” or “Purchasers”) all or any part of its rights and obligations in, to and under the Obligations, its Commitment and the Loan Documents.  Such assignment shall be pursuant to an assignment and assumption agreement or in such other form as may be agreed to by the parties thereto, with Agent’s approval.  The consent of Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

13.15                 Dissemination of Information.  Borrower authorizes each Lender to disclose to any Participant, any Purchaser or any other Person acquiring an interest in the Obligations, any Commitment, the Master Line or the Loan Documents (each a “Transferee”), and to any prospective Transferee, any and all information in such Lender’s possession concerning the Project, Borrower or any of its respective Affiliates. Agent and Lenders agree to keep confidential all information provided to Agent or Lenders by Borrower pursuant to this Agreement; provided, however, that Lender or Agent may also disclose any and all information in such Lender’s possession concerning the Project, Borrower, or any of its respective Affiliates to:  (a) its Affiliates, the other Lenders, Agent or the Affiliates of Agent or the other Lenders; (b) the legal counsel, accountants or other professional advisors to Agent, any Lender, any Transferee or their respective Affiliates; (c) regulatory officials; (d) any Person as requested pursuant to or as required by law, regulation, or legal process; (e) any Person in connection with any legal proceeding to which such Lender is a party; (f) such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties; and (g) rating agencies, if requested or required by such agencies in connection with a rating relating to the Advances hereunder.  Each participant or assignee shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrower, any of its principals including (without limitation) information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the participant is subject to the circular or not).  Borrower shall use reasonable efforts to cooperate with Lender in connection with the assignment of interests under this Agreement or the sale of participations herein.  In order to facilitate the assignments or participations, Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender to satisfy such purchasers or participants including without limitation any restated promissory notes or agreements as Lender may reasonably require; provided, that Borrower shall not be required (i) to execute any document or agreement which would materially decrease its rights, or materially increase its obligations, relative to those set forth in this Agreement or any of the other Loan Documents (including financial obligations, personal recourse, representations and warranties and reporting requirements).

13.16                 Waiver of Right to Trial by Jury.  BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY AGENT IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

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13.17                 Notice of Indemnification.  BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS WHICH MAY, IN CERTAIN INSTANCES, INCLUDE INDEMNIFICATION BY BORROWER OR OTHERS AGAINST AGENT AND LENDERS' OWN NEGLIGENCE (BUT NOT THE GROSS NEGLIGENCE OR WILLFUL ACTS OF AGENT OR A LENDER).

13.18                 Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.

14.           SPECIAL TERMS AND PROVISIONS.

14.1                 Co-Lending Agreement.  Each Lender shall enter into the Co-Lending Agreement as part of becoming a Lender hereunder.

14.2                 Reserved.

15.           ANTI-MONEY LAUNDERING AND ANTI-TERRORISM ("AML") REPRESENTATIONS, WARRANTIES AND COVENANTS.

15.1                 AML Representations and Warranties.  Borrower represents and warrants to Agent as follows, and acknowledges that such representations and warranties shall be continuing representations and warranties from Borrower to Agent:

15.1.1                      Borrower is and shall remain in compliance with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation, regulations or executive orders relating thereto, and the Uniting and Strengthening America By Providing Appropriate Tools Required To Intercept and Obstruct Terrorism Act (USA Patriot Act of 2001), as amended, and any other enabling legislation, regulations or executive orders relating thereto;

15.1.2                      Borrower is and shall remain in compliance with 31 U.S.C., Section 5313, as amended, 31 C.F.R. Section 103.22, as amended, and any similar laws or regulations involving currency transaction reports or disclosures relating to transactions in currency of more than $10,000.00, or of more than any other minimum amount specified by any laws or regulations; and

15.1.3                      Borrower (i) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Page - 60

15.2           AML Covenant. Borrower covenants and agrees with Agent that no part of any Advances evidenced by or referenced in this Agreement, and no part of any other amounts or sums derived from any property which secures repayment of such Advances, including, without limitation, any accounts, payment intangibles, money, rents, issues or profits, will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

 [The balance of this page is intentionally left blank.]

Page - 61

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the cover page of this Agreement.

BORROWER

WILSON FAMILY COMMUNITIES, INC.,  a
Delaware corporation

By:	/s/ Clark N. Wilson
Clark N. Wilson, its President

AGENT

RBC CENTURA BANK,
a North Carolina banking corporation

By:	/s/
______________________, Vice President

LENDER
Commitment Amount:
$20,000,000.00
RBC CENTURA BANK,
a North Carolina banking corporation

By:	/s/
______________________, Vice President

[Signatures continued on the following page.]

Loan Agreement Signature - 1

LENDER:
Commitment Amount:
$15,000,000.00
FRANKLIN BANK SSB,
a Texas state savings bank

By:
______________________, ______________

LENDER:
Commitment Amount:
$20,000,000.00
INTERNATIONAL BANK OF COMMERCE, LAREDO, TEXAS, a Texas state banking association

By:
______________________, ______________

Loan Agreement Signature - 2

EXHIBIT "A"
RESERVED

EXHIBIT "A" -- Page 1

EXHIBIT "B"
RESERVED

EXHIBIT "B" -- Page 1

EXHIBIT "C"
ADDITIONAL TERMS SCHEDULE

The following terms and provisions are incorporated by reference to and made a part of this Agreement:

1.           DEFINITIONS.

1.1           A&D Lot and Entitled Land and Pods Limitations.  Until the Pay-Off Date, Borrower, on an aggregate basis, shall comply with the following covenants, as evidenced by the financial statements provided by Borrower to Agent and Lenders pursuant to the provisions of this Agreement:

▪	Entitled Land and Pods: Not more than fifteen percent (15%) of the Eligible Property owned by Borrower shall consist in the aggregate of Entitled Land or Pods.

▪	Developed Lots: Not more twenty percent (20%) of the Eligible Property owned by Borrower shall consist of Developed Lots.

▪
Entitled Land, Pods, Lots Under Development and Developed Lots: Not more fifty-five percent (55%) of the Eligible Property owned by Borrower shall consist in the aggregate of Entitled Land, Pods, Developed Lots and/or Lots Under Development.

▪
Entitled Land, Pods, Lots Under Development, Developed Lots, and Spec Homes: Not more sixty percent (60%) of the Eligible Property owned by Borrower shall consist in the aggregate of Entitled Land, Pods, Developed Lots, Lots Under Development and/or Spec Homes.

▪	All Lots and Homes: No property shall be included as a Project under the Master Line unless it is located in the greater Austin, Texas metropolitan areas (hereinafter “Geographic Limitation”).

▪
A&D Lot Sub-limit: As used herein, the term “A&D Lot Sub-limit” shall mean the aggregate Maximum Allowed A&D Lot Allocations with respect to Lots (other than Lots that have been reclassified as Homes) included in Eligible Property in an amount not to exceed the least of (a) the Commitment Amount (less the aggregate Home Loan Allocations for Homes included as Eligible Property), (b) the Borrowing Availability for all Lots Under Development, Developed Lots, Pods and Entitled Land entered into the Master Line as Eligible Property, or (c) the aggregate amount required to comply with the limitations in this Section 1.1.

1.2           Letter of Credit Line.  The sum of all outstanding Letters of Credit made under the Letter of Credit Line at any one time shall not exceed the aggregate amount of Ten Million Dollars ($10,000,000.00).

1.3           Completed Spec Home Limitation; Spec or Model Subdivision Limitation.

(a)           The total number of completed Spec Homes (not including any Model Homes) included in the Eligible Property shall not exceed more than twelve percent (12%) of the total Borrowing Base Availability for Homes then included in the Eligible Property.

EXHIBIT "C" -- Page 1

(b)           After twelve (12) months of the date initial inclusion as Eligible Property of Spec Homes or Sold Homes, Borrower shall not be entitled to receive any initial Advance under the Master Line for more Spec Homes and Sold Homes than ninety percent (90%) of the aggregate Allocations for all Homes financed under the Master Line.  Upon any three (3) month extension of the initial twelve-month period, Borrower shall not be entitled to receive aggregate Advances under the Master Line for more Spec Homes and Sold Homes than eighty percent (80%) of the aggregate Allocations for all Homes financed under the Master Line.  Spec Homes and Sold Homes must be removed from the Borrowing Base within eighteen (18) months of such initial inclusion date.

(c)           After twenty-four (24) months of the date initial inclusion of Model Homes, Borrower shall not be entitled to receive aggregate Advances under the Master Line for more Model Homes than ninety percent (90%) of the aggregate Allocations for all Homes financed under the Master Line.  Model Homes must be removed from the Borrowing Base within thirty-six (36) months of inclusion date.

(d)           Borrower shall not be entitled to receive any initial Advance under the Master Line for more than twelve (12) Spec Homes per Approved Subdivision financed under the Master Line.

1.4           A&D Lot Maturity Dates:

(i)           For all Entitled Land and Pods, the A&D Lot Maturity Date shall be twelve (12) Calendar Months; provided however, in no event will any A&D Lot Maturity Date extend beyond the Master Line Maturity Date; provided further that any Entitled Land Lot or Pod Lot converted to a Lot Under Development or Developed Lot, the A&D Lot Eligibility Date shall be re-set to the date of such conversion, and the A&D Lot Maturity Date for such converted Lot shall be measured from the new A&D Lot Eligibility Date.

(ii)           For all Lots Under Development, the A&D Lot Maturity Date shall be twenty-four (24) Calendar Months (subject to the extension options provided below in subsection (iv)); provided however, in no event will any A&D Lot Maturity Date extend beyond the Master Line Maturity Date.

(iii)           For all Developed Lots, the A&D Lot Maturity Date shall be eighteen (18) Calendar Months; provided, however, that in no event will any A&D Lot Maturity Date for any A&D Projects  extend beyond the Master Line Maturity Date.

(iv)           Notwithstanding any other provision of this Agreement to the contrary, A&D Projects shall be removed from the Borrowing Base after twenty-four (24) Calendar Months; provided, however, that Borrower shall have the option to extend such date up to two (2) consecutive six (6)-month extensions, but in no event will any A&D Lot Maturity Date for any A&D Projects extend beyond the Master Line Maturity Date.

(v)           Land and Pods shall be removed from the Borrowing Base or converted to Lots Under Development within twelve (12) months after inclusion in Eligible Property.

1.5           Home Initial Due Dates.  For all Advances for a Lot and Home approved hereunder, the Home Initial Due Dates shall be defined as follows:

(i)           For Spec Homes under construction and Sold Homes, the Home Initial Due Date shall be twelve (12) months from the date of the initial inclusion of said Homes into the Master Line; provided, however, in no event will a Home Initial Due Date extend beyond the Master Line Maturity Date; provided further that for any Lot converted to a Home, the Home Eligibility Date shall be the date of such conversion, and the Home Initial Due Date for such converted Lot shall be measured from the new Home Eligibility Date.

EXHIBIT "C" -- Page 2

(i)           For Model Homes, the Home Initial Due Date shall be twenty-four (24) months from the date of the initial inclusion of said Homes into the Master Line; provided, however, in no event will a Home Initial Due Date extend beyond the sooner of the Master Line Maturity Date or a total period of thirty-six (36) months from the date of the initial inclusion of said Homes into the Master Line; provided further that for any Lot converted to a Home, the Home Eligibility Date shall be the date of such conversion, and the Home Initial Due Date for such converted Lot shall be measured from the new Home Eligibility Date.

1.6           Master Line Termination Date: The Master Line Termination Date is June 29, 2008, which date shall be reviewed annually, may be extended by Unanimous Lenders in their sole and absolute discretion for  successive twelve (12) month periods, so long as the following items have been satisfied by the Borrower:

(a)           No Event of Default shall exist, and no event shall have occurred and no condition shall exist which, after notice or lapse of time, or both, would constitute an Event of Default;

(b)           There shall have been no Material Adverse Effect in the financial condition, operations, business or management of Borrower or the Project based upon a review by Agent of Borrower's most current financial statements to be provided pursuant to the terms of this Agreement;

(c)           If requested by Agent, Agent shall have received and approved updated Appraisal(s) for the Lots and Homes  within the Eligible Property;

(d)           Borrower shall pay all costs and expenses of Agent and Lenders in connection with the proposed extension; and

(e)           Agent shall have received from Borrower any extension fee in an amount determined by Agent in its sole and absolute discretion.

1.7           Master Line Maturity Date.  The Master Line Maturity Date is June 29, 2010; provided, however, that (a) if the Master Line Termination Date is extended, the Master Line Maturity Date shall be extended to a date twelve (12) Calendar Months after then-current Master Line Maturity Date, or (b) if the Master Line Termination Date is not extended, the Master Line shall convert to the Term-Out Period immediately on the date following the then-current Master Line Termination Date.

1.8           Reserved.

2.           MAXIMUM ALLOWED LOT ALLOCATION.  Entitled Land, Pods, Lots Under Development and Developed Lots included in the Eligible Property shall be subject to the following limitations:

2.1           Entitled Land.  The lesser of fifty percent (50%) of the Appraised Value of the Entitled Land or fifty percent (50%) of the aggregate of the cost of the acquisition of the Entitled Land.

2.2           Pods.  The lesser of sixty-five percent (65%) of the aggregate of the cost of the acquisition of the Pods or sixty-five percent (65%) of the Appraised Value of the Pods.

EXHIBIT "C" -- Page 3

2.3           Developed Lots.  The lesser of seventy-five percent (75%) of the aggregate of the cost of the acquisition or seventy-five percent (75%) of the Appraised Value of the Developed Lots; provided, however, that for any Developed Lots that remain in the Master Line for more than eighteen (18) months, the Maximum Allowed Lot Allocation for each such Developed Lot shall be reduced to the lesser of sixty percent (60%) of the aggregate of the cost of the acquisition or sixty percent (60%) of the Appraised Value of such Developed Lot.  Developed Lots shall be removed from the Borrowing Base after twenty-four (24) months.

2.4           Lots Under Development.  The lesser of seventy-five percent (75%) of the aggregate of the cost or seventy-five percent (75%) of the Appraised Value of the acquisition of the Lots Under Development and seventy-five percent (75%) of the actual costs of development costs.

3.           MAXIMUM HOME LOAN ALLOCATION.  The maximum Home Loan Allocation for each Lot and Home shall mean, with respect to each such Lot and Home to be constructed, the least of:

3.1           Maximum Sum For Each Home.  Four Hundred Seventy-Five Thousand Dollars ($475,000.00).

3.2           Payment of Actual Costs.  The sum of the costs to be advanced by Agent as shown in the Construction Costs Schedule delivered to Agent with respect to such Home, which schedule shall in all cases include the lesser of:  (a) the actual costs, expenses, and fees incurred by Borrower; and (b) the amounts allocated for such costs, expenses, and fees in the line items in the Construction Costs Schedule.

3.3           Loan–to–Value Ratio.  Seventy-Five percent (75%) of the Appraised Value of such Lot and Home; or

3.4           Loan–to–Cost Ratio.  One hundred percent (100%) of the actual cost to Borrower of such Lot and Home.

4.           CERTAIN LIMITATIONS ON ADVANCE AMOUNTS FOR HOMES.  Unless agreed to by Agent in its sole and absolute discretion, the Advance made to convert any Lot into a Home in Eligible Property shall not exceed the amount of the Partial A&D Release Price for said Lot to be paid with respect thereto pursuant to the terms hereof.

5.           ADDITIONAL FINANCIAL COVENANTS.  Until the Advances for each Project included herein shall have been paid in full and the Lien of the Deed of Trust shall have been released, Borrower shall satisfy (or cause the satisfaction of) the following additional financial covenants ("Additional Financial Covenants") in the determination of Agent:

5.1           Financial Statements.  Borrower will promptly furnish to Agent from time to time upon request such information regarding the business and affairs and financial condition of Borrower and the Related Parties as Agent may reasonably request, and Borrower will furnish to Agent:

EXHIBIT "C" -- Page 4

REPROTING PARTY	REQUIRED STATEMENT	TO BE RECEIVED BY
1. Borrower and Guarantor (on a consolidated basis)	Annual Financial Statement (CPA-audited and certified by the party submitting the statement)	Within 120 days of each fiscal year end
3. Borrower and Guarantor (on a consolidated basis)	Monthly Financial Statement (prepared and certified by the party submitting the statement)	Within 25 days of the end of each Calendar Month
4. Borrower	Monthly Lot Inventory Status Report (prepared and certified by the party submitting the statement)	Within 45 days of the end of each Calendar Month
5. Borrower	Quarterly covenant compliance certificate signed by an authorized signing party	Within 45 days of the end of each Calendar Quarter
6. Borrower	Monthly Borrowing Base Report which shall be used through the 25th day of the subsequent month	Within 25 days of the end of each Calendar Month
7. Borrower	Federal tax returns	Upon filing, but no later than the date required for filing by applicable law

5.1.1           Financial Statements of Borrower. As soon as available, and in any event within the time periods set forth in the chart above, Borrower shall deliver to Agent copies of the financial statements of the parties listed in the chart above for such fiscal year. All of the foregoing financial statements shall be prepared in reasonable detail in accordance with GAAP, and shall be signed and certified as true and correct by the reporting party.

5.1.2           Other Reports.

(a)           Monthly Lot Inventory Status Reports.  Promptly after becoming available and in any event within the time period set forth in the chart above, an Inventory Status Report and a sales report by subdivision showing (i) sales of residences (whether or not financed by Agent) since the last monthly report, (ii) as to completed residences (whether or not financed by Agent), whether or not they are subject to a contract for sale, (iii) as to residences under construction (whether or not financed by Agent), whether or not they are sold, and (iv) such other information as Agent may reasonably request with respect to Borrower's business operations.

(b)           Tax Returns.  Promptly after becoming available and in any event no later than the date required for filing by applicable law, the tax returns of Borrower.

(c)           Audit Reports.  Promptly upon receipt thereof, one copy of each other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower.

5.2           Financial Covenants.  Financial covenants described in this Section 5.2, together with all other financial covenants and restrictions set forth in this Agreement shall be monitored on a quarterly basis by Agent:

EXHIBIT "C" -- Page 5

COVENANT PARTY	COVENANT TYPE	COVENANT REQUIREMENT
1. Borrower	Minimum Net Worth	Not less than $20,000,000.00 (which amount may be reduced one time to an amount not less than $17,000,000.00 for a maximum of one fiscal quarter during the term of the Master Line)
2. Borrower	Maximum Debt–to–Equity Ratio (commencing on the date hereof and continuing to September 29, 2007)	Not more than 1.75:1.00
3. Borrower	Maximum Debt–to–Equity Ratio (commencing on September 30, 2007 and continuing until March 30, 2008)	Not more than 1.85:1.00
4. Borrower	Maximum Debt–to–Equity Ratio (commencing on March 31, 2008 and continuing until the Master Line is repaid in full and terminated)	Not more than 2.00:1.00
5. Borrower	Working Capital	Not less than $15,000,000
6. Borrower	Asset Covenants	As set forth in Section 7 of the Additional Terms Schedule

5.3           Certificates of Compliance.  Receipt by Agent of Certificates of Compliance (in form and content satisfactory to Agent) executed by an authorized agent of Borrower and certifying to Agent that each and every representation and warranty in this Agreement and the other Loan Documents (including, without limitation, the foregoing Additional Loan Covenants) continues to be accurate in all material respects and that all covenants contained in this Agreement or in any other Loan Document (including, without limitation, the foregoing Additional Loan Covenants) have been fully and completely complied with by Borrower to the date of such certificates.

6.           SPEC OR MODEL SUBDIVISION LIMITATION.  Spec Homes and Model Homes included in the Eligible Property shall be subject to the following limitations:

6.1           Borrower shall not be entitled to include a Home as Eligible Property unless Borrower may include all Homes within the Project containing said Home as Eligible Property.

6.2           The Lots to be used for the construction of the Model Homes, the Model Homes and any parking areas used for model complex parking shall remain as Collateral for the Master Line and shall not be eligible for release from the Deed of Trust for the subject Project until all Homes of each Model Home's respective plan type in said Project have been sold.

7.           ASSET COVENANTS:

7.1           Commencing on September 30, 2007, and continuing to March 30, 2008, total land inventory owned by Borrower in the aggregate shall not exceed twenty percent (20%) of the tangible assets of Borrower; thereafter from March 31, 2008, and during the remaining term of the Master Line, total land inventory owned by Borrower in the aggregate shall not exceed fifteen percent (15%) of the tangible assets of Borrower.

EXHIBIT "C" -- Page 6

7.2           Commencing on the date hereof and continuing to September 29, 2007, total acquisition and development costs for all projects owned by Borrower shall not exceed twenty-five percent (25%) of the tangible assets of Borrower, which amount shall be increased to forty percent (40%) of the tangible assets of Borrower from September 30, 2007 to December 30, 2007, and which amount shall be further increased to forty-five percent (45%) of the tangible assets of Borrower from December 31, 2007 to March 30, 2008, and which amount shall be finally increased to fifty-five percent (55%) of the tangible assets of Borrower from March 31, 2008 through the remaining term of the Master Line.

7.3           Commencing on the date hereof and continuing to March 30, 2008, total Land, Lots Under Development and Developed Lots combined shall not exceed seventy-five percent (75%) of the tangible assets of Borrower; provided, however, that commencing on March 31, 2008 and continuing during the remaining term of the Master Line, this percentage requirement shall be reduced to seventy percent (70%) of the tangible assets of Borrower.

7.4           At no time during the term of the Master Line shall total investments by Borrower in joint ventures may not exceed fifteen percent (15%) of the tangible assets of Borrower, and Borrower shall not enter into any transactions with any affiliates, subsidiaries and/or other related entities without Agent’s prior approval, which shall not be unreasonably withheld, conditioned or delayed.

7.5           At no time during the term of the Master Line shall Borrower's balance sheet show spec home inventory for all projects owned by Borrower in excess of $25,000,000.00.

8.           PARTIAL A&D RELEASE PRICE; RELEASE PRICE.  The following terms shall have the following meanings:

8.1              Partial A&D Release Price.   One hundred percent (100%) of the sum of the Maximum A&D Lot Allocation with respect to the Lot which is being released, plus all accrued and unpaid interest on said Advances.

8.2              Home Release Price. One hundred percent (100%) of the sum of the Home Loan Allocation with respect to the Lot and Home which are being released, plus all accrued and unpaid interest on said Advances.

8.6.              Release Price.  The "Release Price" shall be, with respect to a Lot, the Partial A&D Release Price, and with respect to a Home, the Home Release Price.

9.           PROCEDURES UPON PARTIAL RELEASE OF LOTS AND HOMES; ADDITIONAL AMOUNTS DUE TO AGENT.  Upon the partial release of any Lot and Home from the liens securing the Master Line, the following amounts shall be paid against the closing costs and then to Agent for application against the Indebtedness:

9.1           that portion of the sale proceeds required to pay the usual and customary costs of the closing of the transaction as approved by Agent (including without limitation recording costs, tax prorations, title insurance premiums, escrow fees and charges, costs and fees related to the purchaser's acquisition loan, brokerage commissions and fees and other similar costs approved by Agent);

9.2           to Agent, the Release Price payable;

EXHIBIT "C" -- Page 7

9.5           to Agent, any sums to be deposited in the Special Deposit under Section 12;

9.6           to Agent, any sums to be deposited in the Borrower's Deposit under Section 6.3; and

9.7           the remaining proceeds from the transaction shall be paid to Borrower or otherwise to Borrower's instructions to the escrow agent handling the transaction.

BORROWER

WILSON FAMILY COMMUNITIES, INC.,  a Delaware corporation

By:
______________________, its ______________

EXHIBIT "C" -- Page 8

EXHIBIT "D"
PROJECT DISBURSEMENT SCHEDULE

Subject to the provisions of the Agreement, Agent shall disburse the proceeds of any Advances for costs incurred in connection with the subject Improvements to Borrower or, at the option of Agent, directly to contractors, materialmen, laborers, architects or any other claimants in connection with the Improvements in accordance with the applicable Budget on a line item by line item basis.  Such disbursement under the Master Line for each Project shall be made as follows:

1.           STANDARD DRAW PERCENTAGE ENTITLEMENT BASED ON STAGES OF COMPLETION.  Master Line funds shall be disbursed on a percentage of completion basis upon completion of the stages of completion set forth below as verified by Agent's inspection. To the extent items described in any stage are inapplicable, Borrower shall be entitled to disbursement upon the completion of the next applicable stage upon verification by Agent's inspection.

Finished Slab with stub plumbing	14%
First Floor Walls	6%
Second Floor Joists & Walls	6%
Installed Trusses	6%
Cornice / Soffit	3%
Roof Deck & Felt	3%
Installed Windows	3%
Exterior Siding, Lath	3%
Rough HVAC	3%
Top Out Plumbing	3%
Rough Electrical	3%
Installed Roof	3%
Installed Insulation	1%
Installed Drywall	4%
Tape, Textured & Sanded Drywall	3%
Installed Trim	3%
Interior Painted	2%
Installed Stucco	3%
Exterior Painted	2%
Installed Cabinets	3%
Installed Counter Tops	2%
Final Electrical	2%
Final Plumbing	3%
Final HVAC	3%
Installed Appliances	1%
Installed Hard Flooring	3%
Installed Mirrors/Enclosures/Hardware	1%
Installed Carpeting	2%
Exterior Doors	1%
Flatwork	2%
Finished Grading/Landscaping/Irrigation	2%
Final Cleaning	1%

Total:	100%

EXHIBIT "D" -- Page 1

2.           LOAN DISBURSEMENTS FOR ITEMS OTHER THAN PROJECT HARD COSTS.  Funds shown in any Budget for "Contingency" shall be disbursed upon receipt by Agent of a written request for such funds from Borrower, together with invoices fully supporting the requested disbursement of the Contingency funds.  Funds shown in any Budget for all other funds, with the exception of Hard Costs, shall be disbursed by Agent upon receipt by Agent of a request for such funds from Borrower together with documentation satisfactory to Agent that the requested Advance is for an item in the applicable Budget which has been paid or incurred by Borrower.

3.           EXCESS PROJECT COSTS.  In the event that the actual cost ("Actual Line Item Cost") of any matter covered by any given Allocation in a Budget exceeds the amount actually allocated to such line item in said Budget ("Approved Line Item Cost"), Agent shall have no obligation to disburse any Master Line proceeds until:

3.1           Borrower has either:

(a)           provided Agent with evidence satisfactory to Agent of Borrower's having paid or incurred the amount of the Actual Line Item Cost in excess of the Approved Line Item Cost ("Excess Cost"), or

(b)           deposited with Agent an amount equal to the Excess Cost, or

3.2           Agent has approved in its reasonable discretion the transfer of a portion of the Contingency and/or any "Cost Savings" (as defined below) to such line item in an amount equal to such Excess Cost.

4.           OFFSITE MATERIALS.  Agent shall not be required to advance Master Line proceeds to pay for any materials until they are delivered to the Project and installed in the Improvements. If, in Agent’s sole discretion, Agent approves any request for an Advance that includes the cost of materials that are stored or housed at a location other than the Property or that have not been installed in the Improvements ("Offsite Materials"), such request shall include each of the following:

(a)           evidence that Borrower has paid for the Offsite Materials or will cause payment to be made promptly upon receipt of the Advance;

(b)           if the Offsite Materials are stored at the facilities of the supplier of the Offsite Materials ("Offsite Supplier"), a written statement from the Offsite Supplier that the Offsite Materials have been segregated from other materials in the Offsite Supplier's storage facility and have been marked with the name of Borrower.  Such statement shall also include the Offsite Supplier's acknowledgment of (a) the right of Agent to enter the Offsite Supplier's storage facility at reasonable times for the purpose of inspecting or removing the Offsite Materials and (b) Lenders' security interest in the Offsite Materials;

(c)           if the Offsite Materials are stored in a place other than the facilities of the Offsite Supplier, a written statement from the bailee or other custodian acknowledging (a) the right of Agent to enter the site where the Offsite Materials are stored at reasonable times for the purpose of inspecting or removing the Offsite Materials and (b) Lenders' security interest in the Offsite Materials;

EXHIBIT "D" -- Page 2

(d)           certificates of insurance showing the Offsite Materials to be insured as required by the Agreement and showing Agent, acting for and on behalf of Lenders, as loss payee; and

(e)           as requested by Agent, evidence that Borrower has paid all personal property taxes applicable to the Offsite Materials.

In no event shall Agent be required to make payment for Offsite Materials until such time as Agent has inspected and approved the Offsite Materials or expressly waived the requirement for such inspection and approval.

5.           COST SAVINGS.  Upon completion of and disbursement for all matters covered by any Allocation in a Budget, or upon the execution by Borrower and an approved subcontractor of a subcontract for the performance of work or furnishing of materials for any given line item in an amount that is less than the Approved Line Item Cost for that item, any remaining undisbursed amounts shown in said Budget as allocated to that line item, or any funds allocated to that line item that exceed the amount of the subcontract for that line item (collectively "Cost Savings"), shall be transferable to a line item as to which Agent believes that a cost overrun exists or may exist; provided, however, that if more than one (1) such line item exists, such Cost Savings shall be allocated to the line items and in the amounts as reasonably determined by Agent.  Any Cost Savings not otherwise reallocated pursuant to this Paragraph 5 shall be transferable to Contingency in Agent's reasonable discretion, and shall thereafter be available for disbursement in accordance with the provisions of Paragraph 1 above.

EXHIBIT "D" -- Page 3

EXHIBIT "E"
CLOSING CONDITIONS

The obligations of Lenders to make any Advance for any Project to Borrower and to perform the remainder of its obligations under the Agreement are expressly conditioned upon the receipt and approval by Agent of each of the following items and the satisfaction by Borrower of the following conditions prior to the inclusion of each Project under the Master Line:

1.           AGREEMENTS.  If requested by Agent, one true, correct and complete copy of each of Borrower's agreements with any other parties providing contracting, architectural, design or engineering services for the Approved Subdivision, including without limitation, the Architect's Agreement.  In addition, one true, correct and complete copy of:

(a)           if requested by Agent, each subcontract or other contract relating to the construction of the Improvements entered into by Borrower, Contractor or any contractor, as the case may be, and

(b)           each engineer's and/or architect's agreement with Borrower pertaining to the Approved Subdivision.

Each agreement described herein shall be in form and substance satisfactory to Agent, and the contract price shall be within the budgeted amounts contemplated by the applicable Budget and otherwise satisfactory to Agent in all respects.  The beneficial interest under any and all said agreement shall have been assigned to Agent pursuant to the Assignment of Agreements.

2.           APPRAISAL.  An Appraisal of the Property in form and content satisfactory to Agent.

3.           INSPECTION REPORTS.  A copy of all inspection and test reports made by or for Borrower, including but not limited to geotechnical (soils) tests and reports and any environmental site assessments.

4.           AUTHORIZATIONS.  If requested by Agent, Agent shall have received evidence:

(a)           of compliance with all Governmental Requirements, and

(b)           that all authorizations, including building, permits, annexation agreements, plot plan approvals, subdivision approvals, environmental approvals (including an environmental impact report or negative declarations if required under applicable law), sewer and water permits and zoning, and land use entitlements which are necessary for the construction of the Project in accordance with the proposed Plans and Specifications and in accordance with all applicable building, environmental, subdivision, land use and zoning laws and for tax assessment purposes, and

(c)           that all the streets furnishing access to the Project have been dedicated to public use and installed and accepted by applicable Governmental Authorities.

5.           TITLE REPORT.  The Preliminary Title Report and evidence satisfactory to Agent that the Title Company is prepared to issue the Title Insurance and copies of recorded documents such as easements, liens or other matters of public record or known to Borrower affecting the Property.

6.           INSURANCE.  The policies of insurance required by Agent.

EXHIBIT ”E” -- Page 1

7.           ORGANIZATIONAL DOCUMENTS.  With regard to Borrower, Borrower shall have submitted to Agent:

(a)           a copy of the Organizational Documents, duly certified by Borrower to be true, correct and complete in all respects,

(b)           a certificate issued by the Secretary of State of each State in which Borrower is doing business, certifying that Borrower is in good standing under the laws of each said State,

(c)           a consent authorizing the execution and delivery the Loan Documents to which Borrower is a party.

8.           FLOOD ZONE.  Evidence satisfactory to Agent as to whether:

8.1           the Property is located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, and

8.2           the community in which the Property are located is participating in the National Flood Insurance Program.

9.           SOILS TESTS.  If requested by Agent, a soils test report prepared by a licensed soils engineer, satisfactory to Agent and showing the locations of, and containing boring logs for, all borings, together with recommendations for the design of the foundations, paved areas and underground utilities for the Approved Subdivision.

10.           UTILITIES.  Evidence satisfactory to Agent, which may be in the form of letters from local utility companies or local authorities, that: (a) telephone service, electric power, storm sewer, sanitary sewer and water facilities are available to the Property; (b) such utilities are adequate to serve the Approved Subdivision and exist at the boundary of the Approved Subdivision; and (c) no conditions exist to affect Borrower's right to connect into and have unlimited use of such utilities except for the payment of a normal connection charge and except for the payment of subsequent charges for such services to the utility supplier.

11.           TAXES, ETC.  Evidence satisfactory to Agent that all real estate taxes, assessments, water, sewer or other charges levied or assessed against the Approved Subdivision, except those not yet due or payable, have been paid in full.

12.           BANKRUPTCY.  Evidence satisfactory to Agent that there is not pending at the time of closing, by or against Borrower, any petition for reorganization or arrangement under any bankruptcy or insolvency law, or any other action brought under such law.

13.           ENVIRONMENTAL ASSESSMENT.  An environmental assessment report for the Property, performed by an environmental engineer that is acceptable to Agent, and which assessment shall be in form and substance satisfactory to Agent, in Agent's sole discretion.

14.           FINANCIAL STATEMENTS.  Current financial statements of Borrower.

15.           NON–FOREIGN CERTIFICATE.  A certificate of Non–Foreign Status for Borrower.

16.           RESERVED.

EXHIBIT ”E” -- Page 2

17.           CLOSING COSTS.  The payment of attorneys' fees, document review fees, appraisal fees, title insurance premiums and other closing costs reasonably incurred by Agent in connection with the closing of the Master Line.

18.           COST REVIEW.  Agent's receipt, review and approval of an independent cost review for the Approved Subdivision.

19.           FINAL MAP. Agent shall have received a full–size, single sheet copy of all recorded subdivision, parcel or plat maps of the Land approved (to the extent required by Governmental Requirements) by all Governmental Authorities, if applicable, and legible copies of all instruments representing exceptions to the state of title to the Project.

20.           LEGAL OPINION.  At the option of Agent, Agent shall have received from counsel for Borrower, a favorable written opinion as to all or any of the following (as determined by Agent):

(a)           the due execution and delivery of the Loan Documents;

(b)           such counsel's knowledge of pending or threatened material litigation or governmental or regulatory proceedings against Borrower;

(c)           valid formation and existence of Borrower, if applicable, and

(d)           such other matters incidental to the formation and continued existence and good standing of Borrower or other matters relating to the transactions herein contemplated as Agent may request.

21.           COST BREAKDOWNS FOR IMPROVEMENTS AND HOMES; PLANS AND SPECIFICATIONS.  Agent shall have received from Borrower the A&D Budget, the Construction Costs Schedule, the final Plans and Specifications and a third party cost review of the same; provided, however, that notwithstanding any provision of this Agreement to the contrary, Agent may agree to include a Project under the Master Line prior to receipt and approval of the Construction Costs Schedule, Plans and Specification, and third party cost review, but Agent shall have no obligation to disburse funds for any hard costs which have not been completed prior to the date hereof, until receipt of said items.  In the event that Borrower has not provided the Construction Costs Schedule, Plans and Specification, and third party cost review in form acceptable to Agent within thirty (30) days of the Closing Date, Agent in its sole and absolute discretion may declare an Event of Default under this Agreement.

22.           JOB PROGRESS SCHEDULE.  If requested by Agent, a schedule of construction progress with the anticipated commencement and completion dates of each phase of construction and the anticipated date and amounts of each Advance for the same.

23.           SITE PLAN.  At Agent's request, Borrower shall deliver to Agent a site plan showing the location of each Home on its respective Lot.

24.           PAYMENT OF COSTS.  Agent shall have received from Borrower evidence that such sums for insurance, taxes, expenses, charges and fees customarily required or recommended by Agent or any Governmental Authority, corporation, or person guaranteeing, insuring or purchasing, committing to guaranty, insure, purchase or refinance the Master Line or any portion thereof.

25.           COMPLIANCE CERTIFICATE.  Agent shall have received a Compliance Certificate verifying the veracity of certain representations and warranties of Borrower under this Agreement.

EXHIBIT ”E” -- Page 3

26.           OTHER ITEMS.  Such other instruments, evidence or certificates as Agent may reasonably request.

EXHIBIT ”E” -- Page 4

EXHIBIT ”F”
FORM OF PROJECT LOAN SHEET
[Project Name]

THIS PROJECT LOAN SHEET (“Project Loan Sheet” or “Agreement”) is made as of [DATE], by and among WILSON FAMILY COMMUNITIES, INC.,  a Delaware corporation  (“Wilson”) and [NEW PROJECT ENTITY] (“Borrower Party”) (Wilson and Borrower Party collectively are referred to as “Borrower”) for the benefit of RBC CENTURA BANK, a North Carolina banking corporation ((individually, as a co-lender and as administrative agent for all co-agent [all as defined below “Lender”]).

RECITALS

A.  Lender has previously established an unsecured revolving line of credit for Borrower pursuant to that certain Borrowing Base Loan Agreement (Syndicated Revolving Line of Credit) dated as of June 29, 2007 (as the same has been or may be amended from time to time, “Loan Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

B.  Borrower wishes to apply to include additional “Lots” and “Homes” as “Eligible Property” within an “Approved Subdivision” for purposes of calculating the “Borrowing Availability” under the “Master Line” (all as defined in the Loan Agreement), which Lots and Homes are more particularly described in the attached Schedule “1” (“Property”).

C.   Borrower is or shall become the owner of the Property that is being pledged and encumbered in connection with the making of the Project loan described herein (“Project Loan”).  Borrower has agreed to execute this Project Loan Sheet in connection with the inclusion of the Lots and Homes as Eligible Property, as described herein.

NOW, THEREFORE, Borrower represents, warrants and agrees with and for the benefit of Lender as follows:

AGREEMENT

1.           Joinder of Project Under the Loan Documents.

1.1.              By its execution hereof, Borrower acknowledges and agrees to be bound by all terms, conditions, and covenants set forth in the Loan Agreement, the “Note” (as defined in the Loan Agreement), and all of the other “Loan Documents” (as also defined in the Loan Agreement) executed by Borrower in connection with this Project Loan.

1.2.              Borrower acknowledges and agrees that its execution hereof is one (1) of the conditions precedent to the approval of this Property as Eligible Property under the Master Line.  Borrower shall be liable for any and all obligations under the Loan Documents pertaining to the acquisition, development and construction of the Project, as modified and supplemented by this Project Loan Sheet.

2.              Representations and Warranties.  Borrower represents and warrants to Lender that the following statements are true, correct and complete as of the date hereof:

(a)              Organization and Powers. Borrower is a corporation duly organized and validly existing under the laws of the State of Texas.  Borrower has all requisite power and authority, rights and franchises to (i) own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and (ii) to enter into and perform under the Loan Agreement and other Loan Documents.

EXHIBIT ”F” -- Page 1

(b)              Good Standing. Each Borrower has made all filings and is in good standing in each jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary, or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower.

(c)              Non-Foreign Status; Employer Identification Number. Each Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder.

(d)              Additional Documents.  Borrower shall execute any and all documents required by the Loan Agreement or any of the other Loan Documents as a condition to obtaining or effectuating the Master Line, in accordance with the requirements of the Loan Agreement.

3.           Other Matters.  All other representations and warranties set forth in the Loan Agreement are true, complete and accurate as to Borrower as of the date hereof.  All of the terms and conditions of the Loan Agreement shall apply to the Project Loan, except as expressly set forth in Schedule “2” attached hereto.

4.           Additional Covenants.  Borrower Party covenants and agrees that Borrower Party is under common control and ownership with Wilson. In that regard, Borrower Party agrees that Lenders’ agreement to make the A&D Loan and Construction Loan for the Property is of substantial and material benefit to Wilson and Borrower Party and further agrees as follows:

(a)              Borrower Party shall continue to be liable under this Agreement and the provisions hereof shall remain in full force and effect notwithstanding:

(i)            Any modification, agreement or stipulation between Borrower, Agent and Lenders, or their respective successors and assigns, with respect to the Loan Documents or the obligations encompassed thereby, including without limitation the obligations (collectively “Obligations”) secured by the Deed of Trust and/or any of the other “Security Documents” (as defined in the Loan Agreement) (collectively “Obligations”);

(ii)            Agent’s or any Lender’s waiver of or failure to enforce any of the terms, covenants or conditions contained in the Loan Documents or in any modification thereof;

(iii)                       Any discharge or release of any other Borrower Party (“Other Borrower Party”) or any guarantor from any liability with respect to the Obligations;

(iv)                       Any discharge, release, exchange or subordination of any real or personal property then held by Agent and/or Lenders as security for the performance of the Obligations;

(v)            Any additional security taken for the Obligations, whether real or personal property;

EXHIBIT ”F” -- Page 2

(vi)                       Any foreclosure or other realization on any security for the Obligations, regardless of the effect upon Borrower Party’s subrogation, contribution or reimbursement rights against Wilson or any other Borrower Party; or

(vii)                       Any additional loans or financial accommodations to Wilson or any other Borrower Party.

(b)           Borrower Party acknowledges, agrees and affirms that any financial statements, tax returns or other documents of Borrower Party heretofore delivered to Agent and Lenders are true and correct in all material respects.  Such statements were prepared in accordance with sound accounting principles consistently applied (and with standard accounting principles consistently applied) and fairly present the financial position of Borrower Party as of the date thereof in all material respects.  Borrower Party further acknowledges, agrees and affirms that no material adverse change has occurred in Borrower Party’s financial position since the date of such statements, assuming that such financial condition is determined using the same methodology employed in preparing the financial statements of Borrower Party heretofore delivered to Agent and Lenders.

5.           Direct Obligations.  The liability of Borrower Party shall be direct and immediate as a primary and not a secondary obligation or liability, and is not conditional or contingent upon the pursuit of any remedies against either Wilson or any Other Borrower Party or any other “Person” (as defined in the Loan Agreement), or against any other ”Collateral” or “Liens” (both as defined in the Loan Agreement) held by Agent, acting for and behalf of Lenders.  Borrower Party waives any rights which it may have to require that (a) Agent, acting for and on behalf of Lenders, first proceed against any Other Borrower Party or any other Person with respect to the Obligations, or (b) Agent, acting for and on behalf of Lenders, first proceed against any specific Collateral held by Agent, acting for and on behalf of Lenders, or (c) any pa5ty be joined in any proceeding to enforce the Obligations.

6.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflict of laws principles.

7.           Conditions Precedent.  In no event shall Lender have any obligation to close this Project Loan unless and until all of the following conditions are satisfied:

7.1           No Defaults.  There shall be no: (a) uncured “Default” or “Event of Default” (both as defined in the Loan Agreement) hereunder or under the Loan Documents; (b) continuing representation, covenant or warranty hereunder or under the Loan Documents that is false or misleading in any manner; and (c) event currently existing which, with the passage of time, will result in a Default or Event of Default or the falsity of any continuing representation, covenant or warranty hereunder or under the Loan Documents.

7.2           No Financial Change.  There has been no material adverse change in Borrower’s financial condition since the initial delivery by Borrower to Lender of financial information for Borrower and/or this Property.

7.3           Payment Of Costs.  Borrower shall pay all of Lender’s costs and expenses reasonably incurred in connection with the documentation and closing of this transaction, including without limitation all reasonable attorneys’ fees, title costs, recording charges and other closing fees and costs.

EXHIBIT ”F” -- Page 3

8.           Representations and Warranties.  Borrower hereby represents and warrants to Lender as follows:

8.1           No Default.  No Default or Event of Default under any of the Loan Documents has occurred that remains uncured, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a Default or an Event of Default under any of the Loan Documents.

8.2           Representations and Warranties.  As of the date hereof, all of the warranties and representations contained in all of the Loan Documents remain true, correct, complete and accurate, and upon the inclusion of the Project, all of the warranties and representations contained in all of the Loan Documents will remain true, correct, complete and accurate.

8.3           No Claims or Defenses.  As of the date hereof, neither Borrower nor, to the best of Borrower's knowledge, any of its officers, directors, employees, members, partners and/or agents has any claims against Lender nor defenses to the enforcement of any of the Loan Documents in accordance with their respective terms, as amended by this Agreement.

8.4           Satisfaction of Conditions.  All of the conditions precedent set forth above and all of the “Closing Conditions” (as defined in the Loan Agreement) set forth in the Loan Agreement, as applicable to this Property, have been fully satisfied or waived in writing by Agent.

9.           Further Assurances.  Borrower agrees to perform such other and further acts, and to execute such additional documents, agreements, notices or financing statements, as Lender deems reasonably necessary from time to time to create, preserve, continue, perfect, validate or carry out any of Lender’s rights under this Agreement and the other Loan Documents.

10.           Integration.  All rights, remedies, powers and interest provided for Lender herein are in addition to the rights, remedies, powers and interests provided for Lender in the Loan Documents, the terms and provisions of which are incorporated herein by this reference and made a part hereof.  If and to the extent any term or provision hereof is inconsistent with any term or provision of the Loan Documents, the term or provision of this Agreement shall prevail.

11.           Entire Agreement; Amendments.  This Project Loan Sheet and the other Loan Documents contain the entire agreement between Borrower and Lender with respect to this Project, and all prior negotiations, commitments, understandings and agreements pertaining to the Project are superseded by this Project Loan Sheet and the Loan Documents.  No amendment, modification, supplement, extension, termination or waiver of any provision of this Project Loan Sheet, any Loan Document, or any other agreement executed in connection with any of the foregoing shall be effective unless in writing and signed by Lender and Borrower, and then only in the specific instance and for the specific purpose given.

12.           Section Headings.  The section headings of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any provision of this Agreement.

13.           Attorneys’ Fees.  If any action or other proceeding is brought to interpret or enforce any provision of this Project Loan Sheet and the other Loan Documents, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses.

EXHIBIT ”F” -- Page 4

14.           Binding Effect.  This Project Loan Sheet and the other Loan Documents shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns, or heirs and personal representatives, as applicable, subject to any provision of the Loan Documents restricting transfers of the Property.

15.           Severability of Provisions.  No provision of this Project Loan Sheet or any other Loan Document that is held to be inoperative, unenforceable and invalid shall affect the remaining provisions, and all provisions of this Project Loan Sheet and the Loan Documents are hereby declared to be severable.

16.           Miscellaneous.  No reference to this Project Loan Sheet is necessary in any instrument or document at any time referring to the Loan Documents.  A reference to the Loan Documents shall be deemed a reference to such document as modified hereby.

17.           No Other Amendments.  Except as may be expressly amended herein, the Loan Agreement, Note, Deed of Trust and all of the other Loan Documents remain unmodified and in full force and effect.

18.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be one and the same instrument.

IN WITNESS WHEREOF, Borrower has caused this agreement to be executed as of the date set forth above.

“Borrower”

WILSON FAMILY COMMUNITIES, INC.,  a Delaware corporation

DRAFT NOT TO BE SIGNED

By:
______________________, its ______________

“Borrower Party”

[BORROWER PARTY NAME]

DRAFT NOT TO BE SIGNED

By:
______________________, its ______________

Acknowledged and Approved by Agent:

RBC CENTURA BANK, a North Carolina banking corporation

EXHIBIT ”F” -- Page 5

By:
______________________, its ______________

EXHIBIT ”F” -- Page 6

EXHIBIT ”G”
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between RBC CENTURA BANK, a North Carolina banking corporation (“Assignor”), ________________________ (“Assignee”), and RBC CENTURA BANK, a North Carolina banking corporation (“Agent”), and is dated as of [DATE].  The parties hereto agree as follows:

1.           Preliminary Statement.  Assignor is a party to a Borrowing Base Loan Agreement (Syndicated Revolving Line of Credit) dated as of June 29, 2007, and Intercreditor Agreement dated as of June 29, 2007 (which, as they may be amended, modified, renewed or extended from time to time, collectively is herein called the “Loan Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

2.           Assignment and Assumption.  Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, subject to the terms and conditions herein, (i) all of the Assignor’s rights and obligations in its capacity as Lender under the Loan Agreement and any other “Loan Documents” (as defined in the Loan Agreement) to the extent related to the amount and percentage interest identified in Item 3 of Schedule 1 hereto of all of such outstanding rights and obligations of the Assignor and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

3.           Effective Date.  The effective date of this Assignment Agreement (“Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by Agent after this Assignment Agreement, together with any consents required under the Agreement, are delivered to Agent). In no event will the Effective Date occur if the payments required to be made by Assignee to Assignor on the Effective Date are not made on or before the proposed Effective Date.

4.           Payment Obligations.  In consideration for the sale and assignment hereunder, Assignee shall pay Assignor, on the Effective Date, the amount agreed to by Assignor and Assignee.  On and after the Effective Date, Assignee shall be entitled to receive from Agent all payments of principal, interest and fees with respect to the interest assigned hereby.  Assignee will promptly remit to Assignor any interest on the “Advances” (as defined in the Loan Agreement) and fees received from Agent which relate to the portion of the Commitment assigned to Assignee hereunder for periods prior to the Effective Date and not previously paid by Assignee to Assignor.  In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

EXHIBIT ”G” -- Page 1

5.           Representations of Assignor; Limitations on Assignor’s Liability.  Assignor represents and warrants that (a) it is the legal and beneficial owner of the interest being assigned by it hereunder, (b) such interest is free and clear of any adverse claim created by Assignor, (c) the execution and delivery of this Assignment Agreement by Assignor is duly authorized, (d) it has delivered to the Assignee not less than two Business Days before the date hereof a true and complete copy of the Loan Documents, together with all amendments thereto and other modifications thereof in effect on the date hereof, (e) it has duly executed and delivered each Loan Document to which it is a party, and (f) to the best of Assignor’s actual knowledge, all conditions precedent to the making of any Advance before the date hereof were satisfied without waiver or modification except as heretofore disclosed to the Assignee in writing. It is understood and agreed that the Assignor makes no other representation or warranty of any kind to the Assignee.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution by any party other than the Assignor, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including, but not limited to, documents granting the Assignor a security interest in assets of Borrower, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, except for the Assignor’s own representations and warranties made herein, (iii) the financial condition or creditworthiness of Borrower, (iv) Borrower’s performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loan, or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loan or the Loan Documents.

6.           Representations and Undertakings of Assignee.  Assignee (a) confirms that it has received a copy of the Agreement, together with copies of the financial statements requested by Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) confirms that the execution and delivery of this Assignment Agreement by Assignee is duly authorized, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, and (g) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

7.           Governing Law.  This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas.

8.           Notices.  Notices shall be given under this Assignment Agreement in the manner set forth in the Loan Agreement.  For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the Attachment to Schedule 1.

9.           Counterparts; Delivery by Facsimile.  This Assignment Agreement may be executed in two (2) or more counterparts, all of which shall be deemed an original, but all of which together shall constitute one agreement.  Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

EXHIBIT ”G” -- Page 2

IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing below and Schedule 1 hereto as of the date first above written.

ASSIGNEE:

_________________________________________

By:
______________________, its ______________

ASSIGNOR:

RBC CENTURA BANK, a North Carolina banking corporation

By:
______________________, its ______________

AGENT:

RBC CENTURA BANK, a North Carolina banking corporation

By:
______________________, its ______________

EXHIBIT ”G” -- Page 3

SCHEDULE 1
(Assignment and Assumption Agreement)

1.           Description and Date of Agreement: Borrowing Base Loan Agreement (Syndicated Revolving Line of Credit) as of June 29, 2007 (“Loan Agreement”) by and between WILSON FAMILY COMMUNITIES, INC.,  a Delaware corporation (“Wilson”) and [NEW PROJECT ENTITY] (“Borrower Party”) (Wilson and Borrower Party collectively are referred to as “Borrower”), and RBC CENTURA BANK, a North Carolina banking corporation (individually, as a "Lender" and as "Agent" for all "Lenders" [all as defined in the Loan Agreement]).

2.           Date of Assignment Agreement: [DATE]

3.           Assigned Percentage (As of date of Item 2 above):      ___%

4.           Assignee’s Commitment (or Advances with respect to terminated Commitments) purchased
hereunder:                                                                           $_____________.00

5.           Proposed Effective Date:                                                                           [DATE]

Accepted and Agreed by Assignor:

RBC CENTURA BANK, a North Carolina banking corporation

By:____________________________________
Name:_________________________________
Title:__________________________________

Accepted and Agreed by Assignee: ___________________________________________ By:____________________________________ Name:_________________________________ Title:__________________________________
Accepted and Consented to by Agent:

RBC CENTURA BANK, a North Carolina banking corporation

By:____________________________________
Name: ________________________________
Its:______________________________________

Accepted and Consented to by Borrower:

___________________________________________

By:____________________________________
Name:_________________________________
Title:__________________________________

EXHIBIT ”G” -- Page 4

ATTACHMENT TO SCHEDULE 1
(Assignment and Assumption Agreement)

ADMINISTRATIVE INFORMATION SHEET

ASSIGNEE INFORMATION

Credit Contact:

Name: ____________________________________________	Telephone No.: ________________________________
Fax No.: ___________________________________________	Telex No.: ____________________________________
Answerback: _________________________________
Key Operations Contacts:
Lending Installation: _________________________________	Lending Installation: ___________________________
Name: ____________________________________________	Name: ______________________________________
Telephone No.: _____________________________________	Telephone No.: _______________________________
Fax No.: ___________________________________________	Fax No.: _____________________________________
Telex No.: _________________________________________	Telex No.: ____________________________________
Answerback: ______________________________________	Answerback: __________________________________

Payment Information:
Name & ABA # of Destination Bank: _________________________________________
Account Name & Number for Wire Transfer: ___________________________________
Other Instructions: ______________________________________________________

Address for Notices for Assignee: __________________________________________

RBC CENTURA BANK INFORMATION

Assignee will be called promptly upon receipt of the signed agreement.

Initial Funding Contact:	Subsequent Operations Contact:
Name: ______________________________________________	Name: ____________________________________
Telephone No.: _______________________________________	Telephone No.: _____________________________
Fax No.: _____________________________________________	Fax No.: ___________________________________
RBC Centura Bank Telex No.: _____________________________

EXHIBIT ”G” -- Page 5

Initial Funding Standards:

_______________________________

RBC Centura Bank Wire Instructions:	RBC Centura Bank, ABA # _____________

Account # __________________

Ref: WILSON FAMILY COMMUNITIES, INC., a Delaware corporation

Address for Notices for RBC Centura Bank:	11011 Richmond Avenue, Suite 850, Houston,
Texas 77042
Attn: ________________________
Fax No. _______________________

EXHIBIT ”G” -- Page 6

SCHEDULE 2
(Assignment and Assumption Agreement)

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To RBC CENTURA BANK, a North Carolina banking corporation, as Agent (the “Agent”) under the Loan Agreement described below.

Re:
Unsecured Revolving Line of Credit Agreement by and between WILSON FAMILY COMMUNITIES, INC.,  a Delaware corporation (“Wilson”) and [NEW PROJECT ENTITY] (“Borrower Party”) (Wilson and Borrower Party collectively are referred to as “Borrower”), and RBC CENTURA BANK, a North Carolina banking corporation (individually, as a "Lender" and as "Agent" for all "Lenders" [all as defined below]),.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of “Advances” (as defined in the Loan Agreement) or other extensions of credit from time to time until receipt by Agent of a specific written revocation of such instructions by Borrower; provided, however, that Agent may otherwise transfer funds as hereafter directed in writing by Borrower.

Facility Identification Number(s) ______________________________________________________________________________

Customer/Account Name ___________________________________________________________________________________

Transfer Funds To ________________________________________________________________________________________

For Account No. _________________________________________________________________________________________

Reference/Attention To ____________________________________________________________________________________

ASSIGNEE:

_____________________________________________

By: __________________________________________
Name: ________________________________________
Its: __________________________________________
Date: ________________________________________

EXHIBIT ”G” -- Page 7

EXHIBIT ”H”
[Reserved]

EXHIBIT ”H” -- Page 1

EXHIBIT ”I”
FORM OF BORROWING AVAILABILITY REPORT

EXHIBIT ”I” -- Page 1